                                                                   EXHIBIT 10.48


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]














                          STRATEGIC ALLIANCE AGREEMENT

                                     BETWEEN

                        PARTNERS HEALTHCARE SYSTEM, INC.,
                        THE GENERAL HOSPITAL CORPORATION,
                     D.B.A. MASSACHUSETTS GENERAL HOSPITAL,
                     THE BRIGHAM AND WOMEN'S HOSPITAL, INC.

                                       AND

                              DECODE GENETICS LTD.

                               DATED MAY 11, 2000

                          STRATEGIC ALLIANCE AGREEMENT


         THIS STRATEGIC ALLIANCE AGREEMENT (together with all schedules and appendices, this "Agreement"), dated as of May 11, 2000 ("Effective Date"), by and among Partners HealthCare System, Inc. a not-for-profit corporation with its principal place of business at Prudential Tower, 800 Boylston Street, Boston, Massachusetts, 02199-8001("Partners"); The General Hospital Corporation d.b.a. Massachusetts General Hospital, a Massachusetts not-for-profit corporation having its principal offices at 55 Fruit Street, Boston, MA 02114 ("MGH"); The Brigham and Women's Hospital, Inc., a Massachusetts not-for-profit corporation having its principal offices at 75 Francis Street, Boston, MA 02115 ("BWH") (BWH, Partners and MGH are each, individually, an "Institution" and, collectively, the "Institutions"); and deCODE genetics Ltd., an Icelandic corporation which is a wholly-owned subsidiary of deCODE genetics, Inc., a Delaware corporation, and having its principal offices at Lynghalsi 1, IS-110 Reykjavik, Iceland ("deCODE") creates a collaborative relationship governed by the terms and agreements contemplated under this Agreement, hereinafter referred to as the "Alliance." Partners, MGH, BWH and deCODE are each, individually, a "Party" and, collectively, the "Parties."


                                   BACKGROUND


         A. deCODE is building a database based on phenotypic healthcare information that deCODE is collecting using the homogeneous Icelandic population (the "Icelandic Healthcare Database" or "IHD") and a database based on genotypic information that deCODE intends to collect (the "deCODE Genotype Database" and collectively with the IHD, the "deCODE Database"). Institutions are creating a database based on the phenotypic and genotypic information that Institutions are collecting in connection with internal research using various heterogeneous populations ("Research Patient Data Registry" or "RPDR") (the deCODE Database and the RPDR are individually referred to as a "Database" and collectively referred to as the "Databases").

         B. Institutions and deCODE believe that by jointly performing an ongoing series of research programs, they can speed the discovery, development and commercialization of innovative health care products, and further the research, teaching, education, and public service goals of Institutions.

         C. There are three primary objectives of the Alliance: 1) to enable Institutions' investigators to conduct research sponsored by deCODE as determined by the JSC (as herein defined), pursuant to sponsored research agreements to be entered into from time to time (the "Sponsored Research Agreements"); 2) to create an information technology bridge to facilitate studies with the deCODE Database and the RPDR pursuant to the Crosswalk Development Agreement; and 3) to develop new information technology products and services relating to the use of the Crosswalk for future pharmaceutical and biotechnology applications.




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
         D. In addition, Institutions and deCODE envision that the Alliance shall encompass a wide range and growing number of interactions. More specifically, Institutions and deCODE wish to provide for, among other matters, sponsored and other forms of collaborative research which may include the enhancement of the Databases, the creation of an information technology bridging structure, the Crosswalk, to facilitate studies with both the RPDR and the deCODE Database, the establishment of standard operating procedures for querying the Databases via the Crosswalk while preserving patients' confidential information, the further development and commercialization by deCODE of inventions made during the course of such research or other activities under the Alliance by Institutions and its investigators, the licensing of technology from Institutions to deCODE, Institutions' licenses to certain of deCODE's proprietary processes and other technologies, and possible additional initiatives.

          E. This Agreement is intended to establish a framework in which the Alliance shall operate and develop.

Institutions and deCODE have, therefore, agreed as follows:

1.       Definitions.

         1.1 "Alliance" shall have the meaning assigned to such term in the Introductory paragraph.

         1.2 "BWH" shall have the meaning assigned to such term in the Introductory paragraph.

         1.3 "Clinical Trial Agreement" shall have the meaning assigned to such term in Section 2.5.2(c).

         1.4 "Confidential Information" of a Party shall mean (a) all technical or marketing reports, data or information disclosed by such Party to the other Party which is in writing and marked or otherwise designated in writing as "Confidential" or "Proprietary," (b) if disclosed orally, is indicated as confidential at the time of disclosure summarized in writing and marked or otherwise designated in writing as "Confidential" or "Proprietary" within thirty
(30) days after such disclosure, (c) all source code or object code.

         1.5 "Crosswalk" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.6 "Crosswalk Coordinator" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.7 "Crosswalk Copyrightable Works" shall have the meaning assigned to such term in the Crosswalk Development Agreement.


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         1.8 "Crosswalk Development Period" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.9 "Crosswalk Information" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.10 "Crosswalk Intellectual Property Rights" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.11 "Crosswalk Inventions" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.12 "Crosswalk Project" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.13 "Database Facilitator" shall have the meaning assigned to such term in Section 4.3.2.

         1.14 "Databases" shall have the meaning assigned to such term in the Background section.

         1.15 "deCODE" shall have the meaning assigned to such term in the Introductory paragraph.

         1.16 "deCODE Database" shall have the meaning assigned to such term in the Background section.

         1.17 "deCODE Genotype Database" shall have the meaning assigned to such term in the Background section.

         1.18 "deCODE's Indemnitees" shall have the meaning assigned to such term in Section 12.1.2.

         1.19 "deCODE Materials" shall have the meaning assigned to such term in any Sponsored Research Agreement under which such deCODE Materials are provided by deCODE.

         1.20 "deCODE Notice" shall have the meaning assigned to such term in
Section 10.5.

         1.21 "Effective Date" shall have the meaning assigned to such term in the Introductory paragraph.

         1.22 "Embedded Technology" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.23 "Executive Officers" shall have the meaning assigned to such term in Section 2.4.2.


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         1.24 "Icelandic Healthcare Database" or "IHD" shall have the meaning assigned to such term in the Background section.

         1.25 "Institution" and "Institutions" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.26 "Institution Crosswalk Information" shall have the meaning assigned to such term in the Crosswalk Development Agreement.

         1.27 "Institutions' Indemnitees" shall have the meaning assigned to such term in Section 12.1.1.

         1.28 "Institution Materials" shall have the meaning assigned to such term in any Sponsored Research Agreement under which such Institution Materials are provided by any Institution.

         1.29 "Institution Notice" shall have the meaning assigned to such term in Section 10.5.

         1.30 "Institution Research Data" shall have the meaning assigned to such term in the Sponsored Research Agreement.

         1.31 "IP Project Leader" shall have the meaning assigned to such term in Section 4.7.

         1.32 "JAMS" shall have the meaning assigned to such term in Section
13.2.

         1.33 "JSC" shall have the meaning assigned to such term in Section 2.1.

         1.34 "MGH" shall have the meaning assigned to such term in the Introductory paragraph.

         1.35 "Other Technology" shall mean the design, technical description and software (including programs, modules, code, algorithms, flowcharts, diagrams, documentation and the like) developed by a Party outside the scope of the Crosswalk Development Agreement, whether before or during the Crosswalk Development Period, which is used to facilitate studies from, a Party's database (e.g., genotypic or phenotypic database infrastructure, a query tool), and which a Party licenses to the other Party pursuant to a Software License Agreement entered into by the Parties as provided in Section 4.5.

         1.36 "Party" and "Parties" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.37 "Partners" shall have the meaning assigned to such term in the Introductory paragraph.


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         1.38 "Research Patient Data Registry" of "RPDR" shall have the meaning assigned to such term in the Background section.

         1.39 "Software License Agreement" shall have the meaning assigned to such term in Section 4.5.

         1.40 "Sponsored Research Agreement" shall have the meaning assigned to such term in Section 2.5.2(c).

         1.41 "Term" shall have the meaning assigned to such term in Section
10.1.

         1.42 "Work Plan" shall have the meaning assigned to such term in the Crosswalk Development Agreement or Sponsored Research Agreement, as the case may be.

2.       Joint Steering Committee.

         2.1 Composition. A Joint Steering Committee (the "JSC") shall coordinate the interactions between Institutions and deCODE provided for by this Agreement. The JSC shall consist of four representatives of each of Institutions and deCODE. Members of the JSC shall be appointed from time to time by the respective Executive Officers of Institutions and deCODE and shall serve at the pleasure of the officer who appoints them. If either Party changes its representatives on the JSC, it shall provide prompt written notice to the other Party of such change. Members of the JSC shall include individuals within the senior management, and in the case of Institutions also faculty, of each Party. Each Party may, upon the consent of both Parties, invite non-member representatives of such Party to attend meetings of the JSC, as such Party deems appropriate.

         2.2 Officers. The chairperson and secretary of the JSC shall serve co-terminous one (1)-year terms, each commencing on the Effective Date or an anniversary thereof, as the case may be. The right to name the chairperson and the secretary of the JSC shall alternate between the Parties, and each chairperson and secretary shall be named no later than ten (10) days after the commencement of his or her term. The initial chairperson shall be selected by deCODE and the initial secretary shall be selected by Institutions. The chairperson shall, if practicable, send written notice of all meetings to all members of the JSC no less than ten (10) days before the date of each meeting.

         2.3 Meetings. During the term of this Agreement, the JSC shall meet in person at least once during every calendar quarter, and more frequently as the Parties deem appropriate, on such dates, and at such places and times, as the Parties shall agree. Meetings of the JSC that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree. The members of the JSC also may convene or be polled or consulted from time to time by means of telecommunications, videoconferences, electronic mail or correspondence, as deemed necessary or appropriate.

         2.4 Vote Required for JSC to Act.


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                  2.4.1 The JSC shall act only by favorable vote of both (a) a majority of the representatives of deCODE present at any meeting of the JSC at which an action is to be taken, and (b) a majority of the representatives of Institutions present at such meeting; provided, however, no action shall be taken at any such meeting unless at least two representatives of each Party (including for this purpose any proxy representative appointed as provided below) are present at the meeting. Attendance at any meeting of the JSC may be by telephone or videoconference, or by other similar electronic means. If a member of the JSC is unable to attend a meeting, he or she may appoint, in writing, a proxy to participate and vote in his or her stead.

                  2.4.2 If, with respect to a matter that is subject to the JSC's decision-making authority (and except as otherwise provided in Section 2.4.3), the JSC cannot reach consensus within fifteen (15) days after it has met and attempted to reach such consensus, the matter shall be referred on the sixteenth (16th) day to the Chief Executive Officer of deCODE, or such other similar position designated by deCODE from time to time, and the Chief Executive Officer of Partners, or such other similar position designated by Institutions from time to time (such officers, collectively, the "Executive Officers"), for resolution. The Executive Officers shall use reasonable efforts to resolve the matter referred to them. If the Executive Officers cannot reach a mutually acceptable decision within fifteen (15) days after the matter was referred to them, then the Parties shall submit such matter to arbitration in accordance with Section 13.2. THE FOREGOING REMEDY SHALL BE EACH PARTY'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY SUCH DISPUTE.

                  2.4.3 If the JSC receives a deCODE Notice or an Institution Notice pursuant to Section 10.5, the JSC shall have a meeting as soon as practicable thereafter, and in any event not more than ten (10) days after receipt of such deCODE Notice or Institution Notice. If the JSC cannot reach consensus within ten (10) days after it has met and attempted to reach such consensus, the matter shall be referred on the eleventh (11th) day to the Executive Officers for resolution. The Executive Officers shall use reasonable efforts to resolve the matter referred to them. If the Executive Officers cannot reach a mutually acceptable decision within ten (10) days after the matter was referred to them, then deCODE shall send a notice of termination as required in
Section 10.5.

                  2.4.4 In no event shall the decision-maker under this Section
2.4 (including any arbitration panel) have the final authority to make any decision that: (a) would be inconsistent with any of the laws, rules and regulations pertaining to the use of either of the Databases, including: (1) in the case of the IHD, the operating license granted to deCODE by the Icelandic Ministry of Health and Social Security, the agreement dated January 21, 2000 between the Icelandic Minister of Health and Social Security and deCODE concerning such operating license and the Icelandic Act on a Health Sector Database No. 139/1998 as same may be amended from time to time, and (2) in the case of the RPDR, the laws, rules and regulations of Massachusetts and the United States government or any agency thereof and the policies of Institutions, including without limitation the decisions of the Institutional Review Boards of Partners, MGH or BWH; (b) would compromise patients' confidential information or disclose Confidential Information to any third party; or (c) would be inconsistent with the research, teaching, education and public


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
service mission of Institutions, as reasonably determined by Institutions.

                  2.4.5 For all purposes under this Agreement, any decision made pursuant to Section 2.4.2 or Section 2.4.3 shall be deemed to be the decision of the JSC.

         2.5      Responsibilities of the JSC.

                  2.5.1 The JSC shall be responsible for directing the future development of the Alliance, and shall explore new areas of possible cooperation between Institutions and deCODE.

                  2.5.2 In connection with research sponsored by deCODE at any Institution under a Sponsored Research Agreement or a Clinical Trial Agreement, as applicable, the JSC shall:

                           (a) Review the research proposals submitted by deCODE
or any Institution, including the Work Plan and budget responding to such research proposal prepared by such Institution, provided that such proposals are consistent with deCODE's internal needs and strategies, and select those research proposals that shall be funded in whole or in part with the funds provided under Section 3.2; provided that neither Party shall be required to participate in a proposed research project without such Party's consent;

                           (b) Use an accelerated review process, as determined
by the Parties, to review all such research proposals, including the final work proposal and budget therefor, and, on the basis of such review process, select those research proposals which shall be conducted by an Institution and funded with the funds provided under Section 3.2.

                           (c) Review and approve the terms of each Sponsored
Research Agreement, which shall be substantially in the form attached hereto as Appendix A (each, a "Sponsored Research Agreement"), and each Clinical Trial Agreement, which shall be substantially in the form attached hereto as Appendix B (each, a "Clinical Trial Agreement"), as applicable, which shall be negotiated by the Parties for each research proposal and budget selected by the JSC pursuant to Section 2.5.2(a);

                           (d) Oversee all research projects selected by the JSC
pursuant to Section 2.5.2(a), (b) and (c), using as oversight criteria the research policies of the Institution in which the research is conducted and the research policies of deCODE, and using periodic informational status reports and updates concerning the sponsored research provided by the Principal Investigator and the deCODE Representative (as such terms are defined in the relevant Sponsored Research Agreements or the Clinical Trial Agreements, as the case may
be);




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
                           (e) Determine royalty rates, milestone dates,
milestone payments and/or annual minimum payments for any License Agreement (as defined in the Sponsored Research Agreement or the Clinical Trial Agreement, as applicable) to be entered into between deCODE and an Institution pursuant to any Sponsored Research Agreement or Clinical Trial Agreement, as the case may be, as provided in such Sponsored Research Agreement or such Clinical Trial Agreement; and

                           (f) Resolve any disputes between deCODE and any
Institution arising under or in connection with any Sponsored Research Agreement or Clinical Trial Agreement.

                  2.5.3 In connection with the development of the Crosswalk, and the development, marketing and sales of products and services therefrom, the JSC shall:

                           (a) Review and approve the Work Plan and budget for
the Crosswalk Project to be conducted pursuant to the Crosswalk Development Agreement, ensuring that such Work Plan includes the cost accounting methods by which costs shall be incurred, a recitation of the allocation of funds for project operating and maintenance costs, the source of funds to be used in connection with project costs (including personnel resource contributions from Institutions for operation and maintenance costs), and a work schedule specifying task commencement and completion dates, all as contemplated by the Crosswalk Development Agreement.

                           (b) Oversee the Crosswalk Project, based on periodic
reports from the Crosswalk Coordinators appointed by each of the Parties pursuant to the Crosswalk Development Agreement;

                           (c) Establish the commercial terms, including service
fees, for use of the Crosswalk, including use of all query tools, other information technology tools and infrastructure software, which are components of the Crosswalk and are used to facilitate studies with the RPDR or both Databases;

                           (d) Review and establish standard operating
procedures for the facilitation of studies with the Databases via the Crosswalk. Such standard operating procedures shall prevent disclosure to third parties of Confidential Information of the Parties and patients' confidential information and shall be in compliance with: (i) each Party's internal operating procedures regarding such Party's Database, and (ii) all laws, rules and regulations applicable to such Database, including: (1) in the case of the IHD, the operating license granted to deCODE by the Icelandic Ministry of Health and Social Security, the agreement dated January 21, 2000 between the Icelandic Minister of Health and Social Security and deCODE concerning such operating license and the Icelandic Act on a Health Sector Database No. 139/1998 as same may be amended from time to time, and (2) in the case of the RPDR, the laws, rules and regulations of Massachusetts and the United States government or any agency thereof and the policies of Institutions, including without limitation the decisions of the Institutional Review Boards of Partners, MGH or BWH.


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                           (e) Monitor compliance with all laws with respect to
the use of the Crosswalk;

                           (f) Establish criteria for determining the royalty
rate(s) (1) to be paid by deCODE to Institutions based on the revenues obtained from the products and services related to the Crosswalk, and (2) to be paid by Institutions to deCODE for revenues obtained from Institutions' use of the Crosswalk, or any components of the Crosswalk, pursuant to Section 4.3.1(c), until such time as the Parties discontinue marketing and sales of such products and services, or as determined by the Parties, such products and services have no commercial value; in each case such royalty rate(s) to be based on the customary standards in agreements between academia and industry for joint development of the Crosswalk, including the Crosswalk Intellectual Property Rights to be licensed, which take into account: (i) the type of product or services which shall be developed using such Crosswalk; (ii) the amount of resources (in the form of financial, in kind technology, personnel, and the like) contributed by each Party to the development of the Crosswalk; (iii) the degree to which the license is for a Crosswalk Invention or Crosswalk Copyrightable Work owned solely by Institution, solely by deCODE or jointly by both Parties; (iv) the extent of the development required to create a commercializable product or service; (v) potential sales volume and profitability of the products or services; and (vi) projected expenses to develop and market the products or services.

                           (g) Resolve any disputes between the Crosswalk
Coordinators and/or IP Project Leaders of the Parties arising under or in connection with the Crosswalk Development Agreement and this Agreement; and

                           (h) Resolve any disputes between deCODE and any
Institution arising under or in connection with the Crosswalk Development Agreement and this Agreement.

         2.6      Minutes of Meetings.

                  2.6.1 With the sole exception of specific items of the meeting minutes to which the chairperson and the secretary cannot agree and which are escalated as provided in Section 2.4.2, definitive minutes of all JSC meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain, as follows:

                           (a) Within ten (10) days after each JSC meeting, the
secretary shall prepare and distribute to all members of the JSC draft minutes of the meeting. Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC and a list of any issues to be resolved by the Executive Officers.

                           (b) The chairperson shall then have ten (10) days
after receiving such draft minutes to collect comments thereon from the members of its Party and provide them to the secretary.

                           (c) Upon the expiration of such second ten (10) day
period, the


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chairperson and the secretary of the JSC shall have an additional ten (10) days to discuss each other's comments and finalize the minutes. The secretary and chairperson shall each sign and date the final minutes. The signature of the chairperson and the secretary upon the final minutes shall indicate each Party's assent to the minutes.

                  2.6.2 If at any time during the preparation and finalization of the JSC meeting minutes, the secretary and the chairperson do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process as provided in Section 2.4.2. The decision resulting from the escalation process shall be recorded by the secretary in amended finalized minutes for said meeting. All other issues in the minutes that are not subject to such escalation shall be finalized within a thirty (30)-day period as provided in Section 2.6.1.

                  2.6.3 Each Party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the JSC.

3.       Sponsored Research and Clinical Trial Agreements.

         3.1 Research Projects. Beginning on the Effective Date and continuing thereafter for the next three (3) years, unless sooner terminated:

                  3.1.1 deCODE and Institutions shall prepare and submit research proposals to the other, through the JSC, from time to time for proposed research or clinical studies. In preparing such proposals, the Parties shall implement scientist-to-scientist communications between deCODE and Institutions and shall consider the position of the other Party. The Parties currently anticipate that the Parties shall submit approximately [CONFIDENTIAL TREATMENT REQUESTED] research proposals each year, and that these proposals may be for studies which involve [CONFIDENTIAL TREATMENT REQUESTED]. To the extent that the Parties expand the proposals (e.g., [CONFIDENTIAL TREATMENT REQUESTED]), the Parties acknowledge and agree that the terms of a Sponsored Research Agreement may need to be modified to address the additional issues raised by such development;

                  3.1.2 Any Institution may submit a draft work proposal and budget in response to any such research proposal for review and discussion with deCODE, through the JSC.

                  3.1.3 The JSC shall review all such research proposals, including the final work proposal and budget therefor, as provided in Section 2.5.2, and shall, on the basis of such review process, select those research proposals which shall be conducted by an Institution and funded with the funds provided under Section 3.2.

                  3.1.4 Subject to Section 2.5.2 of this Agreement, upon selection of a research proposal by the JSC, deCODE and the Institution that submitted the work proposal and budget therefor shall enter into negotiations to reach a mutually acceptable Sponsored Research Agreement or Clinical Trial Agreement, as applicable, which, if completed, shall govern all rights and obligations of the parties with respect to such research proposal and any results or inventions therefrom.

                  3.1.5 The parties may, by mutual agreement and upon written consent of the JSC, modify the Sponsored Research Agreement or the Clinical Trial Agreement, as applicable, as the Parties deem necessary or desirable to allow for specific work performed as a result or in furtherance of the sponsored research or clinical study.

                  3.1.6 Nothing in this Section 3.1 shall be deemed to require deCODE to submit any particular research proposal to any Institution, or to require any Institution to submit a work proposal and budget for any such research proposal, or to require either Party to enter into any Sponsored Research Agreement or any Clinical Trial Agreement.

         3.2 Funding. In consideration of the undertaking by Institutions, deCODE shall provide a total of up to [CONFIDENTIAL TREATMENT REQUESTED] of research funding to support the research proposals selected by the JSC for which a Sponsored Research Agreement or a Clinical Trial Agreement is entered into.

4.       Crosswalk Project.

         4.1 Work Plan. Under the direction and oversight of the JSC as set forth in this Agreement:

                  4.1.1 Simultaneously with the execution of this Agreement, deCODE and Institutions shall enter into the Crosswalk Development Agreement attached hereto as Appendix C (the "Crosswalk Development Agreement"). An outline of the format and strategy to be employed by the Alliance in the development of the Crosswalk shall be attached thereto, and shall include the development of an information technology bridge to facilitate studies with the Databases by a number of means including the creation of common definitions of disease classifications, common structure and field compatibility of the Databases and the creation of tools to query those Databases.

                  4.1.2 The final Work Plan and budget shall be agreed upon by the JSC, as provided in Section 2.5.3, and attached to the Crosswalk Development Agreement.

         4.2 Funding. Following the execution of the Crosswalk Development Agreement, deCODE shall provide funding to Institutions, and Institutions shall provide project operation and maintenance contributions, as set forth in the Crosswalk Development Agreement.

         4.3      Use of Crosswalk.

                  4.3.1 From the Effective Date and during the period that the Parties are paying royalties on the sales of products and services using the
Crosswalk:




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
                           (a) Each of deCODE and Institutions shall have the
co-exclusive right (solely with the other Party) to use the Crosswalk to facilitate studies with the Databases for non-commercial internal research, education and patient care purposes, including research for any state or federal agency, private or public foundation, except foundations owned or operated by a commercial entity other than deCODE, but not for commercially sponsored research or for private or public foundations which have contractual obligations to commercial entities with respect to such research or any other commercial applications, and for such other similar purposes that the JSC determines is appropriate, from time to time; and

                           (b) deCODE shall have the exclusive right to use the
Crosswalk, or any component parts of the Crosswalk, to facilitate studies with the deCODE Database for commercially sponsored research for the benefit of any commercial third party or for private or public foundations or any third party which have contractual obligations to a commercial third party related to such Crosswalk use, without any obligation to Institutions with respect to such use; and

                           (c) Institutions shall have the exclusive right to
use the Crosswalk, or any component parts of the Crosswalk, to facilitate studies with the RPDR for commercially sponsored research for the benefit of any commercial third party or for private or public foundations or any third party which have contractual obligations to a commercial third party related to such Crosswalk use, according to the commercial terms established by the JSC pursuant to Section 2.5.3(c) and subject to the royalty obligation established by the JSC therefor pursuant to Section 2.5.3(f);

                           (d) deCODE shall have the exclusive right to use the
Crosswalk for all other purposes in connection with the development and marketing of products and services using the Crosswalk pursuant to Section 4.6, including the right to sublicense the use of the Crosswalk, if necessary, in connection therewith, pursuant to the terms and conditions set forth in this Agreement, according to the commercial terms established by the JSC pursuant to
Section 2.5.3(c) and subject to the royalty obligation established by the JSC therefor pursuant to Section 2.5.3(f); and

                           (e) All use of the Crosswalk pursuant to this Section
4.3.1 shall be in compliance with all standard operating procedures established for such Database pursuant to Section 2.5.3(d) and as provided in Section 4.3.2.

                           (f) Notwithstanding anything in this Section 4.3.1 to
the contrary, each Party shall have the right to use any Embedded Technology contributed by such Party for use in the Crosswalk to facilitate studies with such Party's own Database for any purpose without obligation to the other Parties. Therefore, if a Party contributed Embedded Technology for use in the Crosswalk, and uses such Embedded Technology to facilitate studies with such Party's own Database but otherwise does not use any component of the Crosswalk, such Party shall have no obligation to the other Parties with respect to such use.

                  4.3.2 All requests for the facilitation of studies with the other Party's Database by either Party, whether for internal research purposes pursuant to Section 4.3.1(a) or for commercial use pursuant to Section 4.3.1(d), shall be made by the requesting Party to a designated representative of the other Party (such other Party's representative, its "Database Facilitator"). The Database Facilitator for each Party shall be responsible for conducting all such requests and for coordinating the involvement of any other representatives of such Party or of any governmental agency necessary to be involved in such request, pursuant to such Party's internal process and procedures for such queries and facilitation. Each Party hereby agrees to comply with such procedures and cooperate with the other Party's Database Facilitator to process such request for study facilitation in compliance with all standard operating procedures established by the JSC and applicable to such Party's Database. Each Party's Database Facilitator may prohibit a request to facilitate a study with such Party's Database if such request is not consistent with such standard operating procedures.

                  4.3.3 Nothing in Section 4.3.1 shall prohibit either Party from using any software or other intellectual property, including query tools and information technology tools (other than another Party's Other Technology licensed as provided in Section 4.5) developed, owned, controlled and developed outside the scope of the Crosswalk Project by such Party and not contributed by such Party to the Crosswalk Project to facilitate studies with such Party's own Database for any purpose without obligation, financial or otherwise, to the other Party.

                  4.3.4 Nothing in this Section 4.3 shall permit either Party to disclose any data contained in the other Party's Database at any time without compliance with Section 6 or such other Party's prior written consent.

         4.4      License Grants for Use of Crosswalk.

                  4.4.1 To enable the use of the Crosswalk by deCODE as contemplated by Section 4.3.1, Institutions hereby grant deCODE, subject to the terms and conditions of this Agreement:

                           (a) The co-exclusive (with Institutions with respect
to the rights specifically reserved by Institutions by Section 4.3.1 and 4.4.2), worldwide right and license under Institutions' rights in and to the Crosswalk Intellectual Property Rights (including the right and license to use, copy, distribute and sublicense the Crosswalk Copyrightable Works, including "joint works" or jointly-owned works as determined under the United States Copyright Laws or the laws of any foreign jurisdiction, in any country without the consent of Institutions and without the duty to account to Institutions for any profits or royalties on account of such use, copying, distribution or sublicensing except as otherwise provided in this Agreement), to develop, make, have made, use, import, export, lease, offer to sell, sell, have sold and otherwise exploit products and services using the Crosswalk for the purposes provided in Section
4.3.1 according to the commercial terms established by the JSC pursuant to
Section 2.5.3; and

                           (b) The non-exclusive license to use the Institution
Crosswalk Information, and Institution Research Data not exclusively licensed to deCODE by the License

Agreements entered into pursuant to any Sponsored Research Agreement, to develop, make, have made, use, import, export, lease, offer to sell, sell, have sold and otherwise exploit products and services using the Crosswalk for the purposes provided in Section 4.3.1 according to the commercial terms established by the JSC pursuant to Section 2.5.3; and

                           (c) The right to grant sublicenses with respect to
the rights and licenses granted under this Section 4.4.1 to third parties;

provided, however, that the right to use any Crosswalk Intellectual Property Rights covering any Embedded Technology contributed to the Crosswalk by Institutions shall be a non-exclusive right and license.

                  4.4.2 To enable the use of the Crosswalk by Institutions as contemplated by Section 4.3.1, it is understood that the granting of the licenses in Section 4.4.1 is subject to the right of Institutions to make and use such Crosswalk Intellectual Property Rights, Institution Crosswalk Information and Institution Research Data for the purposes provided in Section 4.3.1, and that if federal funding supported such Crosswalk Intellectual Property Rights, deCODE's license shall be subject to the rights, conditions and limitations imposed by U.S. law including without limitation the royalty-free non-exclusive license granted to the U.S. government (see 35 U.S.C. Section 202 et seq. and regulations pertaining thereto).

                  4.4.3 To enable the use of the Crosswalk by Institutions as contemplated by Section 4.3.1, deCODE hereby grants to Institutions, a co-exclusive (with deCODE with respect to the rights specifically reserved by deCODE by Section 4.3.1), worldwide right and license under deCODE's rights in and to the Crosswalk Intellectual Property Rights (including the right and license to use, copy, distribute and sublicense the Crosswalk Copyrightable Works, including "joint works" or jointly-owned works as determined under the United States Copyright Laws or the laws of any foreign jurisdiction, in any country without the consent of Institutions and without the duty to account to Institutions for any profits or royalties on account of such use, copying, distribution or sublicensing except as otherwise provided in this Agreement), to develop, make, have made, use, import, export, lease, offer to sell, sell, have sold and otherwise exploit products and services using the Crosswalk for the purposes provided in Section 4.3.1 according to the commercial terms established by the JSC pursuant to Section 2.5.3; provided, however, that the right to use any Crosswalk Intellectual Property Rights covering any Embedded Technology contributed to the Crosswalk by deCODE shall be a non-exclusive right and license.

         4.5 Use of Other Technology. The Parties contemplate that they will enter into a software license agreement for Institutions to acquire a license to certain Other Technology the first such license attached hereto as Appendix E shall pertain to a software product of deCODE that manages work flow for genetic studies. Additional software license agreements, if any, shall be substantially in the form of the software license agreement attached hereto as Appendix E. In addition, each Party shall have the right, but not the obligation, to permit the other Party to use such of such Party's Other Technology as the Parties may agree upon from time to time, subject to Section 4.3 and pursuant to the terms of software license agreements to be entered into between the Parties to license such Other Technology, which shall be on terms and conditions as the Parties may agree. All software license agreements entered into with respect to any Other Technology under this Agreement shall be a "Software License Agreement."

         4.6 Product Development and Marketing. deCODE shall be responsible for all product development and marketing of products and services using the Crosswalk, as described in Section 4.3.1(d), at deCODE's sole expense. Institutions shall appoint a marketing and development representative from Institutions, at Institutions' sole expense, who shall: (a) provide a communication contact between deCODE and Institutions; and (b) have the day-to-day responsibility for overseeing and coordinating, on behalf of Institutions, the marketing and development activities being conducted by deCODE as contemplated herein. deCODE shall present a marketing plan to the JSC periodically for the JSC's review and comment.

         4.7 Intellectual Property Protection. The Institutions and deCODE shall each appoint a representative (such Party's "IP Project Leader") to: (a) develop strategies for the protection of the Crosswalk Intellectual Property Rights; (b) provide a communication contact between Institutions and deCODE to discuss intellectual property protection issues, review, comment and/or approve filings, responses, actions or the like with respect to Crosswalk Intellectual Property Rights matters; and (c) have the day-to-day responsibility for overseeing and coordinating protection of the Crosswalk Inventions, Crosswalk Copyrightable Works and the marketing and development activities on behalf of Institutions contemplated in this Agreement. Each Party's IP Project Leader shall be responsible for coordinating input on intellectual property matters from such Party's patent counsel and such other representatives of such Party as are necessary to finalize decisions regarding such matters. The IP Project Leaders shall submit periodic reports regarding the status and plans for intellectual property protection to the JSC for its review and comment, and the IP Project Leaders shall comply with the strategy directives from the JSC concerning such intellectual property matters.

5.       Ownership of Data and Intellectual Property.

         5.1 Institutions Ownership. Institutions shall retain all right, title and interest in the RPDR and any data contained therein, and shall have the right to use the RPDR without any obligation to deCODE.

         5.2 deCODE Ownership. deCODE shall retain all right, title and interest in the deCODE Database and any data contained therein, and shall have the right to use the deCODE Database without any obligation to Institutions.

         5.3 Specific Agreements. The rights of each Party with respect to the ownership of inventions and data arising under any Sponsored Research Agreement or under the Crosswalk Development Agreement shall be governed by the terms of the applicable Sponsored Research Agreement or the Crosswalk Development Agreement. deCODE's right to commercialize any such invention or work of authorship shall be determined by the license terms of the Crosswalk Development Agreement, this Agreement, any Sponsored Research Agreement and any License Agreement entered into as a result thereof. The rights of each Party with respect to any Other Technology shall be governed by the terms of the applicable Software License Agreement.

6.       Publications.

         The publication of any data or information arising from or developed in the performance of the Sponsored Research Agreements, or any License Agreements resulting therefrom, or the Crosswalk Development Agreement shall be governed by the relevant terms and conditions of such agreements as such agreements relate to publication.

7.       Expanded Relationship.

         7.1 Expanding Alliance. Prior to January 1, 2002, the Parties shall meet to determine if they want to expand this Alliance to:

                  7.1.1    [CONFIDENTIAL TREATMENT REQUESTED]; and/or

                  7.1.2    [CONFIDENTIAL TREATMENT REQUESTED].

         7.2 Right of First Offer. In the event that the Parties do not negotiate an agreement to accomplish the goals set forth in Sections 7.1.1 or 7.1.2, then deCODE shall have a right of first offer to enter into an agreement therefor, as follows:

                  7.2.1 At any time during the Term of this Agreement, Institutions, or any one of them, are interested in entering into such an agreement with a third party, Institutions shall give written notice thereof to deCODE, together with any and all relevant information regarding such arrangement that Institutions have in their possession or control, and including a summary term sheet of the material terms and conditions of such arrangement. deCODE shall have thirty (30) days after receipt of such written notice and all such information and data to decide whether or not it is interested in entering into such an agreement with Institutions, or any one of them.

                  7.2.2 If deCODE notifies Institutions in writing within such thirty (30)-day period that it is interested in entering into such an agreement, then the Parties shall promptly commence good faith negotiations, for a period of up to one hundred twenty (120) days after deCODE provides such notice to Institutions, in an effort to reach mutually acceptable definitive agreements. During such one hundred twenty (120)-day period, Institutions shall not negotiate or discuss such an arrangement with any third party. If, despite each Party's good faith efforts, Institutions, or any one of them., and deCODE are not able reach definitive agreements within such one hundred twenty (120)-day period, then Institutions shall be free to negotiate with any third party for such arrangement without further obligation to deCODE.

         7.3 Other Expansion. In the event either Party desires to expand the Alliance other than as described in Section 7.1, such Party shall submit a proposal of such expansion to the other Party for consideration. If the other Party is interested in discussing such expansion, then each Party shall negotiate in good faith, on a non-exclusive basis, to establish mutually agreeable terms on which to expand the Alliance.

8.       Confidential Information.

         8.1 Duty of Nondisclosure. Except as otherwise provided in Section 8.2, during the term of this Agreement and for a period of ten (10) years thereafter, each Party agrees to use reasonable efforts not to disclose to third parties any Confidential Information disclosed to it by the other Party.

         8.2 Scope. Nothing in this Agreement shall limit any Party in any way from: (a) disclosure of information required by a public authority; or (b) disclosure of information that is necessary to prevent imminent danger to the public; provided, however, in each case the disclosing Party shall promptly inform the other Party of its intent to disclose such information and the reasons for such disclosure.

         8.3 Exceptions. Information received from the other Party hereto shall not be deemed Confidential Information, and the receiving Party shall have no obligation of confidentiality with respect to such information which:

                  8.3.1 As of the Effective Date, is part of the public domain;

                  8.3.2 Subsequently becomes part of the public domain through no fault of the receiving Party;

                  8.3.3 The receiving Party can show was in its possession, as evidenced by written records kept in the ordinary course of business or by the proof of actual use at the time of executing this Agreement, and which information had not been wrongfully acquired, directly or indirectly, from the disclosing Party;

                  8.3.4 Is subsequently disclosed to the receiving Party by a third party not in violation of any right of, or obligation to, the other Party hereto;

                  8.3.5 Is required to be disclosed by operation of law, provided that the receiving Party has given advanced notice of the proposed disclosure to the disclosing Party, or

                  8.3.6 Is developed by or on behalf of the receiving Party without reference to the disclosing Party's Confidential Information, as evidenced by written records.

         8.4 Injunctive Relief. In addition to any other right or remedy it may have and without the posting of any bond or other security, each Party shall be entitled to seek injunctions to enjoin or restrain the other Party from any violation or threatened violation of this Section 8.

9.       Publicity and Advertising.

         No Party shall, without the prior written consent of the other Party, use in endorsement, advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the other Party or such Party's employees or agents. Each Party shall permit its name to be used: (a) whenever required by law or regulation, including without limitation disclosure to the Securities and Exchange Commission, provided, however, that a Party using another Party's name shall, to the extent reasonably practicable as solely determined by such using Party, provide a copy of such proposed disclosure to such other Party in advance and give consideration to such other Party's comments and requests regarding such disclosure, but shall not be obligated to perform any act or omission in response to such comments or requests; (b) by deCODE in connection with its capital raising and financing purposes, based upon standard statements established by the mutual agreement of the Parties; (c) to make a joint mutually agreeable public announcement about the initiation of the Alliance, the support of Research pursuant to Sponsored Research Agreements, and the development of the Crosswalk pursuant to the Crosswalk Development Agreement, a copy of such public announcement is attached as Appendix D; (d) to make routine acknowledgments of the Alliance and the basic substance of the Alliance, based upon standard statements established by the mutual agreement of the Parties. If no such standard statements have been established, then the disclosing Party shall provide the non-disclosing Party with an opportunity to review, comment on and approve the disclosure in advance of making such disclosure; and (e) as required under the terms of the Crosswalk Development Agreement, Sponsored Research Agreement and Software License Agreement. Nothing in this Section 9 shall preclude deCODE's use of Institutions' names, trademarks, logos, symbols, or other images in connection with the marketing and sale of products and services pursuant to this Agreement, provided that any such use shall remain subject to the approval of the Public Affairs Officer of the Institution whose name, trademark, logo, symbol or other image is so used.

10.      Term; Termination Provisions.

         10.1 Term. The initial term of this Agreement shall be three (3) years, provided that no later than three (3) months prior to the end of such three year term, the Parties may mutually agree in writing to extend the term of this Agreement for an additional two (2) year term (the initial period plus any extension, the "Term"). At such time as the Parties may mutually agree to extend the initial term of this Agreement, the Parties shall consider, in good faith, the effect of termination of this Agreement during such extended period by deCODE pursuant to Section 10.3 or termination of the Crosswalk Development Agreement pursuant to Section 8.2 thereof during such extended period by deCODE. Any writing providing for such extension shall also provide for the effect of such termination events during such extension.

         10.2 Breach by deCODE. If deCODE fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, Institutions shall have the option of terminating this Agreement upon written notice thereof; provided, however, that deCODE shall have the right to cure such default during such sixty
(60) day period.

         10.3 Breach by Institutions. If any Institution fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, deCODE shall have the option of terminating this Agreement upon written notice thereof; provided, however, that such Institution shall have the right to cure such default during such sixty (60) day period.

         10.4 Termination by deCODE for Infeasibility. In the event that deCODE determines that the Alliance is scientifically or economically not feasible or no longer is consistent with deCODE's business strategy, deCODE may terminate this Agreement at any time during the Term by giving written notice of termination to Institutions thirty (30) days prior to the effective date of such termination.

         10.5 Termination by deCODE for Other Reasons. In the event that either deCODE or Institutions in good faith reasonably believe that the purposes of the
Alliance: (i) are materially inconsistent with any laws or regulations that become effective after the Effective Date, or (ii) significantly jeopardize the research, teaching, education and/or public service missions of Institutions; or
(iii) significantly jeopardize deCODE's status and position in the Icelandic or international community in a manner not otherwise covered by Section 10.4, then deCODE or Institutions, as the case may be, shall send notice of such belief to the JSC (if deCODE sends such notice, a "deCODE Notice" and, if Institutions send such notice, an "Institution Notice"). If the JSC or the Executive Officers makes a determination, pursuant to the procedures set forth in Section 2.4, that confirms such belief, or if agreement cannot be reach pursuant to Section 2.4.3, then deCODE shall promptly terminate this Agreement by giving written notice of termination to Institutions, and the effective date of such termination shall be the date which is six months after the date of such determination pursuant to
Section 2.4.3. Such termination shall also be deemed to be notice of termination of the Crosswalk Development Agreement pursuant to Section 8.4 thereof. In the event of a termination of this Agreement by deCODE pursuant to this Section 10.5, at any time during such six month notice period, deCODE may, in its sole discretion, terminate any or all Sponsored Research Agreements and Clinical Trial Agreements that have been entered into on or before the date of notice of such termination by giving Institutions ten (10) days' prior notice of such termination(s). Upon notice of termination of this Agreement by deCODE, in addition to the obligations provided in Section 8.5.1 or Section 8.5.4 of the Crosswalk Development Agreement, as the case may be, during the six month period, Institutions each Party shall cooperate with the other Party shall to exchange or transfer to deCODE all knowledge, data, information and know-how acquired by Institutions the Parties in connection with the performance of this Agreement or the Crosswalk Development Agreement and shall cooperate with deCODE to provide for an orderly transition of such knowledge, data, information and know-how consistent with the rights of the Parties with respect to such knowledge, data, information and know-how.

         10.6  Effect of Termination on Funding Obligations.

                  10.6.1 In the event that this Agreement is terminated by Institutions pursuant to Section 10.2, or by deCODE pursuant to Section 10.4 or by deCODE pursuant to Section 10.5 following a deCODE Notice, deCODE shall reimburse Institutions for contractual commitments and financial obligations incurred under this Agreement by Institutions during the Term if such financial obligations or contractual commitments cannot reasonably be cancelled by Institutions; provided however, that deCODE's obligations to reimburse for commitments and obligations incurred under any agreements contemplated hereunder, such as the Crosswalk Development Agreement, any Sponsored Research Agreements, Clinical Trial Agreements, License Agreements or Software License Agreements, shall be governed solely by such agreements. Institutions shall use their best efforts to terminate or cancel all contractual commitments and other financial obligations as soon as possible to avoid incurring additional expenses.

                  10.6.2 In the event that this Agreement is terminated by deCODE pursuant to Section 10.3, all funding obligations of deCODE under this Agreement shall cease as of the effective date of such termination; provided however, that deCODE's obligations to reimburse for commitments and obligations incurred under any agreements contemplated hereunder, such as the Crosswalk Development Agreement, any Sponsored Research Agreements, Clinical Trial Agreements, License Agreements or Software License Agreements, shall be governed solely by such agreements.

                  10.6.3 In the event that this Agreement is terminated by deCODE pursuant to Section 10.5 following an Institution Notice, all funding obligations of deCODE under this Agreement shall cease immediately upon receipt of notice of such termination; provided however, that deCODE's obligations to reimburse for commitments and obligations incurred under any agreements contemplated hereunder, such as the Crosswalk Development Agreement, any Sponsored Research Agreements, Clinical Trial Agreements, License Agreements or Software License Agreements, shall be governed solely by such agreements.

         10.7     Effect of Expiration or Termination on Rights.

                  10.7.1 Upon the (1) the expiration of the Term pursuant to
Section 10.1, or (2) the earlier of: (i) such time as the Parties discontinue marketing and sales of products and services pursuant to this Agreement, or (ii) otherwise as determined by the Parties, such products and services have no commercial value, or (3) termination of this Agreement by Institutions pursuant to Section 10.2, or (4) termination of this Agreement by deCODE pursuant to
Section 10.4, or (5) termination of this Agreement by deCODE pursuant to Section
10.5 following a deCODE Notice, or (6) termination of the Crosswalk Development Agreement by Institutions pursuant to Section 8.1 thereof, or (7) termination of the Crosswalk Development Agreement by deCODE pursuant to Section 8.3 thereof, then:

                           (a) Each Party shall thereafter have the
non-exclusive right to use the Crosswalk and any components of the Crosswalk, and a non-exclusive license under the Crosswalk Intellectual Property Rights and Crosswalk Information owned solely by the other Party (including the right and license to use, copy, distribute and sublicense the Crosswalk Copyrightable Works, including "joint works" or jointly-owned works as determined under the United States Copyright Laws or the laws of any foreign jurisdiction, in any country without the consent of the other Party and without the duty to account to the other Party for any profits or royalties on account of such use, copying, distribution or sublicensing), without obligation to such other Party, to facilitate studies with such Party's own Database or for any purpose other than to facilitate studies with the other Party's Database; and

                           (b) Each Party shall have the right to use the other
Party's Other Technology for which a Software License Agreement was entered into to facilitate studies with such Party's own Database as provided for pursuant to the terms of such Software License Agreement.

                  10.7.2 Upon the termination of this Agreement by deCODE pursuant to Section 10.3, or termination of the Crosswalk Development Agreement by deCODE pursuant to Section 8.2 thereof, where either such termination is effective on or before the second anniversary of the Effective Date, or upon the termination of this Agreement at any time by deCODE pursuant to Section 10.5 following an Institution Notice, then:

                           (a) deCODE shall thereafter have the exclusive right
to use the Crosswalk and any components of the Crosswalk, and an exclusive license under the Crosswalk Intellectual Property Rights and Crosswalk Information owned solely or jointly by Institutions (including the right and license to use, copy, distribute and sublicense the Crosswalk Copyrightable Works, including "joint works" or jointly-owned works as determined under the United States Copyright Laws or the laws of any foreign jurisdiction, in any country without the consent of Institutions and without the duty to account to Institutions for any profits or royalties on account of such use, copying, distribution or sublicensing), without obligation to Institutions, to facilitate studies with the deCODE Database or for any purpose other than to facilitate studies with Institution's Database;

                           (b) deCODE shall have the right to use any Other
Technology of any Institution for which a Software License Agreement was entered into to facilitate studies with the deCODE Database as provided for pursuant to the terms of such Software License Agreement;

                           (c) Institutions shall have no right to use the
Crosswalk or any components of the Crosswalk for any purpose, and all licensed granted to Institutions by deCODE with respect to any Crosswalk Intellectual Property Rights or Crosswalk Information shall cease; and

                           (d) Institutions' right to use any Other Technology
of deCODE for which a Software License Agreement was entered into shall terminate as provided for pursuant to the terms of the respective Software License Agreements;

provided, however, that Institutions shall continue to have the right to use any Embedded Technology contributed by Institutions for use in the Crosswalk to facilitate studies with the RPDR or for any purpose other than to facilitate studies with the deCODE Database, and any Crosswalk Intellectual Property Rights covering any such Embedded Technology.

                  10.7.3 Upon the termination of this Agreement by deCODE pursuant to Section 10.3 or termination of the Crosswalk Development Agreement by deCODE pursuant to Section 8.2 thereof, where such termination is effective after the second anniversary, but on or before the third anniversary, of the Effective Date, subject to Section 10.1, then

                           (a) Each Party shall thereafter have the
non-exclusive right to use the Crosswalk and any components of the Crosswalk, and a non-exclusive license under the Crosswalk Intellectual Property Rights and Crosswalk Information owned solely by the other Party (including the right and license to use, copy, distribute and sublicense the Crosswalk Copyrightable Works, including "joint works" or jointly-owned works as determined under the United States Copyright Laws or the laws of any foreign jurisdiction, in any country without the consent of the other Party and without the duty to account to the other Party for any profits or royalties on account of such use, copying, distribution or sublicensing), without obligation to such other Party, to facilitate studies (other than studies using the other Party's Database) for any non-commercial internal research, education and patient care purposes, including research for any state or federal agency, private or public foundation, except foundations owned or operated by a commercial entity other than deCODE, but not for commercially sponsored research or for private or public foundations which have contractual obligations to commercial entities with respect to such research or any other commercial applications;

                           (b) deCODE shall thereafter have the exclusive right
to use the Crosswalk and any components of the Crosswalk, and an exclusive license under the Crosswalk Intellectual Property Rights and Crosswalk Information owned solely or jointly by Institutions (including the right and license to use, copy, distribute and sublicense the Crosswalk Copyrightable Works, including "joint works" or jointly-owned works as determined under the United States Copyright Laws or the laws of any foreign jurisdiction, in any country without the consent of Institutions and without the duty to account to Institutions for any profits or royalties on account of such use, copying, distribution or sublicensing), without obligation to Institutions, to facilitate studies with the deCODE Database or for any purpose other than those described in Section 10.7.3(a) and other than to facilitate studies using Institution's Database; and

                           (c) Each Party shall have the right to use the other
Party's Other Technology for which a Software License Agreement was entered into to facilitate studies with such Party's own Database as provided for pursuant to the terms of such Software License Agreement;

provided, however, that each Party shall continue to have the right to use any Embedded Technology contributed by such Party for use in the Crosswalk to facilitate studies with such Party's own Database or for any purpose other than to facilitate studies with the other Party's Database, and any Crosswalk Intellectual Property Rights covering any such Embedded Technology.

         10.8 Return of Confidential Information. In the event that either Party's right to use the Crosswalk is terminated pursuant to Section 10.7, such Party shall return to the other Party such other Party's Confidential Information, other than Confidential Information required to carry out any surviving rights under any other valid agreement between the Parties, and one copy of such other Party's Confidential Information may be retained for such Party's legal archives.

         10.9 Other Agreements Unaffected. Termination of this Agreement shall not terminate or otherwise affect any Sponsored Research Agreement, Crosswalk Development Agreement, License Agreement, Software License Agreement or other agreements between or among the deCODE and Institutions, or any of them, entered into during the term of this Agreement, except as otherwise specifically provided in this Agreement or in such other agreement.

11.      Representations.

         11.1 Representation of Authority; Consents. Each Party represents and warrants to the other Party that, as of the Effective Date, it has full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

         11.2 No Conflict. Each Party represents to the other Party that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder: (a) do not conflict with or violate such Party's Articles of Incorporation and Bylaws, or other organizational documents, or any requirement of applicable laws or regulations; and (b) do not and shall not conflict with, violate, breach, constitute a default or require any consent under any contractual obligation of such Party.

         11.3 Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other Party that there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party, expressly threatened, against such Party before or by any governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to: (a) materially impair the ability of such Party to perform its obligations under this Agreement; or (b) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

12.      Indemnification; Insurance.

         12.1     Indemnification.

                  12.1.1 deCODE shall indemnify, defend and hold harmless Institutions and their respective trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Institution Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Institution Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments of a third party to the extent arising out of any breach of deCODE's representations and warranties set forth in Section 11 or any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement; and shall, at deCODE's own expense, provide attorneys reasonably acceptable to

Institutions to defend against any actions brought or filed against such Institution Indemnitees whether or not such actions are rightfully brought.

                  12.1.2 Institutions, jointly and severally, shall indemnify, defend and hold harmless deCODE and its directors, officers, professional staff, employees, and agents and their respective successors, heirs and assigns (the "deCODE Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the deCODE Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments of a third party to the extent arising out of any breach of Institutions' representations and warranties set forth in
Section 11; and shall, at Institutions' own expense, provide attorneys reasonably acceptable to deCODE to defend against any actions brought or filed against such deCODE Indemnitees whether or not such actions are rightfully brought.

                  12.1.3 deCODE's indemnification under Section 12.1.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Institution Indemnitees.

                  12.1.4 This Section 12.1 shall survive expiration or termination of this Agreement.

         12.2     Insurance.

                  12.2.1 Beginning at such time as any such product, process or service relating to use of the Crosswalk is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by deCODE or by a licensee, affiliate or agent of deCODE, deCODE shall procure and maintain, at deCODE's sole expense, commercial liability insurance in amounts not less than [CONFIDENTIAL TREATMENT REQUESTED] per incident and [CONFIDENTIAL TREATMENT REQUESTED] annual aggregate and naming the Institution Indemnitees as additional insureds. Such commercial liability insurance shall provide: (a) product liability coverage; and (b) broad form contractual liability coverage for deCODE's indemnification under Section 12.1. If deCODE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [CONFIDENTIAL TREATMENT REQUESTED]annual aggregate) such self-insurance program must be acceptable to Institutions and the Risk Management Foundation. In the event deCODE's sublicensees elect to self-insure all or part of such limits, such self-insurance program shall be deemed acceptable to the Institutions and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Section 12.2 shall not be construed to create a limit of deCODE's liability with respect to its indemnification under Section 12.1.

                  12.2.2 deCODE shall provide Institutions with written evidence of such insurance upon request of Institutions. deCODE shall provide Institutions with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if deCODE does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, Institutions shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

                  12.2.3 deCODE shall maintain such commercial liability insurance beyond the expiration or termination of this Agreement during: (a) the period that any such product, process, or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by deCODE or by a licensee, affiliate or agent of deCODE; and (b) a reasonable period after the period referred to in clause (a), which in no event shall be less than seven (7) years.

                  12.2.5 This Section 12.2 shall survive expiration or termination of this Agreement.

         12.3 Disclaimer. OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, COPYRIGHT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO THE OTHER PARTY HEREUNDER AND HEREBY DISCLAIMS THE SAME.

13.      Alternative Dispute Resolution.

         13.1 Negotiation. The Parties shall attempt in good faith to resolve, through negotiation, any dispute, claim or controversy arising out of or relating to this Agreement. Either Party may initiate negotiations by providing written notice in letter form to the other Party, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five (5) days with a written statement of its position on, and recommended solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.

         13.2 Arbitration. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties according to Section 13.1 shall be submitted for final and binding arbitration before JAMS/Endispute ("JAMS") pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and shall be held at a mutually agreeable location or in New York City. Either Party may commence the arbitration process pursuant to this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Party. Unless the Parties otherwise agree in writing, the arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is greater than $250,000, exclusive of interest; or the arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is $250,000 or less, exclusive of interest; provided however, that all arbitrators must be knowledgeable and experienced in the biotechnology and bioinformatics industries and, in the case of a dispute concerning the Crosswalk, the software development industry, and must not be affiliated through employment or otherwise with a competitor of any Party, as determined through mutual assent of the Parties. The Parties shall cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The Parties shall participate in the arbitration in good faith, and shall share equally in its costs. The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the Party against whom enforcement is ordered.

         13.3 Injunctive Relief. This Section 13 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

         13.4 Prohibited Database Use. Notwithstanding this Section 13, any Party may prohibit (the "Prohibiting Party") another's use of the Prohibiting Party's Database where such Prohibiting Party determines in good faith that such use contravenes the Prohibiting Party's internal use policies concerning such Database. Such prohibition shall in no way limit the liability of the Prohibiting Party for damages.

14.      Miscellaneous.

         14.1 Governing Law. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

         14.2 Independent Contractors. No Party shall have the right to direct or control the activities of any other Party or other Party's personnel in the performance of activities under this Agreement, and each Party shall act hereunder only as an independent contractor; nothing herein contained shall be construed to be inconsistent with that relationship or status. Under no circumstances shall Institution or any Institution Personnel be considered to be an employee or agent of deCODE, or deCODE or any deCODE Personnel be considered any employee or agent of any Institution. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

         14.3 Assignment. No Party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other Parties, which consent shall not be unreasonably withheld; provided, however, that any Party may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement.

         14.4 Entire Agreement. This Agreement, the Sponsored Research Agreements and Clinical Trial Agreements (including any License Agreements entered into pursuant thereto), Software License Agreements, and the Crosswalk Development Agreement constitute the entire and only agreements among the Parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded by this Agreement.

         14.5 Notices. All notices, demands and other communications of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered, or when shipped by private express carrier (signature required), shipment charges prepaid, or when sent via facsimile transmission (receipt verified) to the Party to whom delivery shall be made at the respective addresses as set out below.

If to Partners, to:                        With a copy to:

Partners HealthCare System, Inc.           Partners HealthCare System, Inc.
Prudential Tower, 800 Boylston Street      Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199-8001           Boston, Massachusetts 02199-8001
Attn:  Crosswalk Coordinator               Attn:  Vice President, Corporate
Institution Agreement #________            Sponsored Research and Licensing
Telephone: (617) 726-5518                  Telephone: (617) 278-1088
Facsimile: (617) 726-5501                  Facsimile: (617) 236-4906

If to MGH, to:                            If to BWH, to:

Massachusetts General Hospital            The Brigham and Women's Hospital, Inc.
149 13th Street, Suite 1101               1249 Boylston St., Suite 201
Charlestown, Massachusetts 02129          Boston, Massachusetts 02215
Attn:  Director, Corporate Sponsored      Attn:  Director, Corporate Sponsored
Research and Licensing                    Research and Licensing
Institution Agreement #2000A001262        Institution Agreement #A3328
Telephone: (617) 278-1068                 Telephone: (617) 525-6031
Facsimile: (617) 278-1668                 Facsimile: (617) 525-6011

If to deCODE, to:

deCODE genetics Ltd.
Lynghalsi 1
IS-110 Reykjavik, Iceland
Attn: Crosswalk Coordinator
Telephone:  +354-570-1900
Facsimile:  +354-570-1901

         14.6 Modification. No modification or waiver of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by all Parties.

         14.7 Waiver. No waiver of any rights shall be effective unless assented to in writing by the Party to be charged with such waiver, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

         14.8 Headings. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         14.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to deCODE or to Institutions.

         14.10 Construction. The Parties have participated equally in the creation of this Agreement; the language of this Agreement shall not be presumptively construed against either Party.

         14.11. Survival. The provisions of Sections 1, 2.4.2, 5, 8, 9, 10.6 through 10.9, 12, 13, 14.1, 14.9, 14.10 and 14.11 shall survive any expiration or termination of this Agreement.

         14.12 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but all of which together shall constitute one and the same agreement.

                                      * * *

         In witness whereof, each Institution and deCODE have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

PARTNERS HEALTHCARE SYSTEM, INC.            DECODE GENETICS LTD.


BY: __/s/ Eugene Braunwald_______           BY: ___/s/ Kari Stefansson________

NAME: __Eugene Braunwald_______             NAME: ___Kari Stefansson________

TITLE: __V.P. Academic Programs__           TITLE: __President and CEO_______

DATE: ___ 5/16/2000_____________            DATE:   ___5/11/2000_____________


THE GENERAL HOSPITAL CORPORATION             THE BRIGHAM AND WOMEN'S HOSPITAL,
D.B.A. MASSACHUSETTS GENERAL HOSPITAL        INC.


BY: __/s/ Marvin C. Guthrie______           BY: ___/s/ Brian N. Hicks_________

NAME: __Marvin C. Guthrie, J.D._            NAME: ___Brian N. Hicks_________

TITLE: _V.P. Patents, Licensing__           TITLE: ____Director, Corporate____
         and Industry Sponsored                        Sponsored Research
             Research                                   and Licensing
DATE:   _11_May_2000_____________           DATE: ___5/12/2000______________

                                   APPENDIX A

                          SPONSORED RESEARCH AGREEMENT

                                   APPENDIX B

                            CLINICAL TRIAL AGREEMENT

                                   APPENDIX C

                         CROSSWALK DEVELOPMENT AGREEMENT

                                   APPENDIX D

                            JOINT PUBLIC ANNOUNCEMENT

                                   APPENDIX E

                           SOFTWARE LICENSE AGREEMENT

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]














                          SPONSORED RESEARCH AGREEMENT

                                     BETWEEN

                            [NAME OF INSTITUTION(S)]

                                       AND

                              DECODE GENETICS LTD.

                            DATED ____________, 2000

                          SPONSORED RESEARCH AGREEMENT

         THIS SPONSORED RESEARCH AGREEMENT (the "Agreement"), effective __________, 2000 ("Effective Date"), is by and between [name of Partners' Institution] (for example, The General Hospital Corporation d.b.a. Massachusetts General Hospital, a Massachusetts not-for-profit corporation having its principal offices at 55 Fruit Street, Boston, MA 02114, or The Brigham and Women's Hospital, Inc., a Massachusetts not-for-profit corporation having its principal offices at 75 Francis Street, Boston, MA 02115) ("Institution"), acting on behalf of Dr._________, and deCODE genetics Ltd., an Icelandic corporation which is a wholly-owned subsidiary of deCODE genetics, Inc., a Delaware corporation, and having its principal offices at Lynghalsi 1, IS-110 Reykjavik, Iceland ("deCODE") (Institution and deCODE, each a "Party;" collectively, the "Parties").

                                   BACKGROUND

         Institution has ongoing research in the area of ______ conducted by Dr. _________________, and desires to obtain funding and technical support from deCODE to further such research. deCODE wishes to obtain from Institution an option to obtain certain rights to inventions and copyrights that are developed during the course of research funded by deCODE hereunder.

         The Parties have, therefore, agreed as follows:

1.       Definitions.

         1.1 "Collaborator" shall mean with respect to a Party, a third party with whom such Party has agreed jointly to research and/or develop one or more products or services relating to or based upon the Research.

         1.2 "Confidential Information" of a Party shall mean (a) all technical or marketing reports, data or information disclosed by such Party to the other Party which is in writing and marked "Confidential," "Proprietary" or the like, or, if disclosed orally, is indicated as confidential at the time of disclosure and is summarized in writing and marked or otherwise designated in writing as "Confidential," "Proprietary" or the like within thirty (30) days after such disclosure, and (b) all source code or object code disclosed by such Party to the other Party; provided however, Research Data other than deCODE Research Data set forth in Appendix E shall not be considered Confidential Information of the disclosing Party.

         1.3 "Copyright" shall mean the copyright subsisting in accordance with United States Copyright Law, foreign copyright laws and international agreements in the Copyrightable Work, together with any United States or foreign copyright registration application or resulting copyright registration.

         1.4 "Copyrightable Work" shall mean any original work of authorship fixed in any tangible medium of expression, now known or later developed, from which it can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, including without limitation computer programs and related documentation, which is authored by any Investigator solely or jointly with deCODE or deCODE personnel in the performance of Research, or prepared by any Investigator in the performance of Research and within the scope of his or her employment by Institution as a Work-Made-For-Hire (as that capitalized term is defined in United States Copyright Law) for which Institution is considered the author and owner solely or jointly with deCODE or deCODE personnel. Notwithstanding the foregoing, as used herein, "Copyrightable Work" shall exclude (a) databases and (b) works authored by any Investigator of an academic or scholarly nature such as notebooks, textbooks, publications or abstracts in scientific journals or presentations, regardless of whether such works were created in performance of the Research.

         1.5 "Crosswalk Development Agreement" shall mean the agreement between Partners Healthcare Systems, Inc., The General Hospital Corporation d.b.a. Massachusetts General Hospital, The Brigham and Women's Hospital and deCODE dated May 11, 2000.

         1.6 "CSRL" shall mean the Institution's Corporate Sponsored Research and Licensing office, or any successor thereto.

         1.7 "deCODE" shall have the meaning assigned to such term in the Introductory paragraph.

         1.8 "deCODE Materials" shall mean any biological material or substance first discovered, produced or made by an employee of deCODE or otherwise to which deCODE has rights and which deCODE provides to Institution in connection with the Research pursuant to this Agreement; provided however, that deCODE Materials shall not include tissues, bodily fluids, or other materials from patients, including without limitation genetic material.

         1.9 "deCODE Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.10 "deCODE Representative" shall be ____________________, or such other representative as deCODE may subsequently designate in writing, who shall be responsible for the communications and collaboration with Institution relating to the Research.

         1.11 "deCODE Research Data" shall mean any research data, formulae, process information or other information pertaining to the Research produced by a deCODE employee or consultant in the performance of, or relating to, the Research, including without limitation any research data, formulae, process information or other information provided by deCODE to Institution or Investigators for the purpose of performing or in connection with the performance of the Research. Notwithstanding the foregoing, the term "deCODE Research Data" shall not include patient identifiers or other patient confidential information.

         1.12 "Effective Date" shall have the meaning assigned to such term in the Introductory paragraph.

         1.13 "Field of Research" shall mean ___________ [TO BE DEFINED TAKING INTO CONSIDERATION ITS USE IN SECTION 2.4].

         1.14 "Institution" shall have the meaning assigned to such term in the Introductory paragraph.

         1.15 "Institution Materials" shall mean any biological material or substance first discovered, produced or made by an Investigator in the performance of Research; provided, however, that Institution Materials shall not include tissues, bodily fluids, or other materials from patients, including without limitation genetic material.

         1.16 "Institution Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.17 "Institution Research Data" shall mean any research data, formulae, process information or other information pertaining to the Research produced by an Investigator in the performance of Research, but shall not include patient identifiers or other patient confidential information.

         1.18 "Intellectual Property Rights" shall mean the statutory rights and protection afforded Patent Rights and/or Copyrightable Works by the patent and copyright laws of the country where such right is sought, it being understood that any individual category of intellectual property may be afforded more than one such statutory right.

         1.19 "Invention" shall mean any new and useful process, machine, manufacture, or composition of matter in the Field of Research conceived and reduced to practice, solely or jointly, by any Investigator in the performance of Research.

         1.20 "Investigator" shall mean the Principal Investigator and any other member of Institution's Professional Staff, graduate student, undergraduate student, or employee of Institution who shall perform Research under the direction of the Principal Investigator.

         1.21 "IP Costs" shall have the meaning assigned to such term in Section 7.5.

         1.22 "IP Project Leader" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.23 "JAMS" shall have the meaning assigned to such term in Section
13.2.

         1.24 "Joint Copyrightable Work" shall have the meaning assigned to such term in Section 7.3.

         1.25 "Joint Invention" shall have the meaning assigned to such term in
Section 7.3.

         1.26 "Joint Research Data" shall mean any research data, formulae, process information or other information pertaining to the Research which is jointly produced by one or more Investigators and one or more deCODE employees or consultants in the performance of Research, but does not include patient identifiers or other patient confidential information.

         1.27 "Materials" shall mean deCODE Materials and Institution Materials, collectively.

         1.28 "Party" or "Parties" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.29 "Patent Right" shall mean any United States patent application, including any division or continuation and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, which contains one or more claims to an Invention. Patent Rights shall also include those claims of any continuation-in-part of the aforementioned patent applications to the extent they claim an Invention.

         1.30 "Patient Tissues" shall mean any tissues, bodily fluids, or other materials from patients, including without limitation genetic material.

         1.31 "Performance Period" shall mean the period during which Investigators shall conduct the Research pursuant to the Work Plan, beginning on the Effective Date and ending (a)_____ ( ) year(s) from the Effective Date, and any extension thereof mutually agreed upon by the Parties in writing, or (b) on the date this Agreement is terminated pursuant to Sections 2.3 or 12, whichever shall occur first.

         1.32 "Principal Investigator" shall mean          , who shall be
responsible for the direction and conduct of the Research at Institution.

         1.33 "Research" shall mean the research program described in the Work Plan attached as Appendix A, entitled __________________, that is funded in whole or in part by deCODE and performed by an Investigator solely or jointly with deCODE under this Agreement.

         1.34 "Research Data" shall mean deCODE Research Data, Institution Research Data and Joint Research Data, collectively.

         1.35 "Software License Agreement" shall mean the agreement between Partners Healthcare Systems, Inc., The General Hospital Corporation d.b.a. Massachusetts General Hospital, The Brigham and Women's Hospital and deCODE dated ___________, 2000.

         1.36 "Strategic Alliance Agreement" shall mean the agreement between Partners Healthcare Systems, Inc., The General Hospital Corporation d.b.a. Massachusetts General Hospital, The Brigham and Women's Hospital and deCODE dated May 11, 2000.

         1.37 "Third Party Project" shall have the meaning assigned to such term in Section 2.4.2.

         1.38 "Transfer Letter" shall mean the correspondence to accompany the transfer of Materials, in substantially the same form as that attached as Appendix C.

         1.39 "Work Plan" shall have the meaning assigned to such term in
Section 2.1.

2.       Scope of Work.

         2.1 Work Plan. The scope of the Research, including research goals and objectives, to be performed by Institution through the laboratory of the Principal Investigator is described in Appendix A (the "Work Plan").

         2.2 Performance of Research. Institution, through the laboratory of the Principal Investigator, shall use all reasonable efforts to perform the Research in accordance with the Work Plan. The Research shall be conducted in the laboratory, and under the direction and supervision, of the Principal Investigator.

         2.3 Change in Principal Investigator. If for any reason Dr. __________ is unable to fulfill the responsibilities of the Principal Investigator required to carry out the Research, the Parties shall negotiate in good faith the continuance of the Research under the direction and supervision of a different Principal Investigator. However, if another Principal Investigator satisfactory to deCODE cannot be agreed upon, then deCODE may terminate this Agreement immediately upon giving notice thereof.

         2.4      Exclusivity.

                  2.4.1 At any time during the term of this Agreement, either Party may propose in writing additional research in the Field of Research not previously described in the Work Plan for the Research as set forth in Appendix
A. Each such proposal shall include a description of the additional research proposed, a budget of the costs to be funded by deCODE, and a schedule of payment of such costs. Unless the Parties shall otherwise agree in writing, negotiations between them over any such proposal shall not extend beyond the sixtieth (60th) day next following the date when the proposal shall have first been so made, and whenever such negotiations shall end without agreement between the Parties to proceed with the proposed research, the Party proposing the additional research may proceed without the other Party and seek funding from any other sponsor, including but not limited to a commercial sponsor, as set forth in Section 2.4.2. When such proposal is accepted by Institution and deCODE, it shall be appended hereto as an addendum to the Work Plan and shall be subject to the terms and conditions of this Agreement unless otherwise specified, and the Research described therein shall commence and budgeted amounts shall be paid as set forth in the proposal or as otherwise agreed by the Parties in writing. In no event shall any additional research be added to the Research nor shall the direction of Research be altered without the concurrence of the Director of CSRL of the Institution.

                  2.4.2 Notwithstanding any contrary provision, an Investigator shall not seek funding from another commercial sponsor for an additional research proposal in the Field of Research unless and until such proposal has been submitted to deCODE in accordance with the foregoing Section 2.4.1 and the Parties have failed to agree in writing to append such proposal hereto as an addendum to the Work Plan within the stipulated sixty (60) days. In the event of such failure to agree, an Investigator shall be free to seek and accept funding from such commercial sponsor for such research proposal (the "Third Party Project"), provided that, in the reasonable determination of the Joint Steering Committee created pursuant to the Strategic Alliance Agreement, after consultation with the Investigator: (a) the subject matter of the Third Party Project is not so closely related scientifically to the Research that sponsorship of such Third Party Project by such other commercial sponsor would create a conflict of interest for Institution or any Investigator performing the Research; (b) the risk of subject matter overlaps between the Research and such Third Party Project is minimal; (c) the Third Party Project would not conflict with the terms and conditions of this Agreement and would not have a material impact on the Research or Institution's ability to perform the Research; and (d) such other commercial sponsor of the Third Party Project is not a competitor of deCODE in any of its business areas that would create a conflict of interest.

                  2.4.3 An Investigator shall be free at any time to seek funding for any research in the Field of Research, including additional funding for the Research, from any international, federal or state agencies, or from any not-for-profit foundations except foundations owned or operated by a commercial entity other than deCODE or which have obligations to commercial entities with respect to such research; provided, however, that such Investigator shall follow the procedures set forth in Section 6 with respect to any grant applications and progress reports disclosing Research Data.

                  2.4.4 Investigators shall be free at any time to seek funding from any source for any research outside the Field of Research.

3.       Payments.

         3.1 Amount. Payments to Institution in support of the Research during the Performance Period shall be made in advance as follows:

                       $______________on [DATE] ____________;
                       $______________on [DATE] ____________;
                       $______________on [DATE] ____________;

for a total payment of $______________________ as set forth in the attached Appendix B, entitled "Budget." Such funds shall be used to support the direct and attendant indirect costs (as determined by Institution's policies on indirect cost, as communicated to deCODE from time to time) of the Research. All of such funding of direct costs shall be used by Institution as deemed necessary and appropriate by the Principal Investigator to carry out the Research and achieve the research goals and objectives set forth in the Work Plan.

         3.2 Payment Method. Checks for all payments to Institution under this Agreement shall reference Agreement number _____and be made payable to:

           NAME: _________________________________________

           ATTN:  Director, Corporate Sponsored Research and Licensing

                      (INSTITUTION'S CSRL ADDRESS)

           ____________________________
           ____________________________
           ____________________________
           Institution Agreement #_____

         3.3 Payment Records; Audit Rights. Institution shall maintain records of its expenditures of funds received under this Agreement in accordance with its customary accounting policies and procedures and shall provide to deCODE a summary of its expenditures within ninety (90) days after the end of each elapsed year during the Performance Period. During the Performance Period and for two years thereafter, deCODE, on reasonable notice, during normal business hours and at its own expense, may examine Institution's accounting records with respect to expenditures under this Agreement. In the event that any funds were paid by deCODE to Institution and not used during the Performance Period, Institution may retain such excess amount if Institution agrees to extend the Performance Period and continue to use such funds to further the Research conducted under this Agreement under the auspices of the Principal Investigator, in which case all rights to such research and the results thereof shall be granted to deCODE to the same extent as provided in this Agreement with respect to the Research.

4.       Transmission of, and Rights To Use, Institution Materials and deCODE
Materials.

         4.1 Use of deCODE Materials by Institution. Institution and Principal Investigator shall not distribute deCODE Materials to anyone other than Investigators or use them for any purpose other than Research without the prior written approval of deCODE.

         4.2 Use of Institution Materials by deCODE. Upon deCODE's request, Principal Investigator shall provide deCODE with an amount of such Institution Materials as is reasonably requested and shall not interfere with Investigators' ability to conduct Research. deCODE shall have the right to use Institution Materials provided to it for: (a) any commercial purposes, including but not limited to the development, manufacture, sale and use of any product; (b) for research and development purposes, provided, however, that uses that may lead to publications are discussed in advance with the Principal Investigator and that Investigators who produced the Institution Materials are given credit in accordance with scientific custom, by acknowledgment or co-authorship as appropriate, in any resulting publications; and (c) transfers to third parties; provided, however, that deCODE has obtained the prior written permission of the Principal Investigator for such transfers.

         4.3 Transfer Letters. Institution Materials provided to deCODE and deCODE Materials provided to Investigators shall be accompanied by, and subject to the terms of, a Transfer Letter in substantially the same form as that attached as Appendix C.

         4.4 Use of Institution Materials by Institution.

                  4.4.1 During the period Research is being performed hereunder, Institution and Principal Investigator shall have the right to transfer Institution Materials to not-for-profit entities or persons known to be affiliated therewith, provided that such entities or persons agree in writing not to: (a) transfer such Institution Materials to any other person or entity; and (b) use such Institution Materials for commercial purposes.

                  4.4.2 During the period Research is being performed hereunder, Institution and Principal Investigator shall not, without deCODE's prior written approval, distribute or knowingly allow to be distributed Institution Materials to for-profit entities or persons known to be employed thereby or performing research sponsored thereby in the Field of Research unless:

                           (a) A description of the Institution Materials is
published in a journal that requires dissemination of described materials as a condition for publication;

                           (b) Institution and deCODE have mutually agreed not
to seek Patent Rights claiming such Institution Materials or its manufacture or use; or

                           (c) Such distribution is required by the policies,
regulations or guidelines of the U.S. government.

                  4.4.3 Under the circumstances described in 4.4.2(a), (b) or
(c), Institution and Principal Investigator shall have the right to distribute such Institution Materials to:

                           (a) Such entities or persons who agree in writing not
to (i) transfer such Institution Materials to any other person or entity; and
(ii) use such Institution Materials for commercial purposes; and

                           (b) Third persons solely for the purpose of obtaining
chemical, physical, or biological analysis or characterization of such Institution Materials, provided that such persons agree in writing not to (i) transfer such Institution Materials or any non-public information regarding such Institution Materials to any other person or entity; and (ii) use such Institution Materials for any purpose other than the agreed-upon analysis or characterization and not to disclose such analysis or characterization to any third party.

         4.5 Transfer Agreement for Patient Tissues. In the event that any Patient Tissues are to be transferred from Institution to deCODE for the purposes of this Agreement, such Patient Tissues shall be provided under the terms and conditions of a Transfer Agreement for Patient Tissue Samples in substantially the same form as that attached as Appendix D.

5.       Technical Reports and Use of Research Data.

         5.1 Final Report. Within sixty (60) days after the completion of the Research, the Principal Investigator shall submit a comprehensive final report regarding all data, information and materials obtained from the Research to deCODE. In addition, the Principal Investigator shall submit other periodic reports as may be provided for in the Work Plan.

         5.2 Use of Research Data by deCODE. deCODE shall have the right to use the Institution Research Data and Joint Research Data to the extent that such use does not infringe any Patent Rights of Institution not expressly licensed to deCODE. deCODE shall not provide any unpublished Institution Research Data to any third party without the Principal Investigator's prior written permission, except that deCODE may provide such unpublished Institution Research Data to its Collaborators and licensees, in confidence, without such consent. deCODE shall have the right to use deCODE Research Data for any purpose without the consent of Institution.

         5.3 Use of Research Data by Investigators and Institution. Investigators and Institution shall have the right to use and disclose Research Data for research, education and patient care purposes; provided, however, that Investigators or Institution, as the case may be, shall follow the procedures set forth in Section 6 for notification to or review by deCODE of public oral presentations, manuscripts, abstracts, progress reports and grants containing Research Data.

         5.4 deCODE Research Data to be Treated as Confidential Information. From time to time, Principal Investigator and deCODE shall discuss the use and disclosure of deCODE Research Data. Any deCODE Research Data developed prior to the Effective Date which Principal Investigator and deCODE agree are to be treated by Investigators and Institution as Confidential Information in accordance with Section 11 shall be set forth in Appendix E. Principal Investigator shall give careful consideration to the consequences of his or her inability to publish such deCODE Research Data or use such deCODE Research Data in grant applications or progress reports. In the event that Principal Investigator wishes to use or disclose any deCODE Research Data which are developed after the Effective Date, Principal Investigator shall obtain, prior to accepting such deCODE Research Data, deCODE's written permission to use or disclose such deCODE Research Data; or, alternatively, Principal Investigator and deCODE shall agree that such deCODE Research Data are to be treated as Confidential Information and such deCODE Research Data shall be added to Appendix E.

6.       Publications and Reports Containing Research Data.

         6.1 Submission. Prior to public presentation or submission to a journal, international, federal or state agency, or not-for-profit foundation, as the case may be, the Principal Investigator shall submit for review to the deCODE Representative an early draft of any manuscript, abstract, public oral presentation, or progress report containing Research Data.

         6.2 Review Period. Within thirty (30) days of receipt of such manuscript or progress report, or within seven (7) days of receipt of an abstract or public oral presentation from the Principal Investigator, deCODE shall submit its comments, if any, to the Principal Investigator. The Investigators shall give due consideration to any comments made by deCODE, but shall not be required to incorporate any of deCODE's comments, and the Investigators' decision as to the information to be contained in such manuscript, progress report, presentation, or abstract shall be final, except that upon deCODE's notification, the Investigators shall delete any of deCODE's Confidential Information and deCODE Research Data set forth on Appendix E. In any publication, progress report or presentation containing Research Data, each Party shall acknowledge the role and contribution of the other Party to the Research.

         6.3 Delay for Patent Filing. If deCODE has reason to believe that any such manuscript, abstract, presentation, or progress report or any grant application provided in accordance with Section 6.5 reveals a potentially patentable Invention, deCODE shall notify the Principal Investigator and Institution in writing within the time periods indicated in Section 6.2, 6.4 or 6.5, as the case may be. In such case, the Investigators agree to delay submission for publication, public presentation, or submission to an agency or not-for-profit foundation, as the case may be, until the earlier to occur of the following:

                  6.3.1 A U.S. patent application has been filed;

                  6.3.2 Institution's CSRL has determined, in consultation with deCODE, that no patentable Invention exists; or

                  6.3.3 Sixty (60) days have passed from the date of such notification by deCODE.

         6.4 Competitive Publications. If a deCODE employee or Investigator receives reasonable indications concerning the imminent oral presentation or publication of a manuscript or abstract by a third party that is similar in content to the presentation, manuscript or abstract containing Research Data proposed to be published or presented by an Investigator or deCODE employee, the Parties agree as follows:

                  6.4.1 The deCODE employee or Investigator shall notify the other Party in writing as soon as reasonably practical about such other imminent presentation or publication; and

                  6.4.2 The time periods for presentation or publication review and delay stated in Sections 6.1, 6.2 and 6.3 shall be shortened as mutually agreed.

         6.5 Grant Submissions. Investigators shall have the right to submit grant applications disclosing any Research Data, except for deCODE Research Data set forth in Appendix E, or the nature of the relationship among the Parties to any international, federal, or state agencies or not-for-profit foundations which do not require licensing to a commercial entity; provided, however, that such Investigators shall provide a draft of such grant applications to deCODE at least fifteen (15) days prior to submission to such agencies or foundations. In the event that an Investigator wants to exclude from review any portions of a grant application that do not disclose any Research Data or the nature of the relationship among the Parties, then such Investigator shall provide to deCODE:
(i) a draft of all other portions of such grant application, including all portions disclosing any Research Data; and (ii) a certification from the Principal Investigator and IP Project Leader that deCODE has been provided with all portions of such grant application disclosing Research Data and all portions reasonably necessary for deCODE to determine whether such grant application reveals a potentially patentable Invention. In such event, deCODE may request additional information as it deems reasonably necessary or desirable to make such a determination. Such grant submission shall be subject to Section 6.3. When so requested by deCODE, Institution and Investigators shall indicate on such grant application that certain proprietary business information is contained therein which is not subject to disclosure under the Freedom of Information Act, and shall request that such information be treated as confidential.

7.       Intellectual Property Rights.

         7.1 Ownership by Institution. Each Investigator who shall (a) solely or jointly make an Invention or (b) solely or jointly author or prepare a Copyrightable Work, shall promptly report such Invention or Copyrightable Work to the Institution. Such Investigator shall assign all of his or her rights, title and interest in any such Invention, including any Patent Rights, or in any such Copyrightable Work to the Institution (to the extent that such Copyrightable Work is not already owned by such Institution as a Work-Made-For-Hire under United States Copyright Law).

         7.2 Ownership by deCODE. Each deCODE employee who shall (a) solely or jointly make a Invention or (b) solely or jointly author or prepare a Copyrightable Work, shall promptly report such Invention or Copyrightable Work to deCODE. Such deCODE employee shall assign all of his or her rights, title and interest in any such Invention, including any Patent Rights, or in any such Copyrightable Work to deCODE (to the extent that such Copyrightable Work is not already owned by deCODE as a Work-Made-For-Hire under United States Copyright
Law).

         7.3 Joint Ownership. If an Invention is invented by one or more Investigator(s) and one or more deCODE employee(s), such Investigator(s) and deCODE employee(s) shall assign all of their right, title and interest in any such Invention (a "Joint Invention") to their respective employers. If a Copyrightable Work is authored or created by one or more Investigator(s) and one or more deCODE employee(s) (a "Joint Copyrightable Work"), such Investigator(s) and deCODE employee(s) shall assign all of their rights, title and interest in such Joint Copyrightable Work to their respective employers (to the extent that such deCODE employees' and Investigators' contributions to such Joint Copyrightable Work is not already owned by deCODE or the Institution as a Work-Made-For-Hire under United States Copyright Law). For each Joint Invention, the Institution to which such Joint Invention is assigned and deCODE shall each own an undivided interest in such Invention in each country in which it is filed and granted. For each Joint Copyrightable Work, the Institution to which such Copyrightable Work is assigned and deCODE shall each own an undivided interest in such Copyright in each country where Copyright protection results. Such Institution and deCODE shall each have the right to sell, license or otherwise transfer its rights to such Joint Invention or Joint Copyrightable Work in any country without the consent of the other; provided, however, that the Institutions shall be subject to the terms and conditions of this Agreement and the Strategic Alliance Agreement.

         7.4 Disclosure between Parties. Each Party shall promptly advise the other in writing of each: (a) Invention, including without limitation any Joint Invention; or (b) Copyrightable Work, including without limitation any Joint Copyrightable Work, disclosed to it.

Representatives of Institution and deCODE shall then discuss whether applications for Intellectual Property Rights shall be sought and in which countries. If both Parties mutually agree that such application(s) should be filed, applications assigned solely to Institution shall be filed by Institution, applications assigned solely to deCODE shall be filed by deCODE, and jointly assigned applications shall be filed as mutually agreed upon by the Parties. The titles, serial numbers and other identifying data of any applications for Intellectual Property Rights shall be added to Appendix F of this Agreement.

         7.5 Costs. Reasonable and customary costs incurred by Institution for filing, obtaining and maintaining Intellectual Property Rights filed by mutual agreement ("IP Costs") shall be reimbursed in full by deCODE upon deCODE's receipt of Institution's notice of payment of such IP Costs, except as provided for below. Such IP Costs shall include but not be limited to the costs of preparing, filing, prosecuting (including mutually agreed upon interferences or oppositions), issuing or maintaining and working Intellectual Property Rights, including without limitation the Patent Rights and Copyrights. For IP Costs not reimbursed by deCODE within thirty (30) days after receipt of Institution's notice of payment of such IP Costs, deCODE shall pay Institution interest at the rate of [CONFIDENTIAL TREATMENT REQUESTED] per month compounded each month that such IP Costs remain unpaid. For Intellectual Property Rights in which other commercial entities have acquired license rights, deCODE shall reimburse Institution only for the same share of such IP Costs as reimbursed by each of the other commercial entities, but in no event shall deCODE be required to reimburse Institution for more than [CONFIDENTIAL TREATMENT REQUESTED] of the IP Costs for such Intellectual Property Rights.

         7.6 deCODE Waives Filing. In the event deCODE is interested in having Intellectual Property Rights filed with respect to a particular Invention or Copyrightable Work made solely by Investigators, deCODE shall advise Institution of such interest, in writing, within ninety (90) days from the date on which the Invention or Copyrightable Work was disclosed to deCODE by Institution or sooner, as specified by Institution, if necessary to avoid the loss of Intellectual Property Rights. In the event that deCODE notifies Institution within such ninety (90) day period that it is not interested in acquiring the benefits of Intellectual Property Rights to such Invention or Copyrightable Work, or fails to notify Institution, in writing, within such period that it is interested in acquiring the benefits of such Intellectual Property Rights, then Institution at its own expense may file and maintain such Intellectual Property Rights in any country where deCODE elects not to file. Such Intellectual Property Rights shall not be included with the Intellectual Property Rights licensed to deCODE pursuant to Sections 8.1 and 8.2 of this Agreement, and Institution shall be free to license such Intellectual Property Rights to any third party.


         7.7 Institution Waives Filing. In the event that Institution does not wish to file an application for Intellectual Property Rights with respect to a particular Invention or Copyrightable Work made by Investigators, including any Joint Invention or Joint Copyrightable Work, or does not wish to file such applications with respect to specific countries, it shall first without delay notify deCODE, and deCODE shall be free, where not contrary to United States law, to file at its expense applications for such Intellectual Property Rights, in the name of Institution if necessary. Institution shall render deCODE, at deCODE's expense, all reasonable assistance in order to facilitate such filing. Any such application shall be considered an Intellectual Property Right for all purposes of this Agreement.

         7.8 deCODE Waives License. Notwithstanding any other provision of this Agreement, once deCODE decides not to exercise its license rights to any Intellectual Property Right and so notifies Institution, it shall have no further obligation to reimburse Institution for any costs incurred or accrued subsequent to Institution's receipt of such notice, associated with the preparation, filing, prosecution, issuance, or maintenance of any such application(s) or any Intellectual Property Right obtained therefrom, and Institution shall have the right to license such Intellectual Property Right to any third party.

         7.9 Prosecution Notice. With respect to any Intellectual Property Right covering a particular Invention or Copyrightable Work made by Investigators, including any Joint Invention or Joint Copyrightable Work filed by mutual agreement of the Parties, Institution shall use its best efforts to provide to deCODE, sufficiently prior to the filing of such application, response or request to allow for review and comment by deCODE, each application and communication to and from the authorities which grant such Intellectual Property Right, including without limitation each application, office action, response to office action, request for terminal disclaimer, request for reissue or reexamination of any patent issuing from such application, and notice of interference or opposition. Institution shall give due consideration to any comments made by deCODE or its patent counsel on any of the foregoing.

         7.10 Confidentiality. All information given to deCODE by Institution in accordance with this Section 7 shall be held in confidence by deCODE for so long as such information remains unpublished.

8.       Licensing of Intellectual Property.

         8.1 Licensing Rights. Subject to the provisions of 35 U.S.C. Section 202-212, 64 F.R. Section 72,090 and 37 C.F.R. Section 401 et seq. and regulations pertaining thereto, Institution hereby grants to deCODE an exclusive option to obtain an exclusive, worldwide right and license, with a right to grant sublicenses, under Institution's rights in Intellectual Property Rights, as follows: (a) if in Patent Rights (i) to make, import, use and sell products, and (ii) to use and sell methods, or (b) if in Copyrightable Works, to use and sell such Copyrightable Work, including the right to incorporate such Copyrightable Work into any product or service. The exclusive option granted to deCODE to obtain license rights to Intellectual Property Rights shall extend for a period of one hundred eighty (180) days after the date of deCODE's receipt of written disclosure by the Institution of an Invention or Copyrightable Work, including a Joint Invention or Joint Copyrightable Work, covered by Institution's Intellectual Property Rights. In the event that deCODE fails to exercise its option to take the exclusive license within the one hundred eighty
(180) day period, deCODE shall have no further rights to such Intellectual Property Rights and Institution's obligations to deCODE under this Agreement with regard to such Intellectual Property Rights shall terminate.

         8.2 License Terms. Upon the exercise of any option for an exclusive license to any of Institution's Intellectual Property Rights by deCODE pursuant to Section 8.1, deCODE and Institution shall enter into a License Agreement in the form attached hereto as Appendix G. The royalty rate to be paid by deCODE to Institution shall be determined by the Joint Steering Committee created by the Strategic Alliance Agreement or, if the Joint Steering Committee is no longer in existence, by mutual agreement of the Parties, based on the customary standards in agreements between academia and industry for the Intellectual Property Rights being licensed which take into account: (a) the type of product or services which shall be developed using such Invention or Copyrightable Work (e.g., a therapeutic product, diagnostic product, diagnostic service, research tool, etc.); (b) whether products or services shall embody such Invention or Copyrightable Work covered by such Intellectual Property Right; (c) the degree to which products or services shall embody such Invention or Copyrightable Work covered by such Intellectual Property Right; (d) the degree to which products or services shall contain active components or technology not licensed from Institution under this License Agreement; (e) whether the license is for an Invention or Copyrightable Work owned solely by Institution, or is for a Joint Invention or Joint Copyrightable Work; (f) the stage of development of the product or service at the time of licensing, and the extent of the research and development required to create a commercializable product or service; (g) potential sales volume and profitability of the products or services; and (h) projected expenses to develop and market the products or services. In the event that the Joint Steering Committee, or the Parties, as the case may be, are not able to reach resolution of the appropriate royalty rate within sixty (60) days after deCODE exercises its option for a license for a particular Intellectual Property Right, the Parties shall submit such matter to a "short-form" arbitration proceeding, using "baseball" principles (in other words, each Party shall submit a definitive position to the arbitrator(s), who shall be instructed that such arbitrator(s) must select one of the positions submitted to represent the final determination), to make a final determination. The arbitrator(s) selected to conduct a "short-form" arbitration shall be knowledgeable and experienced in the pharmaceutical industry.

         8.3 Waiver of License Rights. The option to acquire a license to Intellectual Property Rights hereunder shall not apply to any Intellectual Property Right to which deCODE has waived its rights pursuant to Sections 7.6 or
7.8 of this Agreement.

         8.4 Effect of License on Section 7. Upon the execution of a License Agreement by the Parties with respect to any Invention or Copyrightable Work, and any Intellectual Property Right covering such Invention or Copyrightable Work, all rights and obligations of the Parties with respect to such Intellectual Property Rights, including without limitation IP Costs, incurred on or after the date of such execution, shall be governed by the terms of such License Agreement.

         8.5 Contractual Obligations to Other Sponsors. To the extent and only to the extent that Institution is prohibited from granting to deCODE an exclusive license to Institution's interest in any Patent Rights or Copyrightable Work due to any contractual obligation of Institution requiring it to license Institution's interest in such Patent Rights or Copyrightable Work to any other sponsor of research (including, without limitation, any provider of biological materials) with respect to an Invention made jointly by a person who is not an Investigator but who is a co-inventor of a Patent Right or Copyrightable Work with an Investigator, and provided that such other sponsor is bound by a provision similar to this Section 8.5 with respect to such Patent Right or Copyrightable Work, then:

                  8.5.1 Any license granted to deCODE under a License Agreement pursuant to this Agreement shall be co-exclusive with such other sponsor with respect to such Patent Right or Copyrightable Work; and

                  8.5.2 Any royalty to be paid on products covered by such Patent Right or Copyrightable Work shall be the lesser of: (a) [CONFIDENTIAL TREATMENT REQUESTED]; or (b) [CONFIDENTIAL TREATMENT REQUESTED].

9.       Indemnification and Disclaimer of Warranties.

         9.1 Indemnification. Institution and deCODE shall each indemnify and shall hold the other harmless for any injury to persons or damage to property to the extent that such injury or damage is caused by the negligence or willful misconduct of their employees or staff in carrying out their obligations under this Agreement; provided, however, that deCODE shall defend, indemnify, and hold harmless Institution and its trustees, employees and staff against any and all actions, suits, claims, demands or prosecutions that may be brought or instituted against Institution and/or its trustees, employees and staff based on or arising out of or connected with deCODE's use of Institution Materials, or the manufacture, use, sale or other distribution of any product by deCODE or its licensees.

         9.2 Disclaimer of Warranties. INSTITUTION MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE RESULTS OF RESEARCH CONDUCTED UNDER THIS AGREEMENT OR AS TO ANY MATERIAL, INVENTION, PATENT RIGHT, COPYRIGHTABLE WORK, OR PRODUCT CONCEIVED, DISCOVERED, LICENSED, OR DEVELOPED UNDER THIS AGREEMENT, OR AS TO THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH MATERIAL, INVENTION, PATENT RIGHT, COPYRIGHTABLE WORK OR PRODUCT. INSTITUTION SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL OR OTHER DAMAGES SUFFERED BY deCODE, ANY LICENSEE, OR ANY OTHERS RESULTING FROM SUCH RESEARCH OR FROM ANY SUCH MATERIAL, INVENTION, PATENT RIGHT, COPYRIGHTABLE WORK, OR PRODUCT.

10.      Use of Name.

         No Party shall, without the prior written consent of the other Party, use in endorsement, advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the other Party or such Party's employees or agents. Each Party agrees that its name may be used: (a) whenever required by law or regulation, including without limitation disclosure to the Securities and Exchange Commission, provided, however, that a Party using another Party's name shall, to the extent reasonably practicable as solely determined by such using Party, provide a copy of such proposed disclosure to such other Party in advance and give consideration to such other Party's comments and requests regarding such disclosure, but shall not be obligated to perform any act or omission in response to such comments or requests; (b) by deCODE in connection with its capital raising and financing purposes; (c) to make a joint, mutually agreeable public announcement about the initiation of the relationship and the support of the Research hereunder; and (d) to make routine acknowledgments of the relationship, support of the Research hereunder and the basic substance of the relationship, based upon standard agreed-to statements. If no such standard statements have been established, then the disclosing Party shall provide the non-disclosing Party with an opportunity to review, comment on and approve the disclosure in advance of making such disclosure. Nothing in this Section 10 shall abridge any Party's rights with respect to use of the other Party's name under the Strategic Alliance Agreement, the Crosswalk Development Agreement, or any Software License Agreement.

11.      Confidentiality.

         11.1. Confidentiality Obligation. Except as otherwise provided in
Section 11.2, for a period of ten (10) years from the Effective Date, or, with respect to deCODE Research Data set forth on Appendix E, such shorter time period as the Parties and the Principal Investigator may agree to in writing, each Party agrees to use all reasonable efforts, no less than those used to protect its own confidential information, not to disclose to third parties any Confidential Information disclosed to it by the other Party.

         11.2 Permitted Disclosures. Nothing in this Agreement shall limit any Party in any way from: (a) disclosure of information required by a public authority; or (b) disclosure of information that is necessary to prevent imminent danger to the public; provided, however, that in each case the disclosing Party shall promptly inform the other Party of its intent to disclose such information and the reasons for such disclosure.

         11.3 Exceptions. The Party receiving Confidential Information shall have no obligation of confidentiality with respect to any portion of such Confidential Information which:

                  11.3.1 As of the Effective Date, is part of the public domain;

                  11.3.2 Subsequently becomes part of the public domain through no fault of the receiving Party;

                  11.3.3 The receiving Party can show was in its possession, as evidenced by written records kept in the ordinary course of business or by the proof of actual use at the time of executing this Agreement, and which information had not been wrongfully acquired, directly or indirectly, from the disclosing Party;

                  11.3.4 Is subsequently disclosed to the receiving Party by a third party not in violation of any right of, or obligation to, the disclosing Party hereto;

                  11.3.5 Is required to be disclosed by the receiving Party under operation of law, provided that the receiving Party has given advance notice of the proposed disclosure to the disclosing Party; or

                  11.3.6 Is developed by or on behalf of the receiving Party without reference to the disclosing party's Confidential Information, as evidenced by written records.

         11.4 Injunction. In addition to any other right or remedy it may have and without the posting of any bond or other security, each Party shall be entitled to obtain injunctions to enjoin or restrain the other Party from any violation or threatened violation of this Section 11.

12.      Termination.

         12.1 Breach by deCODE. If deCODE fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, Institution shall have the option of terminating this Agreement upon written notice thereof; provided, however, that deCODE shall have the right to cure such default during such sixty
(60) day period. In the event of such a termination of this Agreement, deCODE shall have no further option rights to any Intellectual Property Rights created in the Research after the date of such termination.

         12.2 Breach by Institution. If Institution fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, deCODE shall have the option of terminating this Agreement upon written notice thereof; provided, however, that Institution shall have the right to cure such default during such sixty (60) day period.

         12.3 Termination by deCODE for Infeasibility. In the event that deCODE determines that the Research is scientifically or economically not feasible or no longer is consistent with deCODE's business strategy, deCODE may terminate this Agreement at any time during the Performance Period by giving written notice of termination to Institution ten (10) days prior to the effective date of such termination.

         12.4 Termination of Strategic Alliance Agreement. In the event that the Strategic Alliance Agreement is terminated by deCODE pursuant to Section 10.5 thereof, and as a result thereof deCODE elects to terminate this Agreement pursuant to Section 10.5 thereof, then this Agreement shall also be deemed to be terminated ten (10) days after deCODE provides the Institution notice thereof as provided in Section 10.5 of the Strategic Alliance Agreement. In the event that the Strategic Alliance Agreement is terminated pursuant to Section 10.5, but this Agreement is not terminated, then the JSC shall continue to exist for the purposes provided in this Agreement, pursuant to the terms governing the JSC as provided in the Strategic Alliance Agreement.

         12.5     Effect of Termination.

                  12.5.1 In the event that this Agreement is terminated by Institution pursuant to Section 12.1, by deCODE pursuant to Sections 2.3 or 12.3 or by deCODE pursuant to Section 12.4 following a deCODE Notice under the Strategic Alliance Agreement, the Institution shall use all reasonable efforts to immediately commence winding down the Research and to terminate or cancel all contractual commitments and other financial obligations as soon as possible to avoid incurring additional expenses. deCODE shall reimburse Institution for contractual commitments and financial obligations incurred by Institution during the Performance Period if such financial obligations or contractual commitments cannot reasonably be cancelled by Institution, and, in addition, shall reimburse to Institution the direct salary costs incurred by Institution, for a period of six months after the effective date of such termination, of any M.D. or Ph.D. who, during the three (3) month period preceding the notice of termination, is deriving fifty percent (50%) or more of his or her salary from the Research funded by deCODE.

                  12.5.2 In the event that this Agreement is terminated by deCODE pursuant to Section 12.2 or by deCODE pursuant to Section 12.4 following an Institution Notice under the Strategic Alliance Agreement, all funding obligations of deCODE shall cease as of the effective date of such termination.

         12.6 Return of Confidential Information and Materials. In the event that this Agreement is terminated by either Party pursuant to Section 2.3, 12.1, 12.2, 12.3 or 12.4, each Party shall return to the other its Confidential Information and unused Materials and Patient Tissues, if any; provided, however, that one copy of such other Party's Confidential Information may be retained for such returning Party's legal archives.

13.      Alternative Dispute Resolution.

         13.1 Negotiation. The Parties shall attempt in good faith to resolve through negotiation, any dispute, claim or controversy arising out of or relating to this Agreement. Either Party may initiate negotiations by providing written notice in letter form to the other Party, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five (5) days with a written statement of its position on, and recommended solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.

         13.2 Arbitration. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties according to Section 13.1, shall be submitted for final and binding arbitration before JAMS/Endispute ("JAMS") pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and shall be held at a mutually agreeable location or in New York City. Either Party may commence the arbitration process pursuant to this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Party. Unless the Parties otherwise agree in writing, the arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, if the amount in controversy is greater than $250,000, exclusive of interest; or, the arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, if the amount in controversy is $250,000 or less, exclusive of interest. In the event of a dispute over royalty rates, the arbitration shall be conducted as set forth in Section 8.2. The Parties shall cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings; provided however, that all arbitrators must be knowledgeable in the pharmaceutical industry and must not be affiliated through employment or otherwise with a competitor of either Party, as determined through mutual assent of the Parties. The Parties shall participate in the arbitration in good faith, and shall share equally in its costs. The provisions of this Section may be enforced by any Court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the Party against whom enforcement is ordered.

         13.3 Injunction. This Section 13 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

14.      Miscellaneous.

         14.1 Governing Law. This Agreement shall be interpreted in accordance with, and governed by, the laws of the State of Delaware, not including its conflict of interest laws.

         14.2 Independent Contractors. deCODE shall not have the right to direct or control the activities of Institution or any Investigators in performing the Research and Institution shall act hereunder only as an independent contractor; nothing herein contained shall be construed to be inconsistent with that relationship or status. Under no circumstances shall Institution or any Investigator be considered to be an employee or agent of deCODE. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

         14.3 Assignment. Neither Party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement.


         14.4 Notices. All notices, demands and other communications of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered, or when shipped by private express carrier (signature required), shipment charges prepaid, or when sent via facsimile transmission (receipt verified) to the Party to whom delivery shall be made at the respective addresses as set out below.

                  If to Institution, to:

                  ------------------------------------
                  Corporate Sponsored Research and Licensing
                  Attn: Director, Corporate Sponsored Research and Licensing Institution Agreement #________
                  cc:  Institution's representative on Joint Steering Committee
                  Telephone:
                  Facsimile:

                  If to deCODE, to:

                  deCODE genetics Ltd.
                  Lynghalsi 1
                  IS-110 Reykjavik, Iceland
                  Attn:
                  Telephone:  +354-570-1900
                  Facsimile:  +354-570-1901

         14.5 Modification. No modification or waiver of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by both Parties.

         14.6 Waiver. No waiver of any rights shall be effective unless assented to in writing by the Party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

         14.7 Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         14.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided however, that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to deCODE or to Institution.

         14.9 Construction. The Parties have participated equally in the creation of this Agreement; the language of this Agreement shall not be presumptively construed against either Party.

         14.10 Survival. The provisions of Sections 1, 3.3, 4, 5, 6, 7, 8, 9, 10, 11, 12.5, 12.6, 13, 14.1, 14.8, 14.9 and 14.10 shall survive any expiration or termination of this Agreement.

         14.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but all of which together shall constitute one and the same instrument.

                                      * * *

In witness whereof, Institution and deCODE have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

INSTITUTION:                               DECODE GENETICS LTD.:

BY: ____________________________           BY: _________________________________


NAME: __________________________           NAME: _______________________________


TITLE: _________________________           TITLE: ______________________________


DATE: __________________________           DATE: _______________________________


Acknowledged and Agreed:


_________________________________           ____________________________________
Principal Investigator                      Date

                                   APPENDIX A

                                    WORK PLAN

                                 (see attached)

                                   APPENDIX B

                                     BUDGET

                                 (see attached)

                                   APPENDIX C

                            FORM OF TRANSFER LETTERS

                                 (see attached)

                                 TRANSFER LETTER

                             (Institution to deCODE)

Effective Date:__________________



This Transfer Letter confirms deCODE's desire to obtain Institution Materials, subject to the terms and conditions of the Sponsored Research Agreement between deCODE and Institution dated __________________.

Institution Materials to be transferred:



Institution Materials shall include any replicates, progeny, unmodified derivatives and any parts of the foregoing incorporated in modifications. All title and intellectual property rights in Institution Materials are and shall be owned solely by Institution.

Proposed use of the Institution Materials listed above:

For Institution:                           Acknowledged by
                                           Principal Investigator:



For deCODE:




Please send fully-executed original of this Transfer Letter, referencing Agreement # XXXX, to: Corporate Sponsored Research and Licensing, [INSTITUTION ADDRESS]

                                 TRANSFER LETTER

                             (deCODE to Institution)

Effective date:_________________

This Transfer Letter confirms Institution's desire to obtain deCODE Materials, subject to the terms and conditions of the Sponsored Research Agreement between deCODE and Institution dated __________________.

deCODE Materials to be transferred:



deCODE Materials shall include any replicates, progeny, unmodified derivatives and any parts of the foregoing incorporated in modifications. All title and intellectual property rights in deCODE Materials are and shall be owned solely by deCODE.

Permitted use of the deCODE Materials listed above:

For deCODE:




For Institution:                                     Acknowledged by
                                                     Principal Investigator:







Please send fully-executed original of this Transfer Letter, referencing Agreement # XXXX, to: Corporate Sponsored Research and Licensing, [INSTITUTION ADDRESS]

                                   APPENDIX D

              FORM OF TRANSFER AGREEMENT FOR PATIENT TISSUE SAMPLES

                  TRANSFER AGREEMENT FOR PATIENT TISSUE SAMPLES

         This Agreement is made as of xxxxxxxxxxxx between xxxxxxxxxxxxxx, a corporation having a principal place of business at xxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx ("deCODE"), and [Partners Institution], having a place of business at xxxxxxxxxxxxxxxxxxxx, ("Institution").

         1. Institution shall make available to deCODE, through Dr. xxxxxxxxxxx and other Institution personnel working under his or her direction (collectively, the "Investigators"), the following patient tissue samples (the "Samples"):

                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         2. The Samples shall be used only under deCODE's immediate and direct control for the internal, laboratory research purposes set forth below (the "Project"):
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________. The
Samples shall not be used for any other purpose, including, without limitation, in any research involving human subjects, in any product for commercial use or distribution, or for the purpose of producing any product or for providing any service, which product or service is sold or otherwise made commercially available. No other right or license, to a patent or otherwise, is granted to deCODE for the use of the Samples as a result of Institution's transmission of them to deCODE.

         3. It is understood that Investigators shall not provide to deCODE any patient identifying information or "personal data" (as defined in Massachusetts Law, c. 66A) including medical records and peer review data ("Information"). However, if in the course of this Agreement, deCODE is provided, obtains or has access to such Information, deCODE shall return it immediately and shall not use, publish or disclose such Information in any manner whatsoever. deCODE shall comply with the laws and regulations of the Commonwealth of Massachusetts and applicable federal laws and regulations relating to the confidentiality and privacy of such Information. deCODE agrees to notify Institution and Investigators orally and in writing within twenty-four (24) hours of its discovery of any Information in its possession which is improperly used, copied, or removed by anyone except an authorized representative of Institution or deCODE. deCODE shall cooperate with Institution and Investigators in taking such steps as are deemed appropriate by Institution to enjoin the misuse, regain possession of the Information, and otherwise protect Institution's rights and patients' privacy.

         4. deCODE shall be responsible for all costs, insurance and liability relating to processing and shipment of the Samples from Institution's place of business, and for arranging for shipment if necessary.

         5. The Samples are transferred AS IS, WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, INCLUDING SAFETY. THE SAMPLES HAVE NOT BEEN ANALYZED OR TESTED BY INSTITUTION AND MAY, THEREFORE, CONTAIN VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS. DECODE ACKNOWLEDGES AND ACCEPTS THE RISKS OF SUCH VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS. INSTITUTION MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE SAMPLES WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         6. deCODE shall treat the Samples as infectious, biomedical and biohazardous material, and shall abide by all federal, state and local laws and regulations concerning their packaging, storage, labeling, handling, testing, transportation, use and disposal.

         7. Upon completion of the Project or upon termination of this Agreement by either party for any reason upon 30 days' written notice to the other, deCODE agrees to discontinue use of the Samples and to arrange for the return to Institution or the lawful disposal (and provide written certification of same) of all unused Samples in accordance with Paragraph 6.

         8. Institution and deCODE shall each indemnify and shall hold the other harmless for any injury to persons or damage to property to the extent that such injury or damage is caused by the negligence or willful misconduct of their employees or staff based on or arising out of the packaging, storage, labeling, handling, testing, transfer, transportation, use or disposal of the Samples; provided however, that deCODE shall defend, indemnify, and hold harmless Institution and its trustees, employees and staff against any and all actions, suits, claims, demands or prosecutions that may be brought or instituted against Institution and/or its trustees, employees and staff based on or arising out of or connected with deCODE's licensees' packaging, storage, labeling, handling, testing, transfer, transportation, use or disposal of the Samples.

AGREED AND ACCEPTED:

deCODE                                           [PARTNERS INSTITUTION]


By: _______________________                      By: ___________________________

Title: _____________________                     Title: ________________________

Date: _____________________                      Date: _________________________

                                   APPENDIX E

                        CONFIDENTIAL DECODE RESEARCH DATA

                        (to be updated from time to time)

List deCODE Research Data which the Parties and the Principal Investigator agree are to be treated as deCODE's Confidential Information, in accordance with
Section 11 of this Agreement:

Term of confidentiality (check one):

___ Ten (10) years from the Effective Date; or

___ Until _____________________(event or date)












INSTITUTION:                               DECODE GENETICS LTD.:

BY: _____________________________          BY: _________________________________

NAME: ___________________________          NAME: _______________________________

TITLE: __________________________          TITLE: ______________________________

DATE:____________________________          DATE:  ______________________________


Acknowledged and Agreed:


Principal Investigator:                                          Date:

                                   APPENDIX F

                      LIST OF INTELLECTUAL PROPERTY RIGHTS

                 (to be prepared and updated from time to time)





























INSTITUTION:                               DECODE GENETICS LTD.:

BY: _____________________________          BY: _________________________________

NAME: ___________________________          NAME: _______________________________

TITLE: __________________________          TITLE: ______________________________

DATE:____________________________          DATE:  ______________________________

                                   APPENDIX G

                            FORM OF LICENSE AGREEMENT

                                 (see attached)

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]





                                LICENSE AGREEMENT

                                     BETWEEN

                              [NAME OF INSTITUTION]

                                       AND

                              DECODE GENETICS LTD.

                            DATED ____________, 2000

                                LICENSE AGREEMENT

                  THIS LICENSE AGREEMENT (this "Agreement"), effective ______________ ___, 2000 (the "Effective Date") between [name of Partners' Institution] ("Institution") (for example, The General Hospital Corporation d.b.a. Massachusetts General Hospital, a Massachusetts not-for-profit corporation having its principal offices at 55 Fruit Street, Boston, MA 02114 or The Brigham and Women's Hospital, Inc., a Massachusetts not-for-profit corporation having its principal offices at 75 Francis Street, Boston, MA 02115), or Partners HealthCare System, Inc.) and deCODE genetics Ltd., an Icelandic corporation which is a wholly-owned subsidiary of deCODE genetics, Inc., a Delaware corporation, and having its principal offices at Lynghalsi 1, IS-110 Reykjavik, Iceland ("deCODE") (Institution and deCODE, each a "Party" and collectively, the "Parties").


                                   BACKGROUND

Under research programs funded by deCODE pursuant to that certain [SPONSORED RESEARCH AGREEMENT, DATED AS OF ______________________, 2000 (THE "SPONSORED RESEARCH AGREEMENT"), OR CLINICAL TRIAL AGREEMENT, DATED AS OF ______________________, 2000 (THE "CLINICAL TRIAL AGREEMENT")], the Institution through research conducted by Dr. ______________________ has developed an invention pertaining to ______. The Institution is preparing a U.S. Patent Application covering said invention and all Dr. ______________________'s rights, title and interest in said application have been assigned to Institution. As a center for research and education, Institution is interested in licensing Patent Rights and thus benefiting the public and the Institution by facilitating the dissemination of the results of its research in the form of useful products, but is without capacity to commercially develop, manufacture, and distribute any such product. deCODE having such capacity, desires to commercially develop, manufacture, use and distribute such products throughout the world.

         The Parties have, therefore, agreed as follows:

1.       Definitions.

         1.1 "Accounting Period" shall mean each six-month period ending June 30 and December 31.

         1.2 "Combined Product" shall have the meaning assigned to such term in
Section 5.5.

         1.3 "Competitive" shall have the meaning assigned to such term in
Section 9.7.5.

         1.4 "Costs" shall have the meaning assigned to such term in Section
4.1.

         1.5 "Customer" shall have the meaning assigned to such term in Section 1.17.

         1.6 "deCODE" shall have the meaning assigned to such term in the Introductory section.

         1.7 "deCODE Indemnitees" shall have the meaning assigned to such term in Section 8.1.2.

         1.8 "Effective Date" shall have the meaning assigned to such term in the Introductory section.

         1.9 "First Commercial Sale" shall mean in each country the first sale of any Product by deCODE or its Sublicensees.

         1.10 "Indemnitee" shall have the meaning assigned to such term in
Section 8.1.3.

         1.11 "Institution" shall have the meaning assigned to such term in the Introductory Section.

         1.12 "Institution Indemnitees" shall have the meaning assigned to such term in Section 8.1.1.

         1.13 "Inventors" shall mean those members of the Institution's professional staff, graduate students, undergraduate students or employees of Institution who contributed to the invention covered by the Patent Rights.

         1.14 "JAMS" shall have the meaning assigned to such term in Section
11.2.

         1.15 "Joint Patent Rights" shall have the meaning assigned to such term in Section 4.5.

         1.16      "License Field" shall mean.

         1.17 [NOTE: THIS DEFINITION IS TO BE CUSTOMIZED BASED ON THE NATURE OF THE LICENSED TECHNOLOGY AND LIKELY PRODUCTS OR SERVICES TO BE SOLD.] "Net Sales Price" shall be with respect to any Product, the gross amount invoiced for such Product by deCODE to Third Parties other than deCODE and its Sublicensees ("Customer"), less deductions for: (a) trade, quantity and/or cash discounts, allowances and rebates (including, without limitation, promotional allowances or discounts or similar allowances) actually allowed or given; (b) freight, postage, shipping, insurance and transportation expenses and similar charges (in each instance, if separately identified in such invoice); (c) credits or refunds actually allowed for rejections, defects or recalls of such Product, outdated or returned Product, or because of rebates or retroactive price reductions; and (d) sales, value-added and excise taxes, tariffs and duties, and other taxes directly related to the sale, to the extent that such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale). Such amounts shall be determined from the books and records of deCODE, maintained in accordance with the reasonable accounting principles used by such entity, consistently applied. Transfer of a Product within deCODE or between deCODE and a Sublicensee for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of the foregoing Sections; in the case of such transfer the Net Sales Price shall be based on sale of the Product by the transferee.

         1.18 "Party" or "Parties" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.19 "Patent Rights" shall mean the U.S. Patent Application to be filed
by Dr.        entitled , Serial No. ________________ or the equivalent of such application, including any division, continuation or any corresponding foreign patent application or Letters Patent or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. Patent Rights shall also include those claims in any continuation-in-part of the aforementioned patent application which claim an invention described or claimed in patent application Serial No._________________.

         1.20 "Product" shall mean any method, procedure, product, or component part thereof whose manufacture, sale, importation, or use includes any use of Technological Information that is covered by any Valid Claim included in the Patent Rights.

         1.21 "Sublicensee" shall mean any Third Party licensed by deCODE to make, have made, use or sell any Product. As used in this Agreement, "Sublicensee" shall include any Third Party to whom deCODE has granted, directly or indirectly, the right to distribute a Product, provided that such Third Party has the responsibility in whole or in part for marketing and/or promotion of the Product within the territory for which such distribution rights are granted.

         1.22 "Sublicensing Income" shall have the meaning assigned to such term in Section 5.3.


         1.23 "Technological Information" shall mean any unpublished research and development information, unpatented inventions, and unpublished clinical data and technical data known to the Inventors in the possession of the Institution prior to the Effective Date which relates to and is necessary for the practice of the inventions claimed in the Patent Rights and which the Institution is not prohibited from disclosing to deCODE pursuant to the agreement under which such information or data was created.


         1.24 "Third Party" shall mean any party other than a Party.

         1.25 "Valid Claim" shall mean either: (a) a claim of an issued and unexpired patent included in the Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and which claim has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) a pending claim of a pending patent application that is classified under this Agreement as a Patent Right, which claim (i) was filed in good faith, (ii) is reasonably likely to issue, (iii) has not been abandoned or finally disallowed without the possibility of appeal or refining of said application, and (iv) has not been pending for a period in excess of five
(5) years from the earliest date from which the patent application was filed or claims priority in such country unless such application is the subject of an appeal, interference or opposition being prosecuted with the consent of deCODE.

2. License.

         2.1 Grant. Institution hereby grants deCODE, subject to the terms and conditions of this Agreement:

                  2.1.1 The exclusive (even as to Institution), worldwide right and license, under the Patent Rights, to develop, make, have made, use, import, export, lease, offer to sell, sell, have sold and otherwise exploit Products in the License Field, and to grant, offer for sale and authorize sublicenses with respect to the right and license granted under this Section 2.1.1 to Third Parties; and

                  2.1.2 A non-exclusive perpetual license, with the right to sublicense, to use Technological Information for any purpose that does not infringe any patent owned, in whole or in part, by Institution that is not expressly licensed to deCODE.

         2.2 Exceptions. It is understood that the granting of any exclusive license hereunder is subject to Institution's right to make and to use the subject matter described and claimed in any Patent Rights for non-commercial internal research, clinical and educational purposes, but not for any commercial or other non-commercial purpose, and that if federal funding supported such Patent Rights, deCODE's license will be subject to the rights, conditions and limitations imposed by U.S. law, including without limitation the royalty-free non-exclusive license granted to the U.S. government (see 35 U.S.C. Section 202 et seq. and regulations pertaining thereto; see also Principles and Guidelines for Sharing of Biomedical Research Resources, 64 F.R. 72,090 and FARS 27.4).

         2.3 Disclosure of Technological Information. Within thirty (30) days of the Effective Date, upon request by deCODE, Institution shall disclose Technological Information to deCODE.

         2.4 Off-Label Usage. In the event that, at any time during the term of this Agreement, Institution intends to offer to a Third Party any rights in any Patent Rights or Technological Information outside of the Licensed Field or receives an offer from a Third Party to acquire any such rights, Institution shall notify deCODE of such offer. deCODE shall have sixty (60) days from receipt of such notification to determine in good faith whether the grant of such rights presents a reasonable risk of off-label usage in the Licensed Field in which deCODE is developing, or has developed, a Product. In the event that deCODE determines in good faith that the grant of such rights presents a reasonable risk of off-label usage in the Licensed Field in which deCODE is developing, or has developed, a Product, it shall have the right of first refusal to accept such rights on terms no less favorable to Institution than those last offered by such Third Party. In the event that deCODE desires to exercise its right to acquire such rights, it shall notify Institution of its determination within such sixty (60) day period, whereupon Institution shall grant such rights to deCODE on terms no less favorable to Institution than those last offered by such Third Party, and shall not grant such rights to the Third Party. In the event that deCODE determines that the offer does not present a reasonable risk of such off-label usage, or fails to notify Institution of its determination to acquire such rights within the sixty (60) day period, Institution shall have the unrestricted right to grant such rights to such Third Party. In the event that deCODE determines that the offer does present a reasonable risk of such off-label usage, but the Parties fail to reach a mutually acceptable agreement for deCODE to acquire such rights within the sixty
(60) day period, the Parties shall negotiate the terms of a mechanism to compensate deCODE for such off-label usage and Institution shall have the right to grant such rights to such Third Party, subject to such compensation mechanism.

         2.5 Construction of Grant. It is understood that nothing herein shall be construed to grant deCODE a license express or implied under any patent owned solely or jointly by Institution other than the Patent Rights expressly licensed hereunder.

3.       Due Diligence Obligations.

         3.1 Commercialization. deCODE shall itself, or through its Sublicensees, use commercially reasonable efforts to develop and make commercially available Products for commercial sales and distribution throughout the world in the License Field.

         [3.2 DILIGENCE MILESTONES. IN THE CASE OF DECODE, THE COMMERCIALIZATION EFFORTS TO BE MADE PURSUANT TO SECTION 3.1 SHALL CONSIST OF ACHIEVING THE FOLLOWING OBJECTIVES WITHIN THE TIME PERIOD DESIGNATED BELOW FOLLOWING THE EFFECTIVE DATE:

         3.2.1 WITHIN ______________________( ) YEARS, [CONFIDENTIAL TREATMENT REQUESTED]

         3.2.2 WITHIN ______________________( ) YEARS, [CONFIDENTIAL TREATMENT REQUESTED]; AND

         3.2.3 WITHIN ______________________( ) YEARS, [CONFIDENTIAL TREATMENT REQUESTED]; OR

         3.2.4 SUCH OTHER MILESTONES AS THE PARTIES AGREE ARE APPROPRIATE FOR THE PARTICULAR PRODUCT.

PROVIDED, HOWEVER, THAT INSTITUTION SHALL NOT UNREASONABLY WITHHOLD ITS CONSENT TO ANY REVISION IN SUCH TIME PERIODS WHENEVER REQUESTED IN WRITING BY DECODE AND SUPPORTED BY EVIDENCE OF TECHNICAL DIFFICULTIES OR DELAYS IN CLINICAL STUDIES OR REGULATORY PROCESSES THAT THE PARTIES COULD NOT HAVE REASONABLY AVOIDED. FAILURE TO ACHIEVE ONE OR MORE OF THE ABOVE OBJECTIVES WITHIN THE ABOVE STATED TIME PERIODS OR WITHIN ANY EXTENSION GRANTED BY INSTITUTION SHALL RESULT IN INSTITUTION HAVING THE RIGHT TO CANCEL UPON THIRTY (30) DAYS NOTICE ANY EXCLUSIVE LICENSE GRANTED HEREUNDER.

         OR, IN LIEU OF MILESTONES, THE PARTIES MAY AGREE TO PROVIDE:

         3.2 ANNUAL MINIMUM ROYALTIES. IN THE CASE OF DECODE, THE COMMERCIALIZATION EFFORTS TO BE MADE PURSUANT TO SECTION 3.1 SHALL BE DEEMED TO BE SATISFIED IF DECODE PAYS TO THE INSTITUTION ANNUAL MINIMUM ROYALTIES OF $________ DURING EACH CALENDAR YEAR PURSUANT TO SECTION 5.1 OR, IF SUCH AMOUNT HAS NOT BEEN PAID PURSUANT TO SECTION 5.1, THEN IF DECODE PAYS ANY SHORTFALL TO INSTITUTION WITHIN SIXTY (60) DAYS AFTER THE END OF SUCH CALENDAR YEAR.]

         3.3 Commercialization by Certain Sublicensees. deCODE shall be deemed to have complied with all requirements of Section 3.2 if deCODE grants a sublicense to a Sublicensee who is pharmaceutical company with a market capitalization/net assets in excess of [CONFIDENTIAL TREATMENT REQUESTED] and who has agreed in writing to use reasonable commercial efforts to develop, market and sell Products in the License Field or meets such other criteria as the Parties agree are acceptable.

         3.4 Progress Reports. At intervals no longer than once every twelve
(12) months, deCODE shall provide a written summary report to Institution on progress made toward the foregoing objectives.

4.       Filing, Prosecution and Maintenance of Patent Rights.

         4.1 Duties and Costs. Subject to Section 4.3 and 4.4, Institution shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights. deCODE shall reimburse Institution for all reasonable costs ("Costs") incurred by Institution for the preparation, filing, prosecution and maintenance of all Patent Rights as follows:

                  4.1.1 Subject to Sections 4.3 and 4.6, for all Costs incurred by Institution from and after the Effective Date, deCODE shall reimburse Institution upon receipt of invoices from Institution; and

                  4.1.2 For all Costs incurred by Institution prior to the Effective Date, which have not been previously reimbursed by deCODE, deCODE shall reimburse Institution within ten (10) days after receipt of invoices therefor following execution of this Agreement.

         4.2 deCODE's Interests. With respect to any Patent Right, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such Patent Right pursuant to Section 4.1, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to deCODE as follows. Documents received from any patent office or counsel's analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to allow for review and comment by the deCODE. With respect to any proposed filings to be made to any patent office for the Patent Rights, Institution shall consult with deCODE, shall in good faith consider and give due respect to deCODE's position, and shall where practicable and not contrary to state or federal regulations or Institution's policies, act in deCODE's best interests with respect thereto.

         4.3 Abandonment by deCODE. If at any time during any such preparation, filing, prosecution or maintenance action, deCODE shall elect not to pay or continue to pay the Costs for such Patent Right, deCODE shall so notify Institution in writing of its election and deCODE shall thereafter be relieved of the obligation to pay any additional Costs regarding such Patent Right incurred after the receipt of such notice by Institution. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder and Institution shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other person on any terms.

         4.4 Abandonment by Institution. In the event that Institution does not wish to prepare, file, prosecute or maintain, as the case may be, any Patent Rights, it shall first without delay notify deCODE, and deCODE, at its own expense, and shall be free, where not contrary to United States law, to prepare, file, prosecute or maintain, as the case may be, such patent applications or patents. Institution shall render deCODE, at deCODE's expense, all reasonable assistance in order to facilitate such action. Any such patent application or patent shall be considered a Patent Right for all purposes of this Agreement.

         4.5 Joint Patent Rights. deCODE, at its sole expense, shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents jointly owned by deCODE and Institution ("Joint Patent Rights") included in Patent Rights. Institution shall render deCODE, at deCODE's expense, all reasonable assistance in order to facilitate such action. Any such Joint Patent Right shall be considered a Patent Right for all purposes of this Agreement, provided that for any such Joint Patent Right, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such Joint Patent Right pursuant to this Section 4.5, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to Institution as follows. Documents received from any patent office or counsel's analysis thereof shall be provided promptly after receipt. A draft of any document to be filed with any patent office shall be provided sufficiently prior to its filing to allow for review and comment by Institution, if reasonably practicable. Notwithstanding, with respect to any proposed filings to be made to any patent office for the Patent Rights, deCODE shall consult with Institution and shall in good faith consider and give due respect to Institution's position. In the event that such Joint Patent Right claims a "subject invention" as defined by 35 U.S.C. Section 201, deCODE shall comply with 35 U.S.C. Sections 200 et seq. and the applicable regulations in the filing, prosecution, maintenance and sublicensing of such Joint Patent Right.

         4.6 deCODE's Abandonment of Joint Patent Rights. In the event that deCODE does not wish to prepare, file, prosecute or maintain, as the case may be, any of the Joint Patent Rights, it shall first without delay notify Institution, and Institution, at its own expense, shall be free, where not contrary to United States law to prepare, file, prosecute or maintain, as the case may be, such Joint Patent Right. deCODE shall render Institution, at Institution's expense, all reasonable assistance in order to facilitate such action. Any such Joint Patent Right shall thereupon cease to be a Patent Right hereunder and Institution shall be free to license its rights to that particular joint patent application or joint patent to any Third Party on any terms.

5.       Royalties and Milestone Payments.

         5.1 Royalties. deCODE shall pay Institution royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the Parties, beginning with the First Commercial Sale in any country.

                  5.1.1 On all sales of a Product by deCODE, ____ percent ( %) of the Net Sales Price so long as the manufacture, use importation or sale of such Product is covered by a Valid Claim of any Patent Rights licensed exclusively to deCODE.

                  5.1.2 There shall be no royalties due by deCODE to Institution on any sales of a Product which is not covered by a Valid Claim of any Patent Right.

         5.2 Royalty Obligation. Only one royalty under Section 5.1 shall be due and payable to Institution by deCODE for any Product regardless of the number of Patent Rights or amount of Technological Information covering such Product.

         5.3 Sublicense Royalties. deCODE shall pay Institution ______ percent (__%) of all Sublicensing Income received by deCODE from its Sublicensees with respect to the sale of Products by such Sublicensee. "Sublicensing Income" shall mean all monetary consideration or consideration paid in equity, including, for example, up-front payments, milestones, royalties, and stock or other forms of equity received by deCODE from its Sublicensees with respect to the Products, but excluding any amounts received by deCODE in consideration for (a) equity,
(b) debt, (c) research and development expenses, (d) amounts received for the license or sublicense of (i) any intellectual property other than the Patent Rights, or (ii) any products other than the Products, (e) rights or benefits unrelated to the Products or related to other services being provided by deCODE to such Sublicensee, or (f) reimbursement for patent or other expenses. In the event that a sublicense of Products is being granted by deCODE together with other products, deCODE shall make a good faith allocation of the amount of consideration being made with respect to Products.

         5.4 Milestone Payments. In addition to the payments provided for in Sections 5.1, 5.2 and 5.3, deCODE shall pay Institution the following amounts upon the occurrence of the following events:

         5.4.1 $_____________ upon execution of this Agreement;

         5.4.2 $_____________ upon [CONFIDENTIAL TREATMENT REQUESTED];

         5.4.3 $_____________ upon [CONFIDENTIAL TREATMENT REQUESTED].

         5.5 Royalties of Combined Products. Where a Product is sold in combination with one or more other products that are not Products (the "Combined Product"), deCODE shall pay royalties to Institution based upon the value of the Combined Product attributable to the Patent Rights. The Parties agree to negotiate in good faith to reach a mutual agreement concerning the value of Combined Product attributable to such Patent Rights or Technological Information.

         5.6 Third Party Royalties. In the event that deCODE is required to pay royalties to one or more Third Parties for the license of technology other than the Patent Rights or the Technological Information in order to make, use or sell a Product, then deCODE shall be entitled to reduce its royalty obligation, on a country by country basis, pursuant to Sections 5.1 and 5.5 by [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate amount due to such Third Parties, but in no event shall such reduction exceed [CONFIDENTIAL TREATMENT REQUESTED] of the royalties otherwise due to Institution under this Agreement.

         5.7 Royalty Reduction. In the event that the royalty paid to Institution is a significant factor in the return realized by deCODE so as to diminish deCODE's capability to respond to competitive pressures in the market, Institution agrees to consider a reasonable reduction in the royalty paid to Institution as to each such Product for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on such Product and on analogous products, prices of competitive products, total prior sales by deCODE, and deCODE's expenditures in Product development.

         5.8 Past Due Payments. The payments due under this Agreement shall, if past due, bear interest until payment is made at a per annum rate equal to [CONFIDENTIAL TREATMENT REQUESTED] above the prime rate in effect at the Bank of Boston on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude Institution from exercising any other rights it may have as a consequence of the lateness of any payment.

6.       Reports and Payments.

         6.1 Record Keeping. deCODE shall keep, and shall cause each of its Sublicensees, if any, to keep full and accurate books of accounts in sufficient detail to allow Institution or its designee to confirm the accuracy of amounts payable to Institution under this Agreement. Such books of account shall be kept at deCODE's or such Sublicensee's principal place of business, as the case may be. The keeper of such books of account shall maintain books covering each Accounting Period for the three (3) years following the end of such Accounting Period and shall permit Institution or its designee, at Institution's expense, to inspect such books of accounts during reasonable business hours for the purpose of verifying royalty statements or compliance with this Agreement.

         6.2 Payment Form and Date. In each year the amount of royalty due shall be calculated semiannually as of the end of each Accounting Period and shall be paid semiannually within the sixty (60) days next following such date, every such payment to be made in United States currency and to be supported by the accounting method prescribed in Section 6.3, or in the case of deCODE's Sublicensee, according to such other reasonable accounting method used by such Sublicensee. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in The Wall Street Journal for the last business day of the applicable Accounting Period.

         6.3 Payment Reports. With each semiannual payment, deCODE shall deliver to Institution a full and accurate accounting to include at least the following information:

             6.3.1 Quantity of each Product sold or leased (by country) by deCODE, and its Sublicensees;

             6.3.2 Total billings for each Product (by country);

             6.3.3 Quantities of each Product used by deCODE and its Sublicensees;

             6.3.4 Names and addresses of all Sublicensees of deCODE; and

             6.3.5 Total royalties payable to Institution.

7.       Infringement.

         7.1 Right of Institution. If either Party learns of an infringement or other use, rights or ownership claim or threatened infringement or other such claim by a Third Party with respect to any Patent Rights, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement, whereupon Institution shall have the first right, but not the duty, to institute at its sole cost and expense, actions against Third Parties based on any Patent Rights under this Agreement.

         7.2 Right of deCODE. In the event that Institution does not institute an infringement proceeding against an offending Third Party within ninety (90) days after obtaining knowledge of such alleged infringement or misappropriation, deCODE shall have the right, but not the duty, to institute at its sole cost and expense, an action to enforce such Patent Rights with respect to any infringement or misappropriation by a Third Party.

         7.3 Cooperation and Expenses. In the event one Party shall initiate or carry on legal proceedings to enforce any Patent Rights against any alleged infringer, the other Party shall fully cooperate with and supply all assistance reasonably requested by the Party initiating or carrying on such proceedings. The Party which institutes any suit to protect or enforce a Patent Right shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other Party in providing such assistance and cooperation as is requested pursuant to this Section. If the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing.

         7.4 Execution of Documents and Other Acts. Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including, without limitation, consenting to being named as a nominal party thereto).

         7.5 Enforcement Award. Any award paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse both Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be allocated as follows:

             7.5.1 [CONFIDENTIAL TREATMENT REQUESTED];

             7.5.2 [CONFIDENTIAL TREATMENT REQUESTED] ; or

             7.5.3 If the Parties have cooperated in instituting and maintaining such action, the Parties shall allocate such remaining funds between themselves in the same proportion as they have agreed to bear the expenses of instituting and maintaining such action.

         7.6 Infringement Actions by Third Parties. In the event of the institution of any suit by a Third Party against deCODE for patent infringement which dominates the Patent Rights and involves the manufacture, sale, distribution or marketing of any Product, and such suit is not covered by the indemnification provided pursuant to Section 8.1.2, deCODE shall have the right to defend such suit at its own expense, and Institution hereby agrees to assist and cooperate with deCODE, at deCODE's expense, to the extent necessary in the defense of such suit. During the pendency of any such action, deCODE shall continue to make all payments due under this Agreement; provided, however, that deCODE shall be entitled to a credit against such payments of an amount equal to one-half of the reasonable costs actually incurred in such action.

         7.7 Infringement Award in deCODE's Favor in Actions by Third Parties. If deCODE finally prevails and receives an award from such Third Party as a result of such action (whether by way of judgment, award, decree, settlement or otherwise), such award shall be allocated, first, to deCODE and Institution to reimburse each Party for its pro rata share of costs and expenses incurred in such action, and the remaining amount shall be [CONFIDENTIAL TREATMENT REQUESTED].

         7.8 Infringement Award Against deCODE in Actions by Third Parties. If deCODE finally loses, whether by judgment, award, decree, settlement or otherwise), and is required to pay a royalty or damages to such Third Party in order to make, use, have made or import a Product, deCODE shall continue to pay the royalties for such Product in the countries which are the subject of such action, but shall be entitled to a credit against such payments in an amount equal to the royalty or damages paid to such Third Party under the terms set forth in Section 5.6.

         7.9 Right to Terminate Agreement. If deCODE is required to pay a royalty or damages to a Third Party pursuant to Section 7.8 and the amount of such royalty or damages exceeds [CONFIDENTIAL TREATMENT REQUESTED] of the royalties due hereunder for such Product in such country(ies), deCODE shall have the right to terminate this Agreement solely with respect to such Product in such country(ies).

8.       Indemnification and Insurance.

         8.1      Indemnification.

                  8.1.1 deCODE shall indemnify, defend and hold harmless Institution and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Institution Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Institution Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments of a Third Party to the extent arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement; and shall, at deCODE's own expense provide attorneys reasonably acceptable to Institution to defend against any actions brought or filed against such Institution Indemnitee whether or not such actions are rightfully brought. deCODE's indemnification under this Section 8.1.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Institution Indemnitees.

                  8.1.2 Institution shall indemnify, defend and hold harmless deCODE and its directors, officers, professional staff, employees, and agents and their respective successors, heirs and assigns (the "deCODE Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the deCODE Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments of a Third Party to the extent arising out of any breach of the Institution's representations and warranties set forth in Section 10; and shall, at Institution's own expense provide attorneys reasonably acceptable to deCODE to defend against any actions brought or filed against such deCODE Indemnitee whether or not such actions are rightfully brought.

                  8.1.3 In the event that any Institution Indemnitee or deCODE Indemnitee (an "Indemnitee") entitled to indemnification under Section 8.1.1 or
8.1.2 is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim. As the Parties intend complete indemnification, all costs and expenses incurred by an Indemnitee in connection with enforcement of Section 8.1.1 or 8.1.2 shall also be reimbursed by the indemnifying Party.

                  8.1.4 This Section 8.1 shall survive expiration or termination of this Agreement.

         8.2      Insurance.

                  8.2.1 Beginning at such time as any Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by deCODE or by a Sublicensee agent of deCODE, deCODE shall, at its sole cost and expense, procure and maintain commercial liability insurance in amounts not less than [CONFIDENTIAL TREATMENT REQUESTED] per incident and [CONFIDENTIAL TREATMENT REQUESTED] annual aggregate and naming the Institution Indemnitees as additional insureds. Such commercial liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for deCODE's indemnification under Section 8.1 of this Agreement. If deCODE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [CONFIDENTIAL TREATMENT REQUESTED] annual aggregate) such self-insurance program must be acceptable to the Institution and the Risk Management Foundation. In the event deCODE's Sublicensees elect to self-insure all or part of such limits, such self-insurance program shall be deemed acceptable to the Risk Management Foundation. The minimum amounts of insurance coverage required under this
Section 8.2.1 shall not be construed to create a limit of deCODE's liability with respect to its indemnification under Section 8.1 of this Agreement.

                  8.2.2 deCODE shall provide Institution with written evidence of such insurance upon request of Institution. deCODE shall provide Institution with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if deCODE does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, Institution shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

                  8.2.3 deCODE shall maintain such commercial institution liability insurance beyond the expiration or termination of this Agreement during: (a) the period that any Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by deCODE or by a Sublicensee or agent of deCODE; and (b) a reasonable period after the period referred to in Section 8.2.3(a), which in no event shall be less than [CONFIDENTIAL TREATMENT REQUESTED].

                  8.2.4 This Section 8.2 shall survive expiration or termination of this Agreement.

         8.3 Disclaimer. OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH UNDER THIS AGREEMENT, INSTITUTION MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO deCODE HEREUNDER AND HEREBY DISCLAIMS THE SAME.

9.       Termination.

         9.1 Term. This Agreement shall commence as of the Effective Date of this Agreement and, unless sooner terminated as provided hereunder, shall terminate as follows:

             9.1.1 As to each Product, this Agreement shall terminate upon the later of: (a) 15 years from the Effective Date of this Agreement; (b) the expiration of the last to expire of the Patent Rights necessary for the manufacture, use and sale of such Product in such country; or (c) 5 years after the First Commercial Sale of such Product in such country.

             9.1.2 This Agreement shall terminate in its entirety upon its termination as to all Products.

         9.2 Termination by deCODE. deCODE shall have the right to terminate the licenses granted herein, in whole or as to any Product in any country, at any time, and from time to time, by giving notice in writing to Institution. Such termination shall be effective sixty (60) days from the date such notice is given, and all deCODE's rights associated therewith shall cease as of that date, subject to Sections 9.5, 11 and 12.

         9.3 Termination by Institution. Institution shall have the right to terminate the licenses granted herein, as to any Product in any country, upon written notice to deCODE in the event that after the First Commercial Sale of such Product in such country there is a continuous one (1) year period in which no Product is sold in such country, provided such sale is not prevented by force majeure, government regulation or intervention, or institution of a law suit by any Third Party. Such termination shall be effective sixty (60) days from the date such notice is given, and all deCODE's rights associated therewith shall cease as of that date, subject to Sections 9.5, 11 and 12.

         9.4 Default; Notice; Cure. If either party shall fail to faithfully perform any of its obligations under this Agreement except the due diligence milestones specified in Section 3 herein, the nondefaulting Party may give written notice of the default to the defaulting Party. Unless such default is corrected within sixty (60) days after such notice, the notifying Party may terminate this Agreement and the license hereunder upon sixty (60) days prior written notice, provided that only three such sixty (60) day grace periods shall be available in any twelve (12) month period with respect to a default of any particular provision hereunder. Thereafter notice of default of said provision shall constitute termination.

         9.5 Disposal of Inventory. Upon the termination of any license granted herein, in whole or as to any Product for any reason other than a failure to cure a material breach of the Agreement by deCODE, deCODE shall have the right for one year or such longer period as the Parties may reasonably agree to dispose of all Product or substantially completed then on hand to which such termination applies, and royalties shall be paid to Institution with respect to such Product as though this Agreement had not terminated.

         9.6      Rights following Expiration or Termination.

             9.6.1 Following expiration of this Agreement as to each Product pursuant to Section 9.1.1, deCODE shall have the royalty-free non-exclusive right within the License Fields to continue to use such Product as heretofore licensed.

             9.6.2 Following expiration of this Agreement in its entirety pursuant to Section 9.1.2 or termination by deCODE pursuant to Section 9.4, deCODE shall have the royalty-free non-exclusive right within the License Fields to continue to use such Product as heretofore licensed.

             9.6.3 Upon termination of this Agreement as to any Product in any country by Institution pursuant to Section 9.3: (i) deCODE shall promptly transfer to Institution copies of all data, reports, records and materials in deCODE's possession or control which relate to such Products; (ii) all licenses granted for Patent Rights covering such Product in such country by Institution to deCODE under Section 2 shall terminate; (iii) all sublicenses granted by deCODE under this Agreement with respect to such Product in such country shall be subject to Section 9.7, and (iv) ownership of all INDs, NDAs and other regulatory filings made or filed for such Product in such country shall be transferred to Institution. Thereafter, Institution shall have the right to develop, make, have made, use, sell or have sold such Product in such country, subject to such sublicenses.

             9.6.4 Upon termination of this Agreement in its entirety by deCODE pursuant to Section 9.4, in addition to any other remedies available to deCODE at law or in equity: (i) Institution shall promptly transfer to deCODE copies of all data, reports, records and materials in Institution's possession or control that relate to the Products; (ii) return to deCODE all relevant records and materials in Institution's possession or control containing Confidential Information of deCODE; and (iii) ownership of all INDs, NDAs and other regulatory filings made or filed for any Product shall be transferred solely to deCODE. The right and license granted to deCODE by Institution pursuant to
Section 2 shall continue in full force and effect without further obligation to Institution.

             9.6.5 Upon termination of this Agreement by Institution pursuant to
Section 9.4, in addition to any other remedies available to Institution at law or in equity: (i) deCODE shall promptly transfer to Institution copies of all data, reports, records and materials in deCODE's possession or control; (ii) return to Institution all relevant records and materials in deCODE's possession or control containing Confidential Information of Institution; (iii) all licenses granted for Patent Rights by Institution to deCODE under Section 2 shall terminate; (iv) all sublicenses granted by deCODE under this Agreement shall be subject to
Section 9.7, and (v) ownership of all INDs, NDAs and other regulatory filings shall be transferred to Institution. Thereafter, Institution shall have the right to develop, make, have made, use, sell or have sold Products, subject to such sublicenses.

                  9.6.6 Upon termination of this Agreement with respect to any Product in any country by deCODE pursuant to Section 7.9 or 9.2: (i) each Party shall promptly transfer to the other Party copies of all data, reports, records and materials of the other Party in the possession or control of such Party which relate to such Product; and (ii) all licenses granted by either Party to the other Party under Section 2 shall terminate. Thereafter, each Party shall have the right to develop, make, have made, use, sell or have sold such Product in such country, to the extent legally permissible.

         9.7 Rights Under Sublicenses Upon Termination. In the event that any license granted to deCODE under this Agreement is terminated, any sublicense under such license granted prior to termination of said license shall remain in full force and effect, provided that:

                  9.7.1 The Sublicensee is not then in breach of its sublicense agreement;

                  9.7.2 The Sublicensee agrees to assume the rights and obligations of deCODE under the terms and conditions of this Agreement, as modified by the provisions of this Section 9.7;

                  9.7.3 The Sublicensee, at Institution's written request, assumes in a signed writing the same obligations to Institution as those assumed by deCODE under Sections 8 and 11;

                  9.7.4 Institution shall have the right to receive the greater of (a) any payments payable to deCODE under such sublicense agreement to the extent they are reasonably and equitably attributable to such Sublicensee's right under such sublicense to use and exploit Patent Rights and/or Technological Information or (b) the lowest royalty which is within the "Competitive" range as hereinafter defined, at the time Institution's license to deCODE is terminated. A royalty rate shall be regarded as "Competitive" if it is within the range of royalty rates that Institution would charge in an arms length transaction with a licensee which was not and had not been a sponsor of research at Institution, taking into account the value of the licensed technology at the time Institution's license to deCODE is terminated; and

                  9.7.5 Institution shall not assume, and shall not be responsible to such Sublicensee for, any representations, warranties or obligations of deCODE to such Sublicensee, other than to permit such Sublicensee to exercise any rights to Patent Rights and Technological Information that are granted under such sublicense agreement consistent with the terms of this Agreement.

         9.8 Payment of Royalties Upon Termination. Upon termination of any license granted hereunder, deCODE shall pay Institution all royalties due or accrued on (a) the sale of Products up to and including the date of termination, and (b) for twelve (12) months following the date of termination, the sale of Products manufactured prior to the termination date.

10.      Representations and Warranties.

         10.1 Ownership. Institution represents and warrants that: (a) to the best of its knowledge, Institution is the owner of all right, title and interest in the Patent Rights and has the right to grant the right and license granted to deCODE under this Agreement; and (b) Institution has not entered into any agreement with any Third Party which is in conflict with the rights granted to deCODE pursuant to this Agreement. Notwithstanding the foregoing, Institution makes no representation or warranty as to the validity of any Patent Rights licensed under this Agreement.

         10.2 Disclosure. Institution represents and warrants that it has fully disclosed to deCODE all information in Institution's possession or control relating to the Patent Rights, including, without limitation, any communications with any Third Parties relating to any of the foregoing.

         10.3 Power to Grant License. Institution represents and warrants that it is not prohibited by the United States Government or by any other foreign or domestic governmental authority from granting the right and license in the Patent Rights and Technological Information to deCODE under this Agreement
         10.4 Survival. The representations and warranties contained in this
Section 10 shall survive the termination of this Agreement.

11.      Alternative Dispute Resolution.

         11.1 Negotiation. The Parties shall attempt in good faith to resolve, through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either Party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five (5) days with a written statement of its position on, and recommended solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.

         11.2 Arbitration. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties according to Section 11.2.1 shall, be submitted for final and binding arbitration before JAMS/Endispute ("JAMS") pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq., and shall be held at a mutually agreeable location or in New York City. Any Party may commence the arbitration process pursuant to this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Party. Unless the

Parties otherwise agree in writing: the arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is greater than $250,000, exclusive of interest; or the arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is $250,000 or less, exclusive of interest. The Parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings; provided, however, that all arbitrators must be knowledgeable in the pharmaceutical industry or bioinformatics or other technology areas as appropriate to the Patent Rights licensed hereunder, and must not be affiliated through employment or otherwise with a competitor of either Party, as determined through mutual assent of the Parties. The Parties shall participate in the arbitration in good faith, and shall share equally in its costs. The provisions of this Section may be enforced by any Court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

         11.3 Injunction. This Section 11 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

12.      Miscellaneous.

         12.1 Governing Law. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

         12.2 Assignment. Neither Party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement.

         12.3 Notices. All notices, demands and other communications of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered, or when shipped by private express carrier (signature required), shipment charges prepaid, or when sent via facsimile transmission (receipt verified) to the Party to whom delivery shall be made at the respective addresses as set out below.

                           If to Institution, to:

                           Institution:
                                       _________________________________________
                           Attn:
                               _________________________________________________
                           Licensing
                                    ____________________________________________

                           Institution Agreement #
                                                  ______________________________
                           Telephone:
                                     ___________________________________________

                           Facsimile:

                           If to  deCODE, to:
                                            ____________________________________
                           deCODE genetics Ltd.
                           Lynghalsi 1
                           IS-110 Reykjavik, Iceland
                           Attn:
                                ________________________________________________

                           Telephone:  +354-570-1900
                           Facsimile:  +354-570-1901

         12.4 Modification. No modification or waiver of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by both Parties.

         12.5 Waiver. No waiver of any rights will be effective unless assented to in writing by the Party to be charged and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

         12.6 Headings. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision; provided that no such severability will be effective if the result of such action materially changes the economic benefit of this Agreement to deCODE or to Institution.

         12.8 Construction. The Parties have participated equally in the creation of this Agreement; the language of this Agreement will not be presumptively construed against either party.

         12.9. Survival. Sections 1, 6, 7, 8, 9.5, 9.6, 9.7, 9.8, 10, 11, 12.1,
12.7, 12.8 and 12.9 shall survive any expiration or termination of this Agreement.

         12.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

                                      * * *

         In witness whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.



INSTITUTION:                               DECODE GENETICS LTD.:



BY:__________________________              BY:___________________________


NAME:__________________________            NAME:____________________________


TITLE:__________________________           TITLE:____________________________


DATE:__________________________            DATE:____________________________

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]















                            CLINICAL TRIAL AGREEMENT

                                     BETWEEN

                              [NAME OF INSTITUTION]

                                       AND

                              DECODE GENETICS LTD.

                            DATED ____________, 2000

                            CLINICAL TRIAL AGREEMENT

      THIS CLINICAL TRIAL AGREEMENT (this "Agreement") effective _____ day of ____, 2000 ("Effective Date"), is by and between [name of Partners' Institution] (for example, The General Hospital Corporation d.b.a. Massachusetts General Hospital, a Massachusetts not-for-profit corporation having its principal offices at 55 Fruit Street, Boston, MA 02114 or The Brigham and Women's Hospital, Inc., a Massachusetts not-for-profit corporation having its principal offices at 75 Francis Street, Boston, MA 02115) ("Institution"), acting on behalf of ________________, M.D., Department of __________,
_____________________________________ ("Principal Investigator"), and deCODE
genetics Ltd., an Icelandic corporation which is a wholly-owned subsidiary of deCODE genetics, Inc., a Delaware corporation, and having an office at Lynghalsi 1, IS-110 Reykjavik, Iceland ("deCODE") (Institution and deCODE, each a "Party;" collectively, the "Parties").

                                   BACKGROUND

      The Parties to this Agreement share a common mission of improving the public health by engaging in research for the purpose of discovering and making available to the public new and improved medical drugs and devices. In connection with this mission, deCODE desires to have further clinical research conducted on its [DRUG/DEVICE] described below. Institution and Principal Investigator, having particular expertise and opportunity, desire to provide this research.

      The Parties have, therefore, agreed as follows:

1.    Definitions.

      1.1 "Approved Subcontractee" shall mean have the meaning assigned to such term in Section 2.1.

      1.2 "Confidential Information" of a Party shall mean all technical or marketing reports, data or information disclosed by such Party to the other Party which is in writing and marked "Confidential, "Proprietary" or the like, or, if disclosed orally, is indicated as confidential at the time of disclosure and is summarized in writing and marked or otherwise designated in writing as "Confidential, "Proprietary" or the like within thirty (30) days after such disclosure, provided, however, that Study Data, other than deCODE Study Data set forth on Appendix B and Research Data other than deCODE Research Data set forth on Appendix E of the Sponsored Research Agreement shall not be considered Confidential Information of the disclosing Party.

      1.3 "Copyright" shall mean the copyright subsisting in accordance with United States Copyright Law, foreign copyright laws and international agreements in the Copyrightable Work, together with any United States or foreign copyright registration application or resulting copyright registration.

      1.4 "Copyrightable Work" shall mean any original work of authorship fixed in any tangible medium of expression, now known or later developed, from which it can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, including without limitation computer programs and related documentation, which is authored by any Investigator solely or jointly with deCODE or deCODE personnel in the conduct of the Study, or prepared by any Investigator in the conduct of the Study and within the scope of his or her employment by Institution as a Work-Made-For-Hire (as that capitalized term is defined in United States Copyright Law) for which Institution is considered the author and owner solely or jointly with deCODE or deCODE personnel. Notwithstanding the foregoing, as used herein, "Copyrightable Work" shall exclude (a) databases and (b) works authored by any Investigator of an academic or scholarly nature such as notebooks, textbooks, publications or abstracts in scientific journals or presentations, regardless of whether such works were created in conduct of the Study.

      1.5 "Crosswalk Development Agreement" shall mean the agreement between Partners Healthcare Systems, Inc., The General Hospital Corporation d.b.a. Massachusetts General Hospital, The Brigham and Women's Hospital and deCODE dated May 11, 2000.

      1.6 "CSRL" shall mean the Institution's Corporate Sponsored Research and Licensing office, or any successor thereto.

      1.7 "deCODE" shall have the meaning assigned to such term in the Introductory paragraph.

      1.8 "deCODE Materials" shall mean any biological material or substance first discovered, produced or made by an employee of deCODE or otherwise to which deCODE has rights and which deCODE provides to Institution in connection with the Study pursuant to this Agreement; provided however, that deCODE Materials shall not include tissues, bodily fluids, or other materials from patients, including without limitation genetic material.

      1.9 "deCODE Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

      1.10 "deCODE Representative" shall be ____________________, or such other representative as deCODE may subsequently designate in writing, who shall be responsible for the communications and collaboration with Institution relating to the Study.

      1.11 " deCODE Research Data"shall have the meaning assigned to such term in the Sponsored Research Agreement.

      1.12 "deCODE Study Data" shall mean any research data, formulae, process information or other information pertaining to the Study, and produced by a deCODE employee or consultant in the performance of, or relating to, the Study, including without limitation any research data, formulae, process information or other information provided by deCODE to Institution or its Investigators for the purpose of performing or in connection with the performance of the Study. Notwithstanding the foregoing, the term "deCODE Study Data" shall not include patient identifiers or other patient confidential information.

      1.13 "Effective Date" shall have the meaning assigned to such term in the Introductory paragraph.

      1.14 "Field of Study" shall mean ___________ [TO BE DEFINED TAKING INTO CONSIDERATION ITS USE IN SECTION 2.5.].

      1.15 "Indemnitees" shall have the meaning assigned to such term in Section 13.1.1.

      1.16 "Institution" shall have the meaning assigned to such term in the Introductory paragraph.

      1.17 "Institution Materials" shall mean any biological material or substance first discovered, produced or made by an Investigator in the performance of Study; provided, however, that Institution Materials shall not include tissues, bodily fluids, or other materials from patients, including without limitation genetic material.

      1.18 "Institution Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

      1.19 "Institution Study Data" shall mean any research data, formulae, process information or other information pertaining to the Study produced by an Investigator in the performance of Study, but shall not include patient identifiers or other patient confidential information.

      1.20 "Intellectual Property Rights" shall mean the statutory rights and protection afforded Patent Rights and/or Copyrightable Works by the patent and copyright laws of the country where such right is sought, it being understood that any individual category of intellectual property may be afforded more than one such statutory right.

      1.21 "Invention" shall mean any new and useful process, machine, manufacture, or composition of matter conceived and reduced to practice, solely or jointly, by any Investigator in the performance of the Study.

      1.22 "Investigator" shall mean the Principal Investigator and any other member of Institution's Professional Staff, graduate student, undergraduate student, or employee of Institution who shall conduct the Study under the direction of the Principal Investigator.

      1.23 "IP Costs" shall have the meaning assigned to such term in Section
7.5.

      1.24 "IP Project Leader" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

      1.25 "IRB" shall have the meaning assigned to such term in Section 2.2.

      1.26 "JAMS" shall have the meaning assigned to such term in Section 16.2.

      1.27 "Joint Copyrightable Work" shall have the meaning assigned to such term in Section 7.3.

      1.28 "Joint Invention" shall have the meaning assigned to such term in
Section 7.3.

      1.29 "Joint Study Data" shall mean any research data, formulae, process information or other information pertaining to the Study which is jointly produced by one or more Investigators and one or more deCODE employees or consultants in the performance of Study, but does not include patient identifiers or other patient confidential information.

      1.30 "Materials" shall mean deCODE Materials and Institution Materials collectively.

      1.31 "Party" or "Parties" shall have the meanings assigned to such terms in the Introductory paragraph.

      1.32 "Patent Rights" shall mean any United States patent application, including any division or continuation and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, which contains one or more claims to an Invention. Patent Rights shall also include those claims of any continuation-in-part of the aforementioned patent applications to the extent they claim an Invention.

      1.33 "Patient Tissues" shall mean any tissues, bodily fluids, or other materials from patients, including without limitation genetic material.

      1.34 "Principal Investigator" shall mean, who shall be responsible for the direction and conduct of the Study at Institution.

      1.35 "Research Data" shall have the meaning assigned to such term in the Sponsored Research Agreement.

      1.36 "Sponsored Research Agreement" shall mean that certain Sponsored Research Agreement among the Parties, dated [____________].

      1.37 "Strategic Alliance Agreement" shall mean the agreement between Partners Healthcare Systems, Inc., The General Hospital Corporation d.b.a. Massachusetts General Hospital, The Brigham and Women's Hospital and deCODE dated May 11, 2000.

      1.38 "Study" shall mean have the meaning assigned to such term in Section 2.1.

      1.39 "Study Data" shall mean deCODE Study Data, Institution Study Data and Joint Study Data, collectively.

      1.40 "Study [DRUG\DEVICE]" shall have the meaning assigned to such term in
Section 2.3.
      1.41 "Term" shall have the meaning assigned to such term in Section 12.1.

      1.42 "Third Party Project" shall have the meaning assigned to such term in
Section 2.5.2.

      1.43 "Transfer Letter" shall mean the correspondence to accompany the transfer of Materials is substantially the same form as that attached as Appendix F.

2.    Study Performance.

      2.1 Protocol. Subject to approval by all appropriate and necessary authorities pursuant to Section 2.2 below, Principal Investigator agrees to conduct a clinical trial in accordance with the study protocol entitled "________________________________", a copy of which is attached hereto as
Appendix A (hereinafter referred to as the "Study"). In the event of any conflict between Appendix A and the provisions of this Agreement, the provisions of this Agreement shall govern.

      2.2 Study Review. The Study shall be conducted by staff members of Institution under the direction of the Principal Investigator at Institution or elsewhere with the prior approval and ongoing review of all appropriate and necessary review authorities and in accordance with all applicable federal, state and local laws and regulations. The Study may also be subcontracted to other sites which have been approved by deCODE ("Approved Subcontractee"), provided that any such Approved Subcontractee agrees in writing to be bound by the terms of this Agreement. Principal Investigator shall provide deCODE with written evidence of review and approval of this Study by Institution's Institutional Review Board ("IRB") prior to the initiation of the Study and shall inform deCODE of the IRB's continuing review promptly after such review takes place, which shall be at least once per year.

      2.3 Study Drug. deCODE shall provide Institution, at no charge, with quantities of [NAME OF DRUG/DEVICE] required for the Study (the "Study [DRUG/DEVICE]"). If deCODE has failed to provide necessary Study [DRUG/DEVICE] at the time of the scheduled Study initiation, deCODE shall reimburse Institution for reasonable costs incurred during such delay. The Institution and Principal Investigator shall safeguard such Study [DRUG/DEVICE] with the degree of care used for their own property. Upon completion or termination of the Study and upon deCODE's request, Institution shall return or otherwise dispose of any remaining Study [DRUG/DEVICE] in accordance with deCODE's instructions. Institution and Principal Investigator shall not use any Study [DRUG/DEVICE] for any purpose other than the Study without the prior written consent of deCODE.

      2.4 Change in Principal Investigator. If for any reason Dr.__________ is unable to fulfill the responsibilities of the Principal Investigator required to carry out the Study, the Parties shall negotiate in good faith the continuance of the Study under the direction and supervision of a different Principal Investigator. However, if a Principal Investigator satisfactory to deCODE cannot be agreed upon, then deCODE may terminate this Agreement immediately upon giving notice thereof.

      2.5   Exclusivity.

            2.5.1 At any time during the term of this Agreement, either Party may propose in writing additional study in the Field of Study not previously described in the Study as set forth in Appendix A. Each such proposal shall include a description of the additional research proposed, a budget of the costs to be funded by deCODE, and a schedule of payment of such costs. Unless the Parties shall otherwise agree in writing, negotiations between them over any such proposal shall not extend beyond the sixtieth (60th) day next following the date when the proposal shall have first been so made, and whenever such negotiations shall end without agreement between the Parties to proceed with the proposed research, the Party proposing the additional research may proceed without the other Party and seek funding from any other sponsor, including but not limited to a commercial sponsor, as set forth in Section 2.5.2. When such proposal is accepted by Institution and deCODE, it shall be appended hereto as an addendum to the Study and shall be subject to the terms and conditions of this Agreement unless otherwise specified, and the Study described therein shall commence and budgeted amounts shall be paid as set forth in the proposal or as otherwise agreed by the Parties in writing. In no event shall any additional research be added to the Study nor shall the direction of the Study be altered without the concurrence of the Director of CSRL of the Institution.

            2.5.2 Notwithstanding any contrary provision, an Investigator shall not seek funding from another commercial sponsor for an additional study proposal in the Field of Study unless and until such proposal has been submitted to deCODE in accordance with the foregoing Section 2.5.1 and the Parties have failed to agree in writing to append such proposal hereto as an addendum to the Work Plan within the stipulated sixty (60) days. In the event of such failure to agree, an Investigator shall be free to seek and accept funding from such commercial sponsor for such research proposal (the "Third Party Project"), provided that, in the reasonable determination of the Joint Steering Committee created pursuant to the Strategic Alliance Agreement, after consultation with the Investigator: (a) the subject matter of the Third Party Project is not so closely related scientifically to the Study that sponsorship of such Third Party Project by such other commercial sponsor would create a conflict of interest for Institution or any Investigator performing the Study; (b) the risk of subject matter overlaps between the Study and such Third Party Project is minimal; (c) the Third Party Project would not conflict with the terms and conditions of this Agreement and would not have a material impact on the Study or Institution's ability to perform the Study; and (d) such other commercial sponsor of the Third Party Project is not a competitor of deCODE in any of its business areas that would create a conflict of interest.

            2.5.3 An Investigator shall be free at any time to seek funding for any research in the Field of Study, including additional funding for the Study, from any international, state or federal agency, or from any not-for profit foundation, except foundations owned or operated by a commercial entity other than deCODE or which have obligations to commercial entities with respect to such research; provided, however, that such Investigator shall follow the procedures set forth in Section 5 with respect to any grant applications and progress reports disclosing Study

Data and Section 6 of the Sponsored Research Agreement with respect to any grant applications and progress reports disclosing Research Data.

            2.5.4 Investigators shall be free at any time to seek funding from any source for any research outside the Field of Study.

3. Transmission of, and Rights To Use, Institution Materials and deCODE
Materials.

            3.1 Use of deCODE Materials by Institution. Institution and Principal Investigator shall not distribute deCODE Materials to anyone other than Investigators or use them for any purpose other than the Study without the prior written approval of deCODE.

      3.2 Use of Institution Materials by deCODE. Upon deCODE's request, Principal Investigator shall provide deCODE with an amount of such Institution Materials as is reasonably requested and shall not interfere with Investigators' ability to conduct the Study. deCODE shall have the right to use Institution Materials provided to it for: (a) any commercial purposes, including but not limited to the development, manufacture, sale and use of any product; (b) for research and development purposes, provided, however, that uses that may lead to publications are discussed in advance with the Principal Investigator and that Investigators who produced the Institution Materials are given credit in accordance with scientific custom, by acknowledgment or co-authorship as appropriate, in any resulting publications; and (c) transfers to third parties; provided, however, that deCODE has obtained the prior written permission of the Principal Investigator for such transfers.

            3.3 Transfer Letters. Institution Materials provided to deCODE and deCODE Materials provided to Investigators shall be accompanied by, and subject to the terms of, a Transfer Letter in substantially the same form as that attached as Appendix F.

      3.4   Use of Institution Materials by Institution.

            3.4.1 During the period the Study is being performed hereunder, Institution and Principal Investigator shall have the right to transfer Institution Materials to not-for-profit entities or persons known to be affiliated therewith, provided that such entities or persons agree in writing not to: (a) transfer such Institution Materials to any other person or entity; and (b) use such Institution Materials for commercial purposes.

            3.4.2 During the period the Study is being performed hereunder, Institution and Principal Investigator shall not, without deCODE's prior written approval, distribute or knowingly allow to be distributed Institution Materials to for-profit entities or persons known to be employed thereby or performing research sponsored thereby in the Field of Study unless:

                  (a) A description of the Institution Materials is published in a journal that requires dissemination of described materials as a condition for publication;

                  (b) Institution and deCODE have mutually agreed not to seek Patent

Rights claiming such Institution Materials or its manufacture or use; or

                  (c) Such distribution is required by the policies, regulations or guidelines of the U.S. government.

            3.4.3 Under the circumstances described in 3.4.2(a), (b) or (c), Institution and Principal Investigator shall have the right to distribute such Institution Materials to:

                  (a) Such entities or persons who agree in writing not to (i) transfer such Institution Materials to any other person or entity; and (ii) use such Institution Materials for commercial purposes; and

                  (b) Third persons solely for the purpose of obtaining chemical, physical, or biological analysis or characterization of such Institution Materials, provided that such persons agree in writing not to (i) transfer such Institution Materials or any non-public information regarding such Institution Materials to any other person or entity; and (ii) use such Institution Materials for any purpose other than the agreed-upon analysis or characterization and not to disclose such analysis or characterization to any third party.

      3.5 Transfer Agreement for Patient Tissues. In the event that any Patient Tissues are to be transferred from Institution to deCODE for the purposes of the Study, such Patient Tissues shall be provided under the terms and conditions of a Transfer Agreement for Patient Tissue Samples in substantially the same form as that attached as Appendix G.


4. Results of the Study.

      deCODE shall own its case report forms and shall have the unrestricted right to use the data from the Study, provided, however, that deCODE shall not use any patient names, identifying information, photographs, or other likenesses without first obtaining the specific written informed consent of such patient for such use. Institution shall own its medical records, research notebooks and related documentation.

5.    deCODE Confidential Information.

      5.1 Confidentiality Obligation. Except as otherwise provided in Section 5.2, for a period of ten (10) years from the Effective Date, or, with respect to deCODE Study Data set forth on Appendix B and deCODE Research Data set forth on Appendix E in the Sponsored Research Agreement, such shorter time period as the Parties and the Principal Investigator may agree to in writing, Institution agrees to use all reasonable efforts, no less than those used to protect its own confidential information, not to disclose to third parties any Confidential Information disclosed to it by deCODE.

      5.2 Permitted Disclosures. Nothing in this Agreement shall limit any Party in any way from: (a) disclosure of information required by a public authority; or (b) disclosure of information that is necessary to prevent imminent danger to the public; provided, however, in each case the disclosing Party shall promptly inform the other Party of its intent to disclose such information and the reasons for such disclosure.

      5.3 Exceptions. The Institution shall have no obligation of confidentiality with respect to any portion of such Confidential Information which:

            5.3.1 As of the Effective Date, is part of the public domain;

            5.3.2 Subsequently becomes part of the public domain through no fault of Institution;

            5.3.3 Which Institution can show was in its possession, as evidenced by written records kept in the ordinary course of business or by the proof of actual use at the time of executing this Agreement, and which information had not been wrongfully acquired, directly or indirectly, from deCODE;

            5.3.4 Which is subsequently disclosed to Institution by a third party not in violation of any right of, or obligation to, deCODE hereto;

            5.3.5 Is required to be disclosed by operation of law, provided that deCODE has received advanced notice of the proposed disclosure by Institution, or

            5.3.6 Is developed by or on behalf of Institution without reference to deCODE's Confidential Information, as evidenced by written records.

      5.4 Injunctive Relief. In addition to any other right or remedy it may have and without the posting of any bond or other security, deCODE shall be entitled to obtain injunctions to enjoin or restrain Institution from any violation or threatened violation of this Section 5.

6.    Publication.

      6.1 Submission. Prior to public presentation or submission to a journal, international, federal or state agency, or not-for-profit foundation, as the case may be, the Principal Investigator shall submit for review to the deCODE Representative an early draft of any manuscript, abstract, public oral presentation or progress report containing Study Data or Research Data.

      6.2 Review Period. Within thirty (30) days of receipt of such manuscript, or within seven (7) days of receipt of an abstract of a public oral presentation from the Principal Investigator, deCODE shall submit its comments, if any, to the Principal Investigator. The Investigators shall give due consideration to any comments made by deCODE, but shall not be required to incorporate any of deCODE's comments, and the Investigators' decision as to the information to be contained in such manuscript, presentation, or abstract shall be final, except that upon deCODE's notification, the Investigators shall delete deCODE's Confidential Information and deCODE Study Data set forth on Appendix B and deCODE Research Data set forth on

Appendix E of the sponsored Research Agreement. In any publication or presentation containing Study Data or Research Data, each Party shall acknowledge the role and contribution of the other Party to the Study.

      6.3 Delay for Patent Filing. If deCODE has reason to believe that any such manuscript, abstract, presentation, progress report or any grant application provided in accordance with Section 6.5 reveals a potentially patentable Invention, deCODE shall notify the Principal Investigator and Institution in writing within the time periods indicated in Section 6.2, 6.4 or 6.5, as the case may be. In such case, the Investigators agree to delay submission for publication, public presentation, or submission to an agency or not-for-profit foundation, as the case may be, until the earlier to occur of the following:

            6.3.1 A U.S. patent application has been filed;

            6.3.2 Institution's CSRL has determined, in consultation with deCODE, that no patentable Invention exists; or

            6.3.3. Sixty (60) days have passed from the date of such notification by deCODE.

      6.4 Competitive Publications. If a deCODE employee or Investigator receives reasonable indications concerning the imminent oral presentation or publication of a manuscript or abstract by a third party that is similar in content to the presentation, manuscript or abstract containing Study Data or Research Data proposed to be published or presented by an Investigator, the Parties agree as follows:

            6.4.1 The deCODE employee or Investigator shall notify the other Party in writing as soon as reasonably practical about such other imminent presentation or publication; and

            6.4.2 The time periods for presentation or publication review and delay stated in Sections 6.1, 6.2 and 6.3 shall be shortened as mutually agreed.

      6.5 Grant Submissions. Investigators shall have the right to submit grant applications related to the Study and/or disclosing any Study Data, except for deCODE Research Data set forth on Appendix E of the Sponsored Research Agreement, deCODE Study Data set forth in Appendix B, or the nature of the relationship among the Parties to any international, federal or state agencies or not-for-profit foundations which do not require licensing to a commercial entity; provided, however, that such Investigators shall provide a draft of such grant applications to deCODE at least fifteen (15) days prior to such submission to such agencies or foundations. In the event that an Investigator wants to exclude from review any portions of a grant application that does not disclose any such Study Data, Research Data or the nature of the relationship among the Parties, then such Investigator shall provide to deCODE: (a) a draft of all other portions of such grant application, including all portions disclosing any Study Data or Research Data; and (b) a certification from the Principal Investigator and IP Project Leader that deCODE has been provided with all portions of such grant application disclosing Study Data or Research Data and all portions reasonably necessary for deCODE to determine whether such grant application reveals a potentially patentable Invention. In such event, deCODE may request additional information as it deems reasonably necessary or desirable to make such a determination. Such grant submission shall be subject to Section
6.3. When so requested by deCODE, Institution and Investigators shall indicate on such grant application that certain proprietary business information is contained therein which is not subject to disclosure under the Freedom of Information Act, and shall request that such information be treated as confidential.

7.    Intellectual Property Rights.

      7.1 Ownership by Institution. Each Investigator who shall (a) solely or jointly make an Invention or (b) solely or jointly author or prepare a Copyrightable Work, shall promptly report such Invention or Copyrightable Work to the Institution. Such Investigator shall assign all of his or her rights, title and interest in any such Invention, including any Patent Rights, or Copyrightable Work to the Institution (to the extent that such Copyrightable Work is not already owned by such Institution as a Work-Made-For-Hire under United States Copyright Law).

      7.2 Ownership by deCODE. Each deCODE employee who shall (a) solely or jointly make a Invention or (b) solely or jointly author or prepare a Copyrightable Work, shall promptly report such Invention or Copyrightable Work to deCODE. Such deCODE employee shall assign all of his or her rights, title and interest in any such Invention, including any Patent Rights, or Copyrightable Work to deCODE (to the extent that such Copyrightable Work is not already owned by deCODE as a Work-Made-For-Hire under United States Copyright Law).

      7.3 Joint Ownership. If an Invention is invented by one or more Investigator(s) and one or more deCODE employee(s) such Investigator(s) and deCODE employee(s) shall assign all of their right, title and interest in any such Invention (a "Joint Invention") to their respective employers. If a Copyrightable Work is authored or created by one or more Investigator(s) and one or more deCODE employee(s) (a "Joint Copyrightable Work") such Investigator(s) and deCODE employee(s) shall assign all of their rights, title and interest in such Joint Copyrightable Work to their respective employers (to the extent that such deCODE employees' and Investigators' contributions to such Joint Copyrightable Work is not already owned by deCODE or the Institution as a Work-Made-For-Hire under the United States Copyright Law). For each Joint Invention, the Institution and deCODE shall each own an undivided interest in such Invention in each country in which it is filed and granted. For each Joint Copyrightable Work, the Institution and deCODE shall each own an undivided interest in such Copyright in each country where Copyright protection results. Institution and deCODE shall each have the right to sell, license or otherwise transfer its rights to such Joint Invention or Joint Copyrightable Work in any country without the consent of the other; provided, however, that the Institutions shall be subject to the terms and conditions of this Agreement and the Strategic Alliance Agreement.

      7.4 Disclosure between Parties. Each Party shall promptly advise the other in writing of each: (a) Invention, including without limitation any Joint Invention; or (b) Copyrightable Work, including without limitation any Joint Copyrightable Work, disclosed to it. Representatives of Institution and deCODE shall then discuss whether applications for Intellectual Property Rights shall be sought and in which countries. If both Parties mutually agree that such application(s) should be filed, applications assigned solely to Institution shall be filed by Institution, applications assigned solely to deCODE shall be filed by deCODE, and jointly assigned applications shall be filed as mutually agreed upon by the Parties. The titles, serial numbers and other identifying data of any applications for Intellectual Property Rights shall be added to Appendix E of this Agreement.

      7.5 Costs. Reasonable and customary costs incurred by Institution for filing, obtaining and maintaining Intellectual Property Rights filed by mutual agreement ("IP Costs") shall be reimbursed in full by deCODE upon deCODE's receipt of Institution's notice of payment of such IP Costs, except as provided for below. Such IP Costs shall include but not be limited to the costs of preparing, filing, prosecuting (including mutually agreed upon interferences or oppositions), issuing or maintaining and working Intellectual Property Rights, including without limitation the Patent Rights and Copyrights. For IP Costs not reimbursed by deCODE within thirty (30) days after receipt of Institution's notice of payment of such IP Costs, deCODE shall pay Institution interest at the rate of [CONFIDENTIAL TREATMENT REQUESTED] per month compounded each month that such IP Costs remain unpaid. For Intellectual Property Rights in which other commercial entities have acquired license rights, deCODE shall reimburse Institution only for the same share of such IP Costs as reimbursed by each of the other commercial entities, but in no event shall deCODE be required to reimburse Institution for more than [CONFIDENTIAL TREATMENT REQUESTED] of the IP Costs for such Intellectual Property Rights.

      7.6 deCODE Waives Filing. In the event deCODE is interested in having Intellectual Property Rights filed with respect to a particular Invention or Copyrightable Work made solely by Investigators, deCODE shall advise Institution of such interest, in writing, within ninety (90) days from the date on which the Invention or Copyrightable Work was disclosed to deCODE by Institution or sooner, as specified by Institution, if necessary to avoid the loss of Intellectual Property Rights. In the event that deCODE notifies Institution within such ninety (90) day period that it is not interested in acquiring the benefits of Intellectual Property Rights to such Invention or Copyrightable Work, or fails to notify Institution, in writing, within such period that it is interested in acquiring the benefits of such Intellectual Property Rights, then Institution at its own expense may file and maintain such Intellectual Property Rights in any country where deCODE elects not to file. Such Intellectual Property Rights shall not be included with the Intellectual Property Rights licensed to deCODE pursuant to Sections 8.1 and 8.2 of this Agreement, and Institution shall be free to license such Intellectual Property Rights to any third party.

      7.7 Institution Waives Filing. In the event that Institution does not wish to file an application for Intellectual Property Rights with respect to a particular Invention or Copyrightable Work made by Investigators, including any Joint Invention or Joint Copyrightable Work, or does not wish to file such applications with respect to specific countries, it shall first without delay notify deCODE, and deCODE shall be free, where not contrary to United States law, to file at its expense applications for such Intellectual Property Rights, in the name of Institution if necessary. Institution shall render deCODE, at deCODE's expense, all reasonable assistance in order to facilitate such filing. Any such application shall be considered an Intellectual Property Right for all purposes of this Agreement.

      7.8 deCODE Waives License. Notwithstanding any other provision of this Agreement, once deCODE decides not to exercise its license rights to any Intellectual Property Right and so notifies Institution, it shall have no further obligation to reimburse Institution for any costs incurred or accrued subsequent to Institution's receipt of such notice, associated with the preparation, filing, prosecution, issuance, or maintenance of any such application(s) or any Intellectual Property Right obtained therefrom, and Institution shall have the right to license such Intellectual Property Right to any third party.

      7.9 Prosecution Notice. With respect to any Intellectual Property Right covering a particular Invention or Copyrightable Work made by Investigators, including any Joint Invention or Joint Copyrightable Work filed by mutual agreement of the Parties, Institution shall use its best efforts to provide to deCODE, sufficiently prior to the filing of such application, response or request to allow for review and comment by deCODE, each application and communication to and from the authorities which grant such Intellectual Property Right, including without limitation each application, office action, response to office action, request for terminal disclaimer, request for reissue or reexamination of any patent issuing from such application, and notice of interference or opposition. Institution shall give due consideration to any comments made by deCODE or its patent counsel on any of the foregoing.

      7.10 Confidentiality. All information given to deCODE by Institution in accordance with this Section 7 shall be held in confidence by deCODE for so long as such information remains unpublished.

8.    Licensing of Intellectual Property.

      8.1 Licensing Rights. Subject to the provisions of 35 U.S.C. Sections 202
- 212, 64 F.R. Section 72,090 and 37 C.F.R. Sections 401 et seq. and regulations pertaining thereto, Institution hereby grants to deCODE an exclusive option to obtain an exclusive, worldwide right and license, with a right to grant sublicenses, under Institution's rights in Intellectual Property Rights, as follows: (a) if in Patent Rights (i) to make, import, use and sell products, and
(ii) to use and sell methods, or (b) if in Copyrightable Works, to use and sell such Copyrightable Work, including the right to incorporate such Copyrightable Work into any product or service. The exclusive option granted to deCODE to obtain license rights to Intellectual Property Rights shall extend for a period of one hundred eighty (180) days after the date of deCODE's receipt of written disclosure by the Institution of an Invention or Copyrightable Work, including a Joint Invention or Joint Copyrightable Work, covered by Institution's Intellectual Property Rights. In the event that deCODE fails to exercise its option to take the exclusive license within the one hundred eighty (180) day period, deCODE shall have no further rights to such Intellectual Property Rights and Institution's obligations to deCODE under this Agreement with regard to such Intellectual Property Rights shall terminate.

      8.2 License Terms. Upon the exercise of any option for an exclusive license to any of Institution's Intellectual Property Rights by deCODE pursuant to Section 8.1, deCODE and Institution shall enter into a License Agreement in the form attached hereto as Appendix G. The royalty rate to be paid by deCODE to Institution shall be determined by the Joint Steering

Committee created by the Strategic Alliance Agreement or, if the Joint Steering Committee is no longer in existence, by mutual agreement of the Parties, based on the customary standards in agreements between academia and industry for the Intellectual Property Rights being licensed which take into account: (a) the type of product or services which shall be developed using such Invention or Copyrightable Work (e.g., a therapeutic product, diagnostic product, diagnostic service, research tool, etc.); (b) whether products or services shall embody such Invention or Copyrightable Work covered by such Intellectual Property Right; (c) the degree to which products or services shall embody such Invention or Copyrightable Work covered by such Intellectual Property Right; (d) the degree to which products or services shall contain active components or technology not licensed from Institution under this License Agreement; (e) whether the license is for an Invention or Copyrightable Work owned solely by Institution, or is for a Joint Invention or Joint Copyrightable Work; (f) the stage of development of the product or service at the time of licensing, and the extent of the research and development required to create a commercializable product or service; (g) potential sales volume and profitability of the products or services; and (h) projected expenses to develop and market the products or services. In the event that the Joint Steering Committee, or the Parties, as the case may be, are not able to reach resolution of the appropriate royalty rate within sixty (60) days after deCODE exercises its option for a license for a particular Intellectual Property Right, the Parties shall submit such matter to a "short-form" arbitration proceeding, using "baseball" principles (in other words, each Party shall submit a definitive position to the arbitrator(s), who shall be instructed that such arbitrator(s) must select one of the positions submitted to represent the final determination), to make a final determination. The arbitrator(s) selected to conduct a "short-form" arbitration shall be knowledgeable and experienced in the pharmaceutical industry.

      8.3 Waiver of License Rights. The option to acquire a license to Intellectual Property Rights hereunder shall not apply to any Intellectual Property Right to which deCODE has waived its rights pursuant to Sections 7.6 or
7.8 of this Agreement.

      8.4 Effect of License on Section 7. Upon the execution of a License Agreement by the Parties with respect to any Invention or Copyrightable Work, and any Intellectual Property Right covering such Invention or Copyrightable Work, all rights and obligations of the Parties with respect to such Intellectual Property Rights, including without limitation IP Costs, incurred on or after the date of such execution, shall be governed by the terms of such License Agreement.

      8.5 Contractual Obligations to Other Sponsors. To the extent and only to the extent that Institution is prohibited from granting to deCODE an exclusive license to Institution's interest in any Patent Rights or Copyrightable Work due to any contractual obligation of Institution requiring it to license Institution's interest in such Patent Rights or Copyrightable Work to any other sponsor of research (including, without limitation, any provider of biological materials) with respect to an Invention made jointly by a person who is not an Investigator but who is a co-inventor of a Patent Right or Copyrightable Work with an Investigator, and provided that such other sponsor is bound by a provision similar to this Section 8.5 with respect to such Patent Right or Copyrightable Work, then:

            8.5.1 Any license granted to deCODE under a License Agreement pursuant to this Agreement shall be co-exclusive with such other sponsor with respect to such Patent Right or Copyrightable Work; and

            8.5.2 Any royalty to be paid on products covered by such Patent Right or Copyrightable Work shall be the lesser of: (a) [CONFIDENTIAL TREATMENT REQUESTED]; or (b) [CONFIDENTIAL TREATMENT REQUESTED].

9.    Budget.

      9.1 Payments. deCODE agrees to support this Study in an amount up to $________________, including direct and indirect costs, as set forth in the Budget and Payment Schedule attached hereto as Appendix D. Such funds shall be used to support the direct and attendant indirect costs (as determined by Institution's policies on indirect cost, as communicated to deCODE from time to time) of the Study. All of such funding of direct costs shall be used by Institution as deemed necessary and appropriate by the Principal Investigator to carry out the Study and achieve the research goals and objectives set forth in Appendix A.

      9.2 Payment Method. Checks should be made payable to "                   "
and sent, along with a letter indicating the name of the Principal Investigator and the specific Clinical Trial Agreement for which the funds are intended, to:

                  Financial Control Coordinator
                  Research Finance
                  ______________________________
                  ______________________________
                  ______________________________
                  ______________________________

      9.3 Payment Records; Audit Rights. Institution shall maintain records of its expenditures and of funds received under this Agreement in accordance with its customary accounting policies and procedures and shall provide to deCODE a summary of such expenditures within ninety (90) days after the end of each elapsed year during the Term. During the Term and for two years thereafter, deCODE on reasonable notice, during normal business hours and at its own expense may examine or audit Institution's accounting records with respect to expenditures under this Agreement, provided, however, that in the event that such inspection or audit reveals an overpayment by deCODE in excess of five percent (5%) of the amount actually due for the period subject to such audit or examination, Institution shall reimburse the cost of the examination or audit in addition to refunding the excess payment.

10.   Use of Name.

      No Party shall, without the prior written consent of the other Party, use in endorsement, advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the other Party or such Party's employees or agents. Each Party agrees that its name may be used:

(a) whenever required by law or regulation, including without limitation disclosure to the Securities and Exchange Commission, provided, however, that a Party using another Party's name shall, to the extent reasonably practicable as solely determined by such using Party, provide a copy of such proposed disclosure to such other Party in advance and give consideration to such other Party's comments and requests regarding such disclosure, but shall not be obligated to perform any act or omission in response to such comments or requests; (b) by deCODE in connection with its capital raising and financing purposes, based upon standard agreed-to statements; (c) to make a joint, mutually agreeable public announcement about the initiation of the relationship and the support of the Study hereunder; and (d) to make routine acknowledgments of the relationship, support of the Study hereunder and the basic substance of the relationship, based upon standard agreed-to statements. If no such standard statements have been established, then the disclosing Party shall provide the non-disclosing Party with an opportunity to review, comment on and approve the disclosure in advance of making such disclosure. Nothing in this Section 10 shall abridge any Party's rights with respect to use of the other Party's name under any other valid agreement, including the Strategic Alliance Agreement, any Sponsored Research Agreement, the Crosswalk Development Agreement, or any Software License Agreement.

11.   Study Records.

      Institution shall make Study records available to deCODE representatives upon request for comparison with case report forms. Any audits conducted by deCODE shall be undertaken in conjunction with Institution and pursuant to guidelines established from time to time by Institution in order to assure patient confidentiality. Institution shall also make such records available upon reasonable request for review by representatives of the U.S. Food and Drug Administration. Institution shall retain records of the Study including either the original or a copy of all volunteer consent forms in conformance with applicable federal regulations.

12.   Term and Termination.

      12.1 Term. The term of this Agreement shall be until the completion of the Study, which is anticipated to be ___ (_) year from the Effective Date, unless terminated in accordance with Section 12.2 through 12.5 (the "Term").

      11.2. Breach by deCODE. If deCODE fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, Institution shall have the option of terminating this Agreement upon written notice thereof; provided, however, that deCODE shall have the right to cure such default during such sixty (60) day period. In the event of such a termination of this Agreement, deCODE shall have no further option rights to any Intellectual Property Rights created in the Study after the date of such termination.

      12.3 Breach by Institution. If Institution fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, deCODE shall have the option of terminating this Agreement upon written notice thereof; provided, however, that Institution shall have the right to cure such default during such sixty (60) day period.

      12.4 Termination by deCODE for Infeasibility. In the event that deCODE determines that the Research is scientifically or economically not feasible or no longer is consistent with deCODE's business strategy, deCODE may terminate this Agreement at any time during the Term by giving written notice of termination to Institution ten (10) days prior to the effective date of such termination.

      12.5 Termination of Strategic Alliance Agreement. In the event that the Strategic Alliance Agreement is terminated by deCODE pursuant to Section 10.5 thereof, and as a result thereof deCODE elects to terminate this Agreement pursuant to Section 10.5 thereof, then this Agreement shall also be deemed to be terminated ten (10) days after deCODE provides the Institution notice thereof as provided in Section 10.5 of the Strategic Alliance Agreement. In the event that the Strategic Alliance Agreement is terminated pursuant to Section 10.5, but this Agreement is not terminated, then the JSC shall continue to exist for the purposes provided in this Agreement, pursuant to the terms governing the JSC as provided in the Strategic Alliance Agreement.

      12.6  Effect of Termination.

            12.6.1 In the event that this Agreement is terminated by Institution pursuant to Section 12.2 or 13.2.2, by deCODE pursuant to Section 2.4 or 12.4, or by deCODE pursuant to Section 12.5 following a deCODE Notice under the Strategic Alliance Agreement, Institution shall use all reasonable efforts to immediately commence winding down the Study and to terminate or cancel all contractual commitments and other financial obligations as soon as possible to avoid incurring additional expenses. deCODE shall reimburse Institution for contractual commitments and financial obligations incurred by Institution during the Term if such financial obligations or contractual commitments cannot reasonably be cancelled by Institution, and, in addition, shall reimburse to Institution the direct salary costs incurred by Institution, for a period of six months after the effective date of such termination, of any M.D. or Ph.D. who, during the three (3) month period preceding the notice of termination, is deriving 50% or more of his or her salary from the Study funded by deCODE.

            12.6.2 In the event that this Agreement is terminated by deCODE pursuant to Section 12.3 or by deCODE pursuant to Section 12.5 following an Institution Notice under the Strategic Alliance Agreement, all funding obligations of deCODE shall cease as of the effective date of such termination.

      12.7 Return of Confidential Information and Materials. In the event that this Agreement is terminated by either Party pursuant to Section 2.4, 12.2, 12.3, 12.4, 12.5 or 13.2.2, each Party shall return to the other its Confidential Information, unused Materials and Study [DRUG/DEVICE] and Patient Tissues, if any; provided, however, that one copy of such other Party's Confidential Information maybe retained for such returning Party's legal archives.

13.   Indemnification and Insurance.

      13.1 Indemnification.

            12.1.1 deCODE shall indemnify, defend and hold harmless Institution and Approved Subcontractees and its/their respective trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any side effect, adverse reaction, illness, or injury occurring to any person as a result of his or her involvement in the Study.

            13.1.2 deCODE's indemnification under Section 13.1.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to: (a) the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees; or (b) failure of the Indemnitees to adhere to the terms of the protocol for the Study.

            13.1.3 deCODE agrees, at its own expense, to provide attorneys reasonably acceptable to Institution to defend against any actions brought or filed against any Party indemnified hereunder with respect to the subject of the indemnity contained herein, whether or not such actions are rightfully brought.

            13.1.4 deCODE also agrees to reimburse Institution for the costs of the care and treatment of any illness or injury to a subject resulting from his or her participation in the Study to the extent that such costs are not covered by the subject's medical or hospital insurance or governmental programs providing such coverage.

      13.2  Insurance.

            13.2.1 deCODE shall, at its sole cost and expense, procure and maintain commercial general liability insurance or equivalent self-insurance in amounts not less than [CONFIDENTIAL TREATMENT REQUESTED] per incident and [CONFIDENTIAL TREATMENT REQUESTED] annual aggregate. Such commercial general liability insurance or equivalent self-insurance shall provide contractual liability coverage for deCODE's indemnification under Section 13.1 of this Agreement.

            13.2.2 deCODE shall, at Institution's request, provide Institution with written evidence of such insurance. deCODE shall provide Institution with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change, in such insurance; if deCODE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, Institution shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice of any additional waiting periods.

14.   Debarment.

            Institution warrants that neither Institution nor the Principal Investigator is debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992, nor shall the services of any person knowingly be used in any capacity in the performance of this Agreement who is or becomes debarred under the aforementioned statute. Should the Principal Investigator or any such aforementioned person become debarred, Institution shall immediately notify deCODE.

15.   Financial Disclosure.

      Principal Investigator and any Investigators performing efficacy or safety evaluations shall, at the request of deCODE, provide deCODE with any and all financial information required to be disclosed pursuant to 21 C.F.R. Part 54 with respect to themselves as well as their spouses and dependent children. Such financial information shall be disclosed on a form to be provided by deCODE completed by Principal Investigator and any Investigators.

16.   Alternative Dispute Resolution.

      16.1 Negotiation. The Parties shall attempt in good faith to resolve, through negotiation, any dispute, claim or controversy arising out of or relating to this Agreement. Either Party may initiate negotiations by providing written notice in letter form to the other Party, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five (5) days with a written statement of its position on, and recommended solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.

      16.2 Arbitration. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties according to Section 16.1, shall be submitted for final and binding arbitration before JAMS/Endispute ("JAMS") pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and shall be held at a mutually agreeable location or in New York City. Either Party may commence the arbitration process pursuant to this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Party. Unless the Parties otherwise agree in writing, the arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is greater than $250,000, exclusive of interest; or the arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, if the amount in controversy is $250,000 or less, exclusive of interest. In the event of a dispute over royalty rates, the arbitration shall be conducted as set forth in Section 8.2. The Parties shall cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings; provided, however, that all arbitrators must be knowledgeable in the pharmaceutical industry and must not be affiliated through employment or otherwise with a competitor of either Party, as determined through mutual assent of the Parties. The Parties shall participate in the arbitration in good faith, and shall share equally in its costs. The provisions of this Section may be enforced by any Court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the Party against whom enforcement is ordered.

      16.3 Injunction. This Section 16 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

17.   Miscellaneous.

      17.1 Governing Law. This Agreement shall be interpreted in accordance with, and governed by, the laws of the State of Delaware, not including its conflict of interest laws.

      17.2 Independent Contractors. deCODE shall not have the right to direct or control the activities of Institution or any Investigators in performing the Study and Institution shall act hereunder only as an independent contractor; nothing herein contained shall be construed to be inconsistent with that relationship or status. Under no circumstances shall Institution or any Investigator be considered to be an employee or agent of deCODE. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

      17.3 Assignment. Neither Party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement.

      17.4 Notices. All notices, demands and other communications of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered, or when shipped by private express carrier (signature required), shipment charges prepaid, or when sent via facsimile transmission (receipt verified) to the Party to whom delivery shall be made at the respective addresses as set out below.

            If to Institution, to:

            ___________________________________________

            Corporate Sponsored Research and Licensing
            Attn: Director, Corporate Sponsored Research and Licensing Institution Agreement #________
            cc:  Institution's representative on Joint Steering Committee
            Telephone:
            Facsimile:

            If to deCODE, to:

            deCODE genetics Ltd.
            Lynghalsi 1
            IS-110 Reykjavik, Iceland
            Attn:
            Telephone:  +354-570-1900
            Facsimile:  +354-570-1901

      17.5 Modification. No modification or waiver of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by both Parties.

      17.6 Waiver. No waiver of any rights shall be effective unless assented to in writing by the Party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

      17.7 Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      17.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to deCODE or to Institution.

      17.9 Construction. The Parties have participated equally in the creation of this Agreement; the language of this Agreement shall not be presumptively construed against either Party.

      17.10 Survival. The provisions of Sections 1, 4, 5, 6, 7, 8, 9.3, 10, 11, 12.6, 12.7, 13, 14, 15, 16, 17.1, 17.8, 17.9 and 17.10 shall survive any expiration or termination of this Agreement.

      17.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but all of which together shall constitute one and the same instrument.

                                    * * *

      In witness whereof, Institution and deCODE have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.


INSTITUTION:                                    DECODE GENETICS LTD.:



BY:    __________________________         BY:    ____________________________


NAME:  __________________________         NAME:  ____________________________


TITLE: __________________________         TITLE: ____________________________


DATE:  __________________________         DATE:  ____________________________


Acknowledged and Agreed:


________________________________          ____________________________________
Principal Investigator                    Date

                                   APPENDIX A

                                 STUDY PROTOCOL

                                 (see attached)

                                   APPENDIX B

                         CONFIDENTIAL DECODE STUDY DATA

List deCODE Study Data which the Parties and the Principal Investigator agree are to be treated as deCODE's Confidential Information, in accordance with
Section 5 of this Agreement:



Term of confidentiality (check one):

___ Ten (10) years from the Effective Date; or

___ Until _____________________(event or date)















INSTITUTION:                               DECODE GENETICS LTD.


BY:    ____________________________        BY:    ____________________________

NAME:  ___________________________         NAME:  ____________________________

TITLE: ___________________________         TITLE: ____________________________

DATE:  ____________________________        DATE:  ____________________________

PRINCIPAL INVESTIGATOR:

____________________________               DATE:  ____________________________

                                   APPENDIX C

                            FORM OF LICENSE AGREEMENT

                                 (see attached)

                                   APPENDIX D

                           BUDGET AND PAYMENT SCHEDULE

                                 (see attached)

                                   APPENDIX E

                      LIST OF INTELLECTUAL PROPERTY RIGHTS

                (to be prepared and updated from time to time)
















INSTITUTION:                             DECODE GENETICS LTD.



BY:    ____________________________      BY:    ____________________________

NAME:  ___________________________       NAME:  ____________________________

TITLE: ___________________________       TITLE: ____________________________

DATE:  ____________________________      DATE:  ____________________________

                                   APPENDIX F

                            FORM OF TRANSFER LETTERS


                                 (see attached)

                                 TRANSFER LETTER
                             (Institution to deCODE)

Effective Date:__________________



This Transfer Letter confirms deCODE's desire to obtain Institution Materials, subject to the terms and conditions of the Clinical Trial Agreement between deCODE and Institution dated __________________.

Institution Materials to be transferred:



Institution Materials shall include any replicates, progeny, unmodified derivatives and any parts of the foregoing incorporated in modifications. All title and intellectual property rights in Institution Materials are and shall be owned solely by Institution.

Proposed use of the Institution Materials listed above:




For Institution:                          Acknowledged by
                                          Principal Investigator:



For deCODE:




Please send fully-executed original of this Transfer Letter, referencing
Agreement # XXXX, to:   Corporate Sponsored Research and Licensing,
[INSTITUTION ADDRESS]

                                 TRANSFER LETTER
                             (deCODE to Institution)

Effective date:_________________

This Transfer Letter confirms Institution's desire to obtain deCODE Materials, subject to the terms and conditions of the Clinical Agreement between deCODE and Institution dated __________________.

deCODE Materials to be transferred:



deCODE Materials shall include any replicates, progeny, unmodified derivatives and any parts of the foregoing incorporated in modifications. All title and intellectual property rights in deCODE Materials are and shall be owned solely by deCODE.

Permitted use of the deCODE Materials listed above:



For deCODE:




For Institution:                          Acknowledged by
                                          Principal Investigator:







Please send fully-executed original of this Transfer Letter, referencing
Agreement # XXXX, to:   Corporate Sponsored Research and Licensing,
[INSTITUTION ADDRESS]

                                   APPENDIX G

            FORM OF TRANSFER AGREEMENT FOR PATIENT TISSUE SAMPLES

                TRANSFER AGREEMENT FOR PATIENT TISSUE SAMPLES


      This Agreement is made as of xxxxxxxxxxxx between xxxxxxxxxxxxxx, a corporation having a principal place of business at xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx ("deCODE"), and [Partners Institution], having a place of business at xxxxxxxxxxxxxxxxxxxx, ("Institution").


      1. Institution shall make available to deCODE, through Dr. xxxxxxxxxxx and other Institution personnel working under his or her direction (collectively, the "Investigators"), the following patient tissue samples (the "Samples"):

            XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

      2.    The Samples shall be used only under deCODE's immediate and direct control for the internal, laboratory research or clinical trial purposes set forth below (the "Project"):
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
-------------------------------------------------------------------. The Samples
shall not be used for any other purpose, including, without limitation, in any research involving human subjects, in any product for commercial use or distribution, or for the purpose of producing any product or for providing any service, which product or service is sold or otherwise made commercially available. No other right or license, to a patent or otherwise, is granted to deCODE for the use of the Samples as a result of Institution's transmission of them to deCODE.

      3. IT IS UNDERSTOOD THAT INVESTIGATORS SHALL NOT PROVIDE TO DECODE ANY PATIENT IDENTIFYING INFORMATION OR "PERSONAL DATA" (AS DEFINED IN MASSACHUSETTS LAW, C. 66A) INCLUDING MEDICAL RECORDS AND PEER REVIEW DATA ("INFORMATION"). HOWEVER, IF IN THE COURSE OF THIS AGREEMENT, DECODE IS PROVIDED, OBTAINS OR HAS ACCESS TO SUCH INFORMATION, DECODE SHALL RETURN IT IMMEDIATELY AND SHALL NOT USE, PUBLISH OR DISCLOSE SUCH INFORMATION IN ANY MANNER WHATSOEVER. DECODE SHALL COMPLY WITH THE LAWS AND REGULATIONS OF THE COMMONWEALTH OF MASSACHUSETTS AND APPLICABLE FEDERAL LAWS AND REGULATIONS RELATING TO THE CONFIDENTIALITY AND PRIVACY OF SUCH INFORMATION. DECODE AGREES TO NOTIFY INSTITUTION AND INVESTIGATORS ORALLY AND IN WRITING WITHIN TWENTY-FOUR (24) HOURS OF ITS DISCOVERY OF ANY INFORMATION IN ITS POSSESSION WHICH IS IMPROPERLY USED, COPIED, OR REMOVED BY ANYONE EXCEPT AN AUTHORIZED REPRESENTATIVE OF INSTITUTION OR DECODE. DECODE SHALL COOPERATE WITH INSTITUTION AND INVESTIGATORS IN TAKING SUCH STEPS AS ARE DEEMED APPROPRIATE BY INSTITUTION TO ENJOIN THE MISUSE, REGAIN POSSESSION OF THE INFORMATION, AND OTHERWISE PROTECT INSTITUTION'S RIGHTS AND PATIENTS' PRIVACY.

      4. deCODE shall be responsible for all costs, insurance and liability relating to processing and shipment of the Samples from Institution's place of business, and for arranging for shipment if necessary.

      5. The Samples are transferred AS IS, WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, INCLUDING SAFETY. THE SAMPLES HAVE NOT BEEN ANALYZED OR TESTED BY INSTITUTION AND MAY, THEREFORE, CONTAIN VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS. DECODE ACKNOWLEDGES AND ACCEPTS THE RISKS OF SUCH VIRUSES, BACTERIA OR OTHER POTENTIALLY DANGEROUS COMPONENTS. INSTITUTION MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE SAMPLES WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

      6. deCODE shall treat the Samples as infectious, biomedical and biohazardous material, and shall abide by all federal, state and local laws and regulations concerning their packaging, storage, labeling, handling, testing, transportation, use and disposal.

      7. Upon completion of the Project or upon termination of this Agreement by either party for any reason upon 30 days' written notice to the other, deCODE agrees to discontinue use of the Samples and to arrange for the return to Institution or the lawful disposal (and provide written certification of same) of all unused Samples in accordance with Paragraph 6.

      8. Institution and deCODE shall each indemnify and shall hold the other harmless for any injury to persons or damage to property to the extent that such injury or damage is caused by the negligence or willful misconduct of their employees or staff based on or arising out of the packaging, storage, labeling, handling, testing, transfer, transportation, use or disposal of the Samples; provided however, that deCODE shall defend, indemnify, and hold harmless Institution and its trustees, employees and staff against any and all actions, suits, claims, demands or prosecutions that may be brought or instituted against Institution and/or its trustees, employees and staff based on or arising out of or connected with deCODE's licensees' packaging, storage, labeling, handling, testing, transfer, transportation, use or disposal of the Samples.

AGREED AND ACCEPTED:

deCODE                                 [PARTNERS INSTITUTION]


By:    _______________________         By:    __________________________

Title: _______________________         Title: __________________________

Date:  _______________________         Date:  __________________________

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]





                                LICENSE AGREEMENT

                                     BETWEEN

                              [NAME OF INSTITUTION]

                                       AND

                              DECODE GENETICS LTD.

                            DATED ____________, 2000

                                LICENSE AGREEMENT

                  THIS LICENSE AGREEMENT (this "Agreement"), effective ______________ ___, 2000 (the "Effective Date") between [name of Partners' Institution] ("Institution") (for example, The General Hospital Corporation d.b.a. Massachusetts General Hospital, a Massachusetts not-for-profit corporation having its principal offices at 55 Fruit Street, Boston, MA 02114 or The Brigham and Women's Hospital, Inc., a Massachusetts not-for-profit corporation having its principal offices at 75 Francis Street, Boston, MA 02115), or Partners HealthCare System, Inc.) and deCODE genetics Ltd., an Icelandic corporation which is a wholly-owned subsidiary of deCODE genetics, Inc., a Delaware corporation, and having its principal offices at Lynghalsi 1, IS-110 Reykjavik, Iceland ("deCODE") (Institution and deCODE, each a "Party" and collectively, the "Parties").


                                   BACKGROUND

Under research programs funded by deCODE pursuant to that certain [SPONSORED RESEARCH AGREEMENT, DATED AS OF ______________________, 2000 (THE "SPONSORED RESEARCH AGREEMENT"), OR CLINICAL TRIAL AGREEMENT, DATED AS OF ______________________, 2000 (THE "CLINICAL TRIAL AGREEMENT")], the Institution
through research conducted by Dr.       has developed an invention pertaining
to     . The Institution is preparing a U.S. Patent Application covering said
invention and all Dr.       's rights, title and interest in said application
have been assigned to Institution. As a center for research and education, Institution is interested in licensing Patent Rights and thus benefiting the public and the Institution by facilitating the dissemination of the results of its research in the form of useful products, but is without capacity to commercially develop, manufacture, and distribute any such product. deCODE having such capacity, desires to commercially develop, manufacture, use and distribute such products throughout the world.

         The Parties have, therefore, agreed as follows:

1.       Definitions.

         1.1 "Accounting Period" shall mean each six-month period ending June 30 and December 31.

         1.2 "Combined Product" shall have the meaning assigned to such term in
Section 5.5.

         1.3 "Competitive" shall have the meaning assigned to such term in
Section 9.7.5.

         1.4 "Costs" shall have the meaning assigned to such term in Section
4.1.

         1.5 "Customer" shall have the meaning assigned to such term in Section 1.17.

         1.6 "deCODE" shall have the meaning assigned to such term in the Introductory section.

         1.7 "deCODE Indemnitees" shall have the meaning assigned to such term in Section 8.1.2.

         1.8 "Effective Date" shall have the meaning assigned to such term in the Introductory section.

         1.9 "First Commercial Sale" shall mean in each country the first sale of any Product by deCODE or its Sublicensees.

         1.10 "Indemnitee" shall have the meaning assigned to such term in
Section 8.1.3.

         1.11 "Institution" shall have the meaning assigned to such term in the Introductory Section.

         1.12 "Institution Indemnitees" shall have the meaning assigned to such term in Section 8.1.1.

         1.13 "Inventors" shall mean those members of the Institution's professional staff, graduate students, undergraduate students or employees of Institution who contributed to the invention covered by the Patent Rights.

         1.14 "JAMS" shall have the meaning assigned to such term in Section
11.2.

         1.15 "Joint Patent Rights" shall have the meaning assigned to such term in Section 4.5.

         1.16      "License Field" shall mean.

         1.17 [NOTE: THIS DEFINITION IS TO BE CUSTOMIZED BASED ON THE NATURE OF THE LICENSED TECHNOLOGY AND LIKELY PRODUCTS OR SERVICES TO BE SOLD.] "Net Sales Price" shall be with respect to any Product, the gross amount invoiced for such Product by deCODE to Third Parties other than deCODE and its Sublicensees ("Customer"), less deductions for: (a) trade, quantity and/or cash discounts, allowances and rebates (including, without limitation, promotional allowances or discounts or similar allowances) actually allowed or given; (b) freight, postage, shipping, insurance and transportation expenses and similar charges (in each instance, if separately identified in such invoice); (c) credits or refunds actually allowed for rejections, defects or recalls of such Product, outdated or returned Product, or because of rebates or retroactive price reductions; and (d) sales, value-added and excise taxes, tariffs and duties, and other taxes directly related to the sale, to the extent that such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale). Such amounts shall be determined from the books and records of deCODE, maintained in accordance with the reasonable accounting principles used by such entity, consistently applied. Transfer of a Product within deCODE or between deCODE and a Sublicensee for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of the foregoing Sections; in the case of such transfer the Net Sales Price shall be based on sale of the Product by the transferee.

         1.18 "Party" or "Parties" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.19 "Patent Rights" shall mean the U.S. Patent Application to be filed
by Dr.       entitled       , Serial No. ________________ or the equivalent of
such application, including any division, continuation or any corresponding foreign patent application or Letters Patent or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. Patent Rights shall also include those claims in any continuation-in-part of the aforementioned patent application which claim an invention described or claimed in patent application Serial No._________________.

         1.20 "Product" shall mean any method, procedure, product, or component part thereof whose manufacture, sale, importation, or use includes any use of Technological Information that is covered by any Valid Claim included in the Patent Rights.

         1.21 "Sublicensee" shall mean any Third Party licensed by deCODE to make, have made, use or sell any Product. As used in this Agreement, "Sublicensee" shall include any Third Party to whom deCODE has granted, directly or indirectly, the right to distribute a Product, provided that such Third Party has the responsibility in whole or in part for marketing and/or promotion of the Product within the territory for which such distribution rights are granted.

         1.22 "Sublicensing Income" shall have the meaning assigned to such term in Section 5.3.


         1.23 "Technological Information" shall mean any unpublished research and development information, unpatented inventions, and unpublished clinical data and technical data known to the Inventors in the possession of the Institution prior to the Effective Date which relates to and is necessary for the practice of the inventions claimed in the Patent Rights and which the Institution is not prohibited from disclosing to deCODE pursuant to the agreement under which such information or data was created.


         1.24 "Third Party" shall mean any party other than a Party.

         1.25 "Valid Claim" shall mean either: (a) a claim of an issued and unexpired patent included in the Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and which claim has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) a pending claim of a pending patent application that is classified under this Agreement as a Patent Right, which claim (i) was filed in good faith, (ii) is reasonably likely to issue, (iii) has not been abandoned or finally disallowed without the possibility of appeal or refining of said application, and (iv) has not been pending for a period in excess of five (5) years from the earliest date from which the patent application was filed or claims priority in such country unless such application is the subject of an appeal, interference or opposition being prosecuted with the consent of deCODE.

2. License.

         2.1 Grant. Institution hereby grants deCODE, subject to the terms and conditions of this Agreement:

                  2.1.1 The exclusive (even as to Institution), worldwide right and license, under the Patent Rights, to develop, make, have made, use, import, export, lease, offer to sell, sell, have sold and otherwise exploit Products in the License Field, and to grant, offer for sale and authorize sublicenses with respect to the right and license granted under this Section 2.1.1 to Third Parties; and

                  2.1.2 A non-exclusive perpetual license, with the right to sublicense, to use Technological Information for any purpose that does not infringe any patent owned, in whole or in part, by Institution that is not expressly licensed to deCODE.

         2.2 Exceptions. It is understood that the granting of any exclusive license hereunder is subject to Institution's right to make and to use the subject matter described and claimed in any Patent Rights for non-commercial internal research, clinical and educational purposes, but not for any commercial or other non-commercial purpose, and that if federal funding supported such Patent Rights, deCODE's license will be subject to the rights, conditions and limitations imposed by U.S. law, including without limitation the royalty-free non-exclusive license granted to the U.S. government (see 35 U.S.C. Section 202 et seq. and regulations pertaining thereto; see also Principles and Guidelines for Sharing of Biomedical Research Resources, 64 F.R. 72,090 and FARS 27.4).

         2.3 Disclosure of Technological Information. Within thirty (30) days of the Effective Date, upon request by deCODE, Institution shall disclose Technological Information to deCODE.

         2.4 Off-Label Usage. In the event that, at any time during the term of this Agreement, Institution intends to offer to a Third Party any rights in any Patent Rights or Technological Information outside of the Licensed Field or receives an offer from a Third Party to acquire any such rights, Institution shall notify deCODE of such offer. deCODE shall have sixty (60) days from receipt of such notification to determine in good faith whether the grant of such rights presents a reasonable risk of off-label usage in the Licensed Field in which deCODE is developing, or has developed, a Product. In the event that deCODE determines in good faith that the grant of such rights presents a reasonable risk of off-label usage in the Licensed Field in which deCODE is developing, or has developed, a Product, it shall have the right of first refusal to accept such rights on terms no less favorable to Institution than those last offered by such Third Party. In the event that deCODE desires to exercise its right to acquire such rights, it shall notify Institution of its determination within such sixty (60) day period, whereupon Institution shall grant such rights to deCODE on terms no less favorable to Institution than those last offered by such Third Party, and shall not grant such rights to the Third Party. In the event that deCODE determines that the offer does not present a reasonable risk of such off-label usage, or fails to notify Institution of its determination to acquire such rights within the sixty (60) day period, Institution shall have the unrestricted right to grant such rights to such Third Party. In the event that deCODE determines that the offer does present a reasonable risk of such off-label usage, but the Parties fail to reach a mutually acceptable agreement for deCODE to acquire such rights within the sixty
(60) day period, the Parties shall negotiate the terms of a mechanism to compensate deCODE for such off-label usage and Institution shall have the right to grant such rights to such Third Party, subject to such compensation mechanism.

         2.5 Construction of Grant. It is understood that nothing herein shall be construed to grant deCODE a license express or implied under any patent owned solely or jointly by Institution other than the Patent Rights expressly licensed hereunder.

3.       Due Diligence Obligations.

         3.1 Commercialization. deCODE shall itself, or through its Sublicensees, use commercially reasonable efforts to develop and make commercially available Products for commercial sales and distribution throughout the world in the License Field.

         [3.2 DILIGENCE MILESTONES. IN THE CASE OF DECODE, THE COMMERCIALIZATION EFFORTS TO BE MADE PURSUANT TO SECTION 3.1 SHALL CONSIST OF ACHIEVING THE FOLLOWING OBJECTIVES WITHIN THE TIME PERIOD DESIGNATED BELOW FOLLOWING THE EFFECTIVE DATE:

         3.2.1 WITHIN       ( ) YEARS, [CONFIDENTIAL TREATMENT REQUESTED]

         3.2.2 WITHIN       ( ) YEARS, [CONFIDENTIAL TREATMENT REQUESTED]; AND

         3.2.3 WITHIN       ( ) YEARS, [CONFIDENTIAL TREATMENT REQUESTED]; OR

         3.2.4 SUCH OTHER MILESTONES AS THE PARTIES AGREE ARE APPROPRIATE FOR THE PARTICULAR PRODUCT.

PROVIDED, HOWEVER, THAT INSTITUTION SHALL NOT UNREASONABLY WITHHOLD ITS CONSENT TO ANY REVISION IN SUCH TIME PERIODS WHENEVER REQUESTED IN WRITING BY DECODE AND SUPPORTED BY EVIDENCE OF TECHNICAL DIFFICULTIES OR DELAYS IN CLINICAL STUDIES OR REGULATORY PROCESSES THAT THE PARTIES COULD NOT HAVE REASONABLY AVOIDED. FAILURE TO ACHIEVE ONE OR MORE OF THE ABOVE OBJECTIVES WITHIN THE ABOVE STATED TIME PERIODS OR WITHIN ANY EXTENSION GRANTED BY INSTITUTION SHALL RESULT IN INSTITUTION HAVING THE RIGHT TO CANCEL UPON THIRTY (30) DAYS NOTICE ANY EXCLUSIVE LICENSE GRANTED HEREUNDER.

         OR, IN LIEU OF MILESTONES, THE PARTIES MAY AGREE TO PROVIDE:

         3.2 ANNUAL MINIMUM ROYALTIES. IN THE CASE OF DECODE, THE COMMERCIALIZATION EFFORTS TO BE MADE PURSUANT TO SECTION 3.1 SHALL BE DEEMED TO BE SATISFIED IF DECODE PAYS TO THE INSTITUTION ANNUAL MINIMUM ROYALTIES OF $________ DURING EACH CALENDAR YEAR PURSUANT TO SECTION 5.1 OR, IF SUCH AMOUNT HAS NOT BEEN PAID PURSUANT TO SECTION 5.1, THEN IF DECODE PAYS ANY SHORTFALL TO INSTITUTION WITHIN SIXTY (60) DAYS AFTER THE END OF SUCH CALENDAR YEAR.]

         3.3 Commercialization by Certain Sublicensees. deCODE shall be deemed to have complied with all requirements of Section 3.2 if deCODE grants a sublicense to a Sublicensee who is pharmaceutical company with a market capitalization/net assets in excess of [CONFIDENTIAL TREATMENT REQUESTED] and who has agreed in writing to use reasonable commercial efforts to develop, market and sell Products in the License Field or meets such other criteria as the Parties agree are acceptable.

         3.4 Progress Reports. At intervals no longer than once every twelve
(12) months, deCODE shall provide a written summary report to Institution on progress made toward the foregoing objectives.

4.       Filing, Prosecution and Maintenance of Patent Rights.

         4.1 Duties and Costs. Subject to Section 4.3 and 4.4, Institution shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights. deCODE shall reimburse Institution for all reasonable costs ("Costs") incurred by Institution for the preparation, filing, prosecution and maintenance of all Patent Rights as follows:

                  4.1.1 Subject to Sections 4.3 and 4.6, for all Costs incurred by Institution from and after the Effective Date, deCODE shall reimburse Institution upon receipt of invoices from Institution; and

                  4.1.2 For all Costs incurred by Institution prior to the Effective Date, which have not been previously reimbursed by deCODE, deCODE shall reimburse Institution within ten (10) days after receipt of invoices therefor following execution of this Agreement.

         4.2 deCODE's Interests. With respect to any Patent Right, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such Patent Right pursuant to Section 4.1, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to deCODE as follows. Documents received from any patent office or counsel's analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to allow for review and comment by the deCODE. With respect to any proposed filings to be made to any patent office for the Patent Rights, Institution shall consult with deCODE, shall in good faith consider and give due respect to deCODE's position, and shall where practicable and not contrary to state or federal regulations or Institution's policies, act in deCODE's best interests with respect thereto.

         4.3 Abandonment by deCODE. If at any time during any such preparation, filing, prosecution or maintenance action, deCODE shall elect not to pay or continue to pay the Costs for such Patent Right, deCODE shall so notify Institution in writing of its election and deCODE shall thereafter be relieved of the obligation to pay any additional Costs regarding such Patent Right incurred after the receipt of such notice by Institution. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder and Institution shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other person on any terms.

         4.4 Abandonment by Institution. In the event that Institution does not wish to prepare, file, prosecute or maintain, as the case may be, any Patent Rights, it shall first without delay notify deCODE, and deCODE, at its own expense, and shall be free, where not contrary to United States law, to prepare, file, prosecute or maintain, as the case may be, such patent applications or patents. Institution shall render deCODE, at deCODE's expense, all reasonable assistance in order to facilitate such action. Any such patent application or patent shall be considered a Patent Right for all purposes of this Agreement.

         4.5 Joint Patent Rights. deCODE, at its sole expense, shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents jointly owned by deCODE and Institution ("Joint Patent Rights") included in Patent Rights. Institution shall render deCODE, at deCODE's expense, all reasonable assistance in order to facilitate such action. Any such Joint Patent Right shall be considered a Patent Right for all purposes of this Agreement, provided that for any such Joint Patent Right, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such Joint Patent Right pursuant to this Section 4.5, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to Institution as follows. Documents received from any patent office or counsel's analysis thereof shall be provided promptly after receipt. A draft of any document to be filed with any patent office shall be provided sufficiently prior to its filing to allow for review and comment by Institution, if reasonably practicable. Notwithstanding, with respect to any proposed filings to be made to any patent office for the Patent Rights, deCODE shall consult with Institution and shall in good faith consider and give due respect to Institution's position. In the event that such Joint Patent Right claims a "subject invention" as defined by 35 U.S.C. Section 201, deCODE shall comply with 35 U.S.C. SectionSection 200 et seq. and the applicable regulations in the filing, prosecution, maintenance and sublicensing of such Joint Patent Right.

         4.6 deCODE's Abandonment of Joint Patent Rights. In the event that deCODE does not wish to prepare, file, prosecute or maintain, as the case may be, any of the Joint Patent Rights, it shall first without delay notify Institution, and Institution, at its own expense, shall be free, where not contrary to United States law to prepare, file, prosecute or maintain, as the case may be, such Joint Patent Right. deCODE shall render Institution, at Institution's expense, all reasonable assistance in order to facilitate such action. Any such Joint Patent Right shall thereupon cease to be a Patent Right hereunder and Institution shall be free to license its rights to that particular joint patent application or joint patent to any Third Party on any terms.

5.       Royalties and Milestone Payments.

         5.1 Royalties. deCODE shall pay Institution royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the Parties, beginning with the First Commercial Sale in any country.

                  5.1.1 On all sales of a Product by deCODE, ____ percent ( %) of the Net Sales Price so long as the manufacture, use importation or sale of such Product is covered by a Valid Claim of any Patent Rights licensed exclusively to deCODE.

                  5.1.2 There shall be no royalties due by deCODE to Institution on any sales of a Product which is not covered by a Valid Claim of any Patent Right.

         5.2 Royalty Obligation. Only one royalty under Section 5.1 shall be due and payable to Institution by deCODE for any Product regardless of the number of Patent Rights or amount of Technological Information covering such Product.

         5.3 Sublicense Royalties. deCODE shall pay Institution ______ percent (__%) of all Sublicensing Income received by deCODE from its Sublicensees with respect to the sale of Products by such Sublicensee. "Sublicensing Income" shall mean all monetary consideration or consideration paid in equity, including, for example, up-front payments, milestones, royalties, and stock or other forms of equity received by deCODE from its Sublicensees with respect to the Products, but excluding any amounts received by deCODE in consideration for (a) equity,
(b) debt, (c) research and development expenses, (d) amounts received for the license or sublicense of (i) any intellectual property other than the Patent Rights, or (ii) any products other than the Products, (e) rights or benefits unrelated to the Products or related to other services being provided by deCODE to such Sublicensee, or (f) reimbursement for patent or other expenses. In the event that a sublicense of Products is being granted by deCODE together with other products, deCODE shall make a good faith allocation of the amount of consideration being made with respect to Products.

         5.4 Milestone Payments. In addition to the payments provided for in Sections 5.1, 5.2 and 5.3, deCODE shall pay Institution the following amounts upon the occurrence of the following events:

         5.4.1 $_____________ upon execution of this Agreement;

         5.4.2 $_____________ upon [CONFIDENTIAL TREATMENT REQUESTED];

         5.4.3 $_____________ upon [CONFIDENTIAL TREATMENT REQUESTED].

         5.5 Royalties of Combined Products. Where a Product is sold in combination with one or more other products that are not Products (the "Combined Product"), deCODE shall pay royalties to Institution based upon the value of the Combined Product attributable to the Patent Rights. The Parties agree to negotiate in good faith to reach a mutual agreement concerning the value of Combined Product attributable to such Patent Rights or Technological Information.

         5.6 Third Party Royalties. In the event that deCODE is required to pay royalties to one or more Third Parties for the license of technology other than the Patent Rights or the Technological Information in order to make, use or sell a Product, then deCODE shall be entitled to reduce its royalty obligation, on a country by country basis, pursuant to Sections 5.1 and 5.5 by [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate amount due to such Third Parties, but in no event shall such reduction exceed [CONFIDENTIAL TREATMENT REQUESTED] of the royalties otherwise due to Institution under this Agreement.

         5.7 Royalty Reduction. In the event that the royalty paid to Institution is a significant factor in the return realized by deCODE so as to diminish deCODE's capability to respond to competitive pressures in the market, Institution agrees to consider a reasonable reduction in the royalty paid to Institution as to each such Product for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on such Product and on analogous products, prices of competitive products, total prior sales by deCODE, and deCODE's expenditures in Product development.

         5.8 Past Due Payments. The payments due under this Agreement shall, if past due, bear interest until payment is made at a per annum rate equal to [CONFIDENTIAL TREATMENT REQUESTED] above the prime rate in effect at the Bank of Boston on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude Institution from exercising any other rights it may have as a consequence of the lateness of any payment.

6.       Reports and Payments.

         6.1 Record Keeping. deCODE shall keep, and shall cause each of its Sublicensees, if any, to keep full and accurate books of accounts in sufficient detail to allow Institution or its designee to confirm the accuracy of amounts payable to Institution under this Agreement. Such books of account shall be kept at deCODE's or such Sublicensee's principal place of business, as the case may be. The keeper of such books of account shall maintain books covering each Accounting Period for the three (3) years following the end of such Accounting Period and shall permit Institution or its designee, at Institution's expense, to inspect such books of accounts during reasonable business hours for the purpose of verifying royalty statements or compliance with this Agreement.

         6.2 Payment Form and Date. In each year the amount of royalty due shall be calculated semiannually as of the end of each Accounting Period and shall be paid semiannually within the sixty (60) days next following such date, every such payment to be made in United States currency and to be supported by the accounting method prescribed in Section 6.3, or in the case of deCODE's Sublicensee, according to such other reasonable accounting method used by such Sublicensee. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in The Wall Street Journal for the last business day of the applicable Accounting Period.

         6.3 Payment Reports. With each semiannual payment, deCODE shall deliver to Institution a full and accurate accounting to include at least the following information:

             6.3.1 Quantity of each Product sold or leased (by country) by deCODE, and its Sublicensees;

             6.3.2 Total billings for each Product (by country);

             6.3.3 Quantities of each Product used by deCODE and its Sublicensees;

             6.3.4 Names and addresses of all Sublicensees of deCODE; and

             6.3.5 Total royalties payable to Institution.

7.       Infringement.

         7.1 Right of Institution. If either Party learns of an infringement or other use, rights or ownership claim or threatened infringement or other such claim by a Third Party with respect to any Patent Rights, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement, whereupon Institution shall have the first right, but not the duty, to institute at its sole cost and expense, actions against Third Parties based on any Patent Rights under this Agreement.

         7.2 Right of deCODE. In the event that Institution does not institute an infringement proceeding against an offending Third Party within ninety (90) days after obtaining knowledge of such alleged infringement or misappropriation, deCODE shall have the right, but not the duty, to institute at its sole cost and expense, an action to enforce such Patent Rights with respect to any infringement or misappropriation by a Third Party.

         7.3 Cooperation and Expenses. In the event one Party shall initiate or carry on legal proceedings to enforce any Patent Rights against any alleged infringer, the other Party shall fully cooperate with and supply all assistance reasonably requested by the Party initiating or carrying on such proceedings. The Party which institutes any suit to protect or enforce a Patent Right shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other Party in providing such assistance and cooperation as is requested pursuant to this Section. If the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing.

         7.4 Execution of Documents and Other Acts. Each Party shall execute all necessary and proper documents, take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions and shall otherwise cooperate in the institution and prosecution of such actions (including, without limitation, consenting to being named as a nominal party thereto).

         7.5 Enforcement Award. Any award paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied first to reimburse both Parties for all costs and expenses incurred by the Parties with respect to such action on a pro rata basis and, if after such reimbursement any funds shall remain from such award, they shall be allocated as follows:

             7.5.1 [CONFIDENTIAL TREATMENT REQUESTED];

             7.5.2 [CONFIDENTIAL TREATMENT REQUESTED] ; or

             7.5.3 If the Parties have cooperated in instituting and maintaining such action, the Parties shall allocate such remaining funds between themselves in the same proportion as they have agreed to bear the expenses of instituting and maintaining such action.

         7.6 Infringement Actions by Third Parties. In the event of the institution of any suit by a Third Party against deCODE for patent infringement which dominates the Patent Rights and involves the manufacture, sale, distribution or marketing of any Product, and such suit is not covered by the indemnification provided pursuant to Section 8.1.2, deCODE shall have the right to defend such suit at its own expense, and Institution hereby agrees to assist and cooperate with deCODE, at deCODE's expense, to the extent necessary in the defense of such suit. During the pendency of any such action, deCODE shall continue to make all payments due under this Agreement; provided, however, that deCODE shall be entitled to a credit against such payments of an amount equal to one-half of the reasonable costs actually incurred in such action.

         7.7 Infringement Award in deCODE's Favor in Actions by Third Parties. If deCODE finally prevails and receives an award from such Third Party as a result of such action (whether by way of judgment, award, decree, settlement or otherwise), such award shall be allocated, first, to deCODE and Institution to reimburse each Party for its pro rata share of costs and expenses incurred in such action, and the remaining amount shall be [CONFIDENTIAL TREATMENT REQUESTED].

         7.8 Infringement Award Against deCODE in Actions by Third Parties. If deCODE finally loses, whether by judgment, award, decree, settlement or otherwise), and is required to pay a royalty or damages to such Third Party in order to make, use, have made or import a Product, deCODE shall continue to pay the royalties for such Product in the countries which are the subject of such action, but shall be entitled to a credit against such payments in an amount equal to the royalty or damages paid to such Third Party under the terms set forth in Section 5.6.

         7.9 Right to Terminate Agreement. If deCODE is required to pay a royalty or damages to a Third Party pursuant to Section 7.8 and the amount of such royalty or damages exceeds [CONFIDENTIAL TREATMENT REQUESTED] of the royalties due hereunder for such Product in such country(ies), deCODE shall have the right to terminate this Agreement solely with respect to such Product in such country(ies).

8.       Indemnification and Insurance.

         8.1      Indemnification.

                  8.1.1 deCODE shall indemnify, defend and hold harmless Institution and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Institution Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Institution Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments of a Third Party to the extent arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement; and shall, at deCODE's own expense provide attorneys reasonably acceptable to Institution to defend against any actions brought or filed against such Institution Indemnitee whether or not such actions are rightfully brought. deCODE's indemnification under this Section 8.1.1 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Institution Indemnitees.

                  8.1.2 Institution shall indemnify, defend and hold harmless deCODE and its directors, officers, professional staff, employees, and agents and their respective successors, heirs and assigns (the "deCODE Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the deCODE Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments of a Third Party to the extent arising out of any breach of the Institution's representations and warranties set forth in Section 10; and shall, at Institution's own expense provide attorneys reasonably acceptable to deCODE to defend against any actions brought or filed against such deCODE Indemnitee whether or not such actions are rightfully brought.

                  8.1.3 In the event that any Institution Indemnitee or deCODE Indemnitee (an "Indemnitee") entitled to indemnification under Section 8.1.1 or
8.1.2 is seeking such indemnification, such Indemnitee shall inform the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim. As the Parties intend complete indemnification, all costs and expenses incurred by an Indemnitee in connection with enforcement of Section 8.1.1 or 8.1.2 shall also be reimbursed by the indemnifying Party.

                  8.1.4 This Section 8.1 shall survive expiration or termination of this Agreement.

         8.2      Insurance.

                  8.2.1 Beginning at such time as any Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by deCODE or by a Sublicensee agent of deCODE, deCODE shall, at its sole cost and expense, procure and maintain commercial liability insurance in amounts not less than [CONFIDENTIAL TREATMENT REQUESTED] per incident and [CONFIDENTIAL TREATMENT REQUESTED] annual aggregate and naming the Institution Indemnitees as additional insureds. Such commercial liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for deCODE's indemnification under Section 8.1 of this Agreement. If deCODE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [CONFIDENTIAL TREATMENT REQUESTED] annual aggregate) such self-insurance program must be acceptable to the Institution and the Risk Management Foundation. In the event deCODE's Sublicensees elect to self-insure all or part of such limits, such self-insurance program shall be deemed acceptable to the Risk Management Foundation. The minimum amounts of insurance coverage required under this
Section 8.2.1 shall not be construed to create a limit of deCODE's liability with respect to its indemnification under Section 8.1 of this Agreement.

                  8.2.2 deCODE shall provide Institution with written evidence of such insurance upon request of Institution. deCODE shall provide Institution with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if deCODE does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, Institution shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

                  8.2.3 deCODE shall maintain such commercial institution liability insurance beyond the expiration or termination of this Agreement during: (a) the period that any Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by deCODE or by a Sublicensee or agent of deCODE; and (b) a reasonable period after the period referred to in Section 8.2.3(a), which in no event shall be less than [CONFIDENTIAL TREATMENT REQUESTED].

                  8.2.4 This Section 8.2 shall survive expiration or termination of this Agreement.

         8.3 Disclaimer. OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH UNDER THIS AGREEMENT, INSTITUTION MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO deCODE HEREUNDER AND HEREBY DISCLAIMS THE SAME.

9.       Termination.

         9.1 Term. This Agreement shall commence as of the Effective Date of this Agreement and, unless sooner terminated as provided hereunder, shall terminate as follows:

             9.1.1 As to each Product, this Agreement shall terminate upon the later of: (a) 15 years from the Effective Date of this Agreement; (b) the expiration of the last to expire of the Patent Rights necessary for the manufacture, use and sale of such Product in such country; or (c) 5 years after the First Commercial Sale of such Product in such country.

             9.1.2 This Agreement shall terminate in its entirety upon its termination as to all Products.

         9.2 Termination by deCODE. deCODE shall have the right to terminate the licenses granted herein, in whole or as to any Product in any country, at any time, and from time to time, by giving notice in writing to Institution. Such termination shall be effective sixty (60) days from the date such notice is given, and all deCODE's rights associated therewith shall cease as of that date, subject to Sections 9.5, 11 and 12.

         9.3 Termination by Institution. Institution shall have the right to terminate the licenses granted herein, as to any Product in any country, upon written notice to deCODE in the event that after the First Commercial Sale of such Product in such country there is a continuous one (1) year period in which no Product is sold in such country, provided such sale is not prevented by force majeure, government regulation or intervention, or institution of a law suit by any Third Party. Such termination shall be effective sixty (60) days from the date such notice is given, and all deCODE's rights associated therewith shall cease as of that date, subject to Sections 9.5, 11 and 12.

         9.4 Default; Notice; Cure. If either party shall fail to faithfully perform any of its obligations under this Agreement except the due diligence milestones specified in Section 3 herein, the nondefaulting Party may give written notice of the default to the defaulting Party. Unless such default is corrected within sixty (60) days after such notice, the notifying Party may terminate this Agreement and the license hereunder upon sixty (60) days prior written notice, provided that only three such sixty (60) day grace periods shall be available in any twelve (12) month period with respect to a default of any particular provision hereunder. Thereafter notice of default of said provision shall constitute termination.

         9.5 Disposal of Inventory. Upon the termination of any license granted herein, in whole or as to any Product for any reason other than a failure to cure a material breach of the Agreement by deCODE, deCODE shall have the right for one year or such longer period as the Parties may reasonably agree to dispose of all Product or substantially completed then on hand to which such termination applies, and royalties shall be paid to Institution with respect to such Product as though this Agreement had not terminated.

         9.6      Rights following Expiration or Termination.

             9.6.1 Following expiration of this Agreement as to each Product pursuant to Section 9.1.1, deCODE shall have the royalty-free non-exclusive right within the License Fields to continue to use such Product as heretofore licensed.

             9.6.2 Following expiration of this Agreement in its entirety pursuant to Section 9.1.2 or termination by deCODE pursuant to Section 9.4, deCODE shall have the royalty-free non-exclusive right within the License Fields to continue to use such Product as heretofore licensed.

             9.6.3 Upon termination of this Agreement as to any Product in any country by Institution pursuant to Section 9.3: (i) deCODE shall promptly transfer to Institution copies of all data, reports, records and materials in deCODE's possession or control which relate to such Products; (ii) all licenses granted for Patent Rights covering such Product in such country by Institution to deCODE under Section 2 shall terminate; (iii) all sublicenses granted by deCODE under this Agreement with respect to such Product in such country shall be subject to Section 9.7, and (iv) ownership of all INDs, NDAs and other regulatory filings made or filed for such Product in such country shall be transferred to Institution. Thereafter, Institution shall have the right to develop, make, have made, use, sell or have sold such Product in such country, subject to such sublicenses.

             9.6.4 Upon termination of this Agreement in its entirety by deCODE pursuant to Section 9.4, in addition to any other remedies available to deCODE at law or in equity: (i) Institution shall promptly transfer to deCODE copies of all data, reports, records and materials in Institution's possession or control that relate to the Products; (ii) return to deCODE all relevant records and materials in Institution's possession or control containing Confidential Information of deCODE; and (iii) ownership of all INDs, NDAs and other regulatory filings made or filed for any Product shall be transferred solely to deCODE. The right and license granted to deCODE by Institution pursuant to
Section 2 shall continue in full force and effect without further obligation to Institution.

             9.6.5 Upon termination of this Agreement by Institution pursuant to
Section 9.4, in addition to any other remedies available to Institution at law or in equity: (i) deCODE shall promptly transfer to Institution copies of all data, reports, records and materials in deCODE's possession or control; (ii) return to Institution all relevant records and materials in deCODE's possession or control containing Confidential Information of Institution; (iii) all licenses granted for Patent Rights by Institution to deCODE under Section 2 shall terminate; (iv) all sublicenses granted by deCODE under this Agreement shall be subject to
Section 9.7, and (v) ownership of all INDs, NDAs and other regulatory filings shall be transferred to Institution. Thereafter, Institution shall have the right to develop, make, have made, use, sell or have sold Products, subject to such sublicenses.

                  9.6.6 Upon termination of this Agreement with respect to any Product in any country by deCODE pursuant to Section 7.9 or 9.2: (i) each Party shall promptly transfer to the other Party copies of all data, reports, records and materials of the other Party in the possession or control of such Party which relate to such Product; and (ii) all licenses granted by either Party to the other Party under Section 2 shall terminate. Thereafter, each Party shall have the right to develop, make, have made, use, sell or have sold such Product in such country, to the extent legally permissible.

         9.7 Rights Under Sublicenses Upon Termination. In the event that any license granted to deCODE under this Agreement is terminated, any sublicense under such license granted prior to termination of said license shall remain in full force and effect, provided that:

                  9.7.1 The Sublicensee is not then in breach of its sublicense agreement;

                  9.7.2 The Sublicensee agrees to assume the rights and obligations of deCODE under the terms and conditions of this Agreement, as modified by the provisions of this Section 9.7;

                  9.7.3 The Sublicensee, at Institution's written request, assumes in a signed writing the same obligations to Institution as those assumed by deCODE under Sections 8 and 11;

                  9.7.4 Institution shall have the right to receive the greater of (a) any payments payable to deCODE under such sublicense agreement to the extent they are reasonably and equitably attributable to such Sublicensee's right under such sublicense to use and exploit Patent Rights and/or Technological Information or (b) the lowest royalty which is within the "Competitive" range as hereinafter defined, at the time Institution's license to deCODE is terminated. A royalty rate shall be regarded as "Competitive" if it is within the range of royalty rates that Institution would charge in an arms length transaction with a licensee which was not and had not been a sponsor of research at Institution, taking into account the value of the licensed technology at the time Institution's license to deCODE is terminated; and

                  9.7.5 Institution shall not assume, and shall not be responsible to such Sublicensee for, any representations, warranties or obligations of deCODE to such Sublicensee, other than to permit such Sublicensee to exercise any rights to Patent Rights and Technological Information that are granted under such sublicense agreement consistent with the terms of this Agreement.

         9.8 Payment of Royalties Upon Termination. Upon termination of any license granted hereunder, deCODE shall pay Institution all royalties due or accrued on (a) the sale of Products up to and including the date of termination, and (b) for twelve (12) months following the date of termination, the sale of Products manufactured prior to the termination date.

10.      Representations and Warranties.

         10.1 Ownership. Institution represents and warrants that: (a) to the best of its knowledge, Institution is the owner of all right, title and interest in the Patent Rights and has the right to grant the right and license granted to deCODE under this Agreement; and (b) Institution has not entered into any agreement with any Third Party which is in conflict with the rights granted to deCODE pursuant to this Agreement. Notwithstanding the foregoing, Institution makes no representation or warranty as to the validity of any Patent Rights licensed under this Agreement.

         10.2 Disclosure. Institution represents and warrants that it has fully disclosed to deCODE all information in Institution's possession or control relating to the Patent Rights, including, without limitation, any communications with any Third Parties relating to any of the foregoing.

         10.3 Power to Grant License. Institution represents and warrants that it is not prohibited by the United States Government or by any other foreign or domestic governmental authority from granting the right and license in the Patent Rights and Technological Information to deCODE under this Agreement

         10.4 Survival. The representations and warranties contained in this
Section 10 shall survive the termination of this Agreement.

11.      Alternative Dispute Resolution.

         11.1 Negotiation. The Parties shall attempt in good faith to resolve, through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either Party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five (5) days with a written statement of its position on, and recommended solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.

         11.2 Arbitration. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties according to Section 11.2.1 shall, be submitted for final and binding arbitration before JAMS/Endispute ("JAMS") pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq., and shall be held at a mutually agreeable location or in New York City. Any Party may commence the arbitration process pursuant to this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Party. Unless the

Parties otherwise agree in writing: the arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is greater than $250,000, exclusive of interest; or the arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is $250,000 or less, exclusive of interest. The Parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings; provided, however, that all arbitrators must be knowledgeable in the pharmaceutical industry or bioinformatics or other technology areas as appropriate to the Patent Rights licensed hereunder, and must not be affiliated through employment or otherwise with a competitor of either Party, as determined through mutual assent of the Parties. The Parties shall participate in the arbitration in good faith, and shall share equally in its costs. The provisions of this Section may be enforced by any Court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

         11.3 Injunction. This Section 11 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

12.      Miscellaneous.

         12.1 Governing Law. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

         12.2 Assignment. Neither Party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement.

         12.3 Notices. All notices, demands and other communications of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered, or when shipped by private express carrier (signature required), shipment charges prepaid, or when sent via facsimile transmission (receipt verified) to the Party to whom delivery shall be made at the respective addresses as set out below.

                           If to Institution, to:

                           Institution:
                                       _________________________________________
                           Attn:
                               _________________________________________________
                           Licensing

                                    ____________________________________________
                           Institution Agreement #
                                                  ______________________________
                           Telephone:
                                     ___________________________________________

                           Facsimile:

                           If to  deCODE, to:
                                            ____________________________________
                           deCODE genetics Ltd.
                           Lynghalsi 1
                           IS-110 Reykjavik, Iceland
                           Attn:
                                ________________________________________________

                           Telephone:  +354-570-1900
                           Facsimile:  +354-570-1901

         12.4 Modification. No modification or waiver of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by both Parties.

         12.5 Waiver. No waiver of any rights will be effective unless assented to in writing by the Party to be charged and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

         12.6 Headings. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision; provided that no such severability will be effective if the result of such action materially changes the economic benefit of this Agreement to deCODE or to Institution.

         12.8 Construction. The Parties have participated equally in the creation of this Agreement; the language of this Agreement will not be presumptively construed against either party.

         12.9. Survival. Sections 1, 6, 7, 8, 9.5, 9.6, 9.7, 9.8, 10, 11, 12.1,
12.7, 12.8 and 12.9 shall survive any expiration or termination of this Agreement.

         12.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

                                      * * *

         In witness whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.



INSTITUTION:                               DECODE GENETICS LTD.:



BY:__________________________              BY:___________________________


NAME:__________________________            NAME:____________________________


TITLE:__________________________           TITLE:____________________________


DATE:__________________________            DATE:____________________________

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]







                         CROSSWALK DEVELOPMENT AGREEMENT


                                     BETWEEN

                        PARTNERS HEALTHCARE SYSTEM, INC.,

                        The General Hospital Corporation,
                     d.b.a. Massachusetts General Hospital,
                     The Brigham and Women's Hospital, Inc.

                                       And

                              deCODE genetics Ltd.

                               DATED MAY 11, 2000

                         CROSSWALK DEVELOPMENT AGREEMENT

         THIS CROSSWALK DEVELOPMENT AGREEMENT (this "Agreement"), effective May 11, 2000, ("Effective Date"), is by and among Partners HealthCare System, Inc., a Massachusetts not-for-profit corporation with its principal place of business at Prudential Tower, 800 Boylston Street, Boston, Massachusetts, 02199-8001 ("Partners"); The General Hospital Corporation d.b.a. Massachusetts General Hospital, a Massachusetts not-for-profit corporation having its principal offices at 55 Fruit Street, Boston, MA 02114 ("MGH"); The Brigham and Women's Hospital, Inc., a Massachusetts not-for-profit corporation having its principal offices at 75 Francis Street, Boston, MA 02115 ("BWH") (BWH, Partners and MGH are each, individually, an "Institution" and, collectively, the "Institutions"); and deCODE genetics Ltd., an Icelandic corporation which is a wholly-owned subsidiary of deCODE genetics, Inc., a Delaware corporation, and having its principal offices at Lynghalsi 1, IS-110 Reykjavik, Iceland ("deCODE"). Partners, MGH, BWH and deCODE are each, individually, a "Party" and, collectively, the "Parties".

                                   BACKGROUND


         A. deCODE is building a database based on phenotypic healthcare information that deCODE is collecting using the homogeneous Icelandic population (the "Icelandic Healthcare Database" or "IHD") and a database based on genotypic information that deCODE intends to collect (the "deCODE Genotype Database" and collectively with the IHD, the "deCODE Database"). Partners is creating a database based on the phenotypic and genotypic information that Partners is collecting in connection with internal research using various heterogeneous populations ("Research Patient Data Registry" or "RPDR") (the deCODE Database and the RPDR are individually referred to as a "Database" and collectively referred to as the "Databases").

         B. The Parties desire to develop an information technology bridge (the "Crosswalk") to facilitate studies with the Databases. The Crosswalk is to be developed by a number of means, including the creation of common definitions of disease classifications, common structure and field compatibility of databases, and the creation of tools to query both Databases. Standard operating procedures for querying the databases via the Crosswalk while preserving patients' confidential information are to be established under the Strategic Alliance Agreement entered into by deCODE and Partners simultaneously with this Agreement (the "Strategic Alliance Agreement").

         C. Institutions desire to obtain funding and technical support from deCODE to further such development. deCODE wishes to obtain from Institutions certain rights to Crosswalk Intellectual Property Rights, pursuant to the terms and conditions of this Agreement and the Strategic Alliance Agreement.

         The Parties have, therefore, agreed as follows:

1.       Definitions.

         1.1 "BWH" shall have the meaning assigned to such term in the Introductory paragraph.

         1.2 "Confidential Information" of a Party shall mean (a) all Crosswalk Inventions which the IP Project Leaders decide to protect as Confidential Information pursuant to Section 4.2, technical or marketing reports, data or information disclosed by such Party to the other Party which is in writing and marked or otherwise designated in writing as "Confidential" or "Proprietary," (b) any item described in Section 1.2(a) which is disclosed orally, indicated as confidential at the time of disclosure, summarized in writing and marked or otherwise designated in writing as "Confidential" or "Proprietary" within thirty (30) days after such disclosure, (c) any source code or object code for software comprising any part of the Crosswalk, and (d) other source code or object code disclosed by one Party to the other which is marked or otherwise designated in writing as "Confidential" or "Proprietary" at the time of disclosure.

         1.3 "Copyright" shall mean the copyright subsisting in accordance with the United States Copyright Law, foreign copyright laws and international agreements in the Crosswalk Copyrightable Work (as that term is defined below) together with any United States or foreign Copyright registration application or resulting Copyright registration.

         1.4 "Crosswalk" shall mean the information technology bridge (a) created by deCODE Personnel and/or Institution Personnel in the performance of the Crosswalk Project and (b) Embedded Technology. Unless otherwise expressly provided herein, the term "Crosswalk" shall not include Other Technology.

         1.5 "Crosswalk Coordinator" shall mean the deCODE Personnel or the Institution Personnel appointed to this position in accordance with Section 2.2.

         1.6 "Crosswalk Copyrightable Work" shall mean any original work of authorship fixed in any tangible medium of expression, now known or later developed, from which it can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, including without limitation, computer programs and related documentation, which is authored by any Party solely or jointly with any other Party, including a Party's Personnel, in the development of the Crosswalk, or prepared by any Party's Personnel in the development of the Crosswalk as a Work-Made-For-Hire (as that capitalized term is defined in the United States Copyright Law), for which such Party is considered the author and owner solely or jointly with any other Party or such Party's Personnel.

         1.7 "Crosswalk Development Period" shall mean the period during which the Parties shall create the Crosswalk pursuant to the Work Plan, beginning on the Effective Date and ending (a) three (3) year(s) from the Effective Date, and any extension thereof mutually agreed upon by the Parties in writing, or (b) on the date this Agreement is terminated pursuant to Section 8, whichever shall occur first.

         1.8 "Crosswalk Information" shall mean the deCODE Crosswalk Information and/or the Institution Crosswalk Information.

         1.9 "Crosswalk Intellectual Property Rights" shall mean the statutory rights and protection afforded Crosswalk Patent Rights, Crosswalk Copyrightable Works and/or Confidential Information by the patent, copyright and trade secret laws of the country where such right is sought, it being understood that any individual category of intellectual property may be afforded more than one such statutory right.

         1.10 "Crosswalk Invention" shall mean any new and useful process, formulae, compilations, source code, object code, devices, methods, techniques, machine, manufacture or composition of matter created or developed in the performance of the Crosswalk Project, that is potentially patentable or protectable as Confidential Information and is (a) conceived, solely or jointly, by one or more deCODE Personnel and/or Institution Personnel in the performance of the Crosswalk Project, and (b) first reduced to practice by one or more deCODE Personnel and/or Institution Personnel in the performance of the Crosswalk Project or in the subsequent one year period by one or more individuals who, during the Crosswalk Development Period, were deCODE Personnel or Institution Personnel.

         1.11 "Crosswalk Patent Right" shall mean any United States patent application, including any division or continuation and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, which contains one or more claims to a Crosswalk Invention. Patent Rights shall also include those claims of any continuation-in-part of the aforementioned patent applications to the extent they claim a Crosswalk Invention.

         1.12 "Crosswalk Project" shall mean the Crosswalk development project described in the Work Plan attached as Appendix A.

         1.13 "CSRL" shall mean for: (a) Partners, the Vice President, Corporate Sponsored Research and Licensing; (b) BWH, Corporate Sponsored Research and Licensing at BWH; and (c) MGH, Corporate Sponsored Research and Licensing at MGH, or any successors thereto.

         1.14 "Databases" shall have the meaning assigned to such term in the Background section.

         1.15 "deCODE" shall have the meaning assigned to such term in the Introductory paragraph.

         1.16 "deCODE Crosswalk Information" shall mean any research data, formulae, process information or other information pertaining to the Crosswalk produced by deCODE Personnel in the performance of, or relating to, the Crosswalk Project, including without limitation any research data, formulae, process information or other information provided by deCODE to Institution or their agents for the purpose of performing or in the performance of the Crosswalk Project. Notwithstanding the foregoing, the term "deCODE Crosswalk Information" shall not include patient identifiers or other patient confidential information, or the data in the deCODE Database.

         1.17 "deCODE Database" shall have the meaning assigned to such term in the Background section.

         1.18 "deCODE Genotype Database" shall have the meaning assigned to such term in the Background section.

         1.19 "deCODE Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.20 "deCODE Personnel" shall mean the deCODE employees and consultants who perform the Crosswalk Project.

         1.21 "Effective Date" shall have the meaning assigned to such term in the Introductory paragraph.

         1.22 "Embedded Technology" shall mean any technology owned or acquired by any Party outside of the performance of the Crosswalk Project and incorporated or "embedded" into the Crosswalk after the Effective Date to facilitate studies with the Databases, including any design, technical description and any software (including programs, modules, code, algorithms, flowcharts, diagrams, documentation and the like), as expressly described in Appendix D attached hereto and as amended from time to time pursuant to Section
4.6. Unless otherwise provided in Appendix D, the term "Embedded Technology" shall not include Other Technology.

         1.23 "Icelandic Healthcare Database" or "IHD" shall have the meaning assigned to such term in the Background section.

         1.24 "Institution" and "Institutions" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.25 "Institution Crosswalk Information" shall mean any research data, formulae, process information or other information pertaining to the Crosswalk produced by Institution Personnel in the performance of the Crosswalk Project, but does not include patient identifiers or other patient confidential information, or the data in the RPDR.

         1.26 "Institution Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.27 "Institution Personnel" shall mean the Institutions' professional staff, graduate student, undergraduate student, employees and consultants who perform the Crosswalk Project.

         1.28     "IP Costs" shall have the meaning assigned to such term in
Section 4.3.

         1.29 "IP Project Leader" shall have the meaning assigned to such term in Section 2.3.

         1.30     "JAMS" shall have the meaning assigned to such term in Section
9.2.

         1.31 "Joint Crosswalk Patent Right" shall have the meaning assigned to such term in Section 4.1.2.

         1.32 "Joint Steering Committee" or "JSC" shall have the meaning assigned to such term in Strategic Alliance Agreement.

         1.33 "MGH" shall have the meaning assigned to such term in the Introductory paragraph.

         1.34 "Other Technology" shall mean the design, technical description and software (including programs, modules, code, algorithms, flowcharts, diagrams, documentation and the like) developed by a Party outside the scope of the Crosswalk Project, whether before or during the Crosswalk Development Period, which is used to facilitate studies from a Party's Database (e.g., genotypic or phenotypic database infrastructure, a query tool), and which a Party licenses to the other Party pursuant to a Software License Agreement.

         1.35 "Partners" shall have the meaning assigned to such term in the Introductory paragraph.

         1.36 "Party" and "Parties" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.37 "Research Patient Data Registry" or "RPDR" shall have the meaning assigned to such term in the Background section.

         1.38 "Software License Agreement" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.39 "Sponsored Research Agreement" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.40 "Strategic Alliance Agreement" shall have the meaning assigned to such term in the Background section.

         1.41 "Third Party Project" shall have the meaning assigned to such term in Section 2.5.2.

         1.42     "Work Plan" shall have the meaning assigned to such term in
Section 2.1.

2.       Work Plan.

         2.1 Work Plan. Within sixty (60) days after the Effective Date, the Crosswalk Coordinators for each of deCODE and the Institutions shall propose and submit to the JSC a proposed work plan and budget for the development of the Crosswalk. Upon approval of a work plan and budget by the JSC, such approved work plan shall be attached hereto as Appendix A and made a part hereof (the "Work Plan") and such budget shall be attached hereto as Appendix B and made a part hereof (the "Budget").

         2.2 Project Coordinators. Each of deCODE and the Institutions shall appoint a Crosswalk Project coordinator (the "Crosswalk Coordinator") who shall have day-to-day responsibility for overseeing and coordinating the activities contemplated herein, including scheduling as set forth in the Work Plan and presiding over meetings, design/review sessions, coordinating its staff and conducting testing of the Crosswalk.

         2.3 IP Project Leader. Each of deCODE and the Institutions shall appoint an IP Project Leader, who shall have the duties described in Section 4 of the Strategic Alliance Agreement.

         2.4 Performance of Crosswalk Project. The Institutions and deCODE shall cooperate to create the Crosswalk according to the Work Plan and the Budget.

         2.5      Exclusivity.

                  2.5.1 At any time during the term of this Agreement, Institution Personnel or deCODE Personnel may propose in writing additional development directly related to the Crosswalk Project not previously described in the Work Plan for the Crosswalk Project as set forth in Appendix A. Each such proposal shall include a description of the additional development proposed, a budget of the costs to be funded by deCODE and a schedule of payment of such costs. Unless the Parties shall otherwise agree in writing, negotiations between them over any such proposal shall not extend beyond the sixtieth (60th) day next following the date when the proposal shall have first been so made, and whenever such negotiations shall end without agreement between the Parties to proceed with the proposed development, the Party proposing the additional development may proceed without the other Party and seek funding from any other sponsor, including but not limited to a commercial sponsor, as set forth in Section 2.5.2, subject to the restrictions provided in this Section 2.5. When such proposal is accepted by the Institutions and deCODE, it shall be appended hereto as an addendum to the Work Plan and shall be subject to the terms and conditions of this Agreement unless otherwise specified, and the additional Crosswalk Project described therein shall commence and budgeted amounts shall be paid as set forth in the proposal or as otherwise agreed by the Parties in writing. In no event shall any additional development be added to the Crosswalk Project nor shall the direction of the Crosswalk Project be altered without the concurrence of the Director of CSRL of the Institutions.

                  2.5.2 Notwithstanding any contrary provision, no member of the Institution Personnel who shall perform any part of the Crosswalk Project shall seek funding from another commercial sponsor for any additional development proposals directly related to the Crosswalk Project unless and until such proposal has been submitted to deCODE in accordance with the foregoing
Section 2.5.1 and the Parties have failed to agree in writing to append such proposal hereto as an addendum to the Work Plan within the stipulated sixty (60) days. In the event of such failure to agree, an Institution Personnel shall be free to seek and accept funding from such commercial sponsor for such development proposal (the "Third Party Project"), provided that, in the reasonable determination of the JSC created pursuant to the Strategic Alliance Agreement, after consultation with the Institution
Personnel: (a) the subject matter of the Third Party Project is not so closely related scientifically to the Crosswalk Project that sponsorship of such Third Party Project by such other commercial sponsor would create a conflict of interest for the Institutions or any Institution Personnel performing the Crosswalk Project; (b) the risk of subject matter overlaps between the Crosswalk Project and such Third Party Project is minimal; (c) the Third Party Project would not conflict with the terms and conditions of this Agreement and would not have a material impact on the Crosswalk Project or the Institutions' ability to perform the Crosswalk Project; and (d) such other commercial sponsor of the Third Party Project is not a competitor of deCODE in any of its business areas that would create a conflict of interest.

                  2.5.3 At any time during the term of this Agreement, if any Institution Personnel wishes to seek funding for any research or development work directly related to the Crosswalk Project, including additional funding for the Crosswalk Project, from any international, federal or state agencies, or from any not-for-profit foundations, except foundations owned or operated by a commercial entity other than deCODE or which have obligations to commercial entities with respect to such research, such Institution Personnel shall so notify deCODE's Crosswalk Coordinator, including a description of the research or development work for which such funding is sought. deCODE shall have thirty
(30) days to review such proposal and decide whether, in the reasonable determination of deCODE, after consultation with Institutions and the Institution Personnel, such funding should be sought. No Institution Personnel shall accept any such funding for any research or development work directly related to the Crosswalk Project unless approved pursuant to this Section 2.5.3. In any event, any Institution Personnel shall follow the procedures set forth in
Section 5 with respect to any grant applications and progress reports disclosing Crosswalk Information.

                  2.5.4 Institution Personnel shall be free at any time to seek funding from any source for any research or development work that is not related or similar to the Crosswalk Project.

3.       Payments.

         3.1 Payments. deCODE shall pay to the Institutions the sum of up to [CONFIDENTIAL TREATMENT REQUESTED] to support the Institutions' efforts to create the Crosswalk, as provided in the Budget. deCODE shall make such payment in periodic installments to be determined by the JSC. Such payments shall be made in cash, in kind in the form of goods and services related to the Crosswalk Project, the value of which shall be determined by the JSC, or both in cash and in kind. The form of such in kind payments shall be determined by deCODE at its sole discretion. All of such funding shall be used in the following order: (a) first, to the extent such payments are in the form of cash, for the support of the Crosswalk Project Coordinators and the IP Project Leaders during the Crosswalk Development Period and in the amounts determined by the mutual agreement of the Parties; (b) second, for costs and expenses incurred by the Institutions during the Crosswalk Development Period for work conducted pursuant to the Work Plan; and (c) third, to compensate deCODE for in kind contributions to the Crosswalk Project, as provided above. All funds paid to the Institutions shall be used to support the direct and attendant indirect costs

(as determined by the Institutions' policies on indirect costs, as communicated to the JSC from time to time) of the Crosswalk Project. All of such funding of direct costs shall be used by the Institutions as deemed necessary and appropriate by the JSC to achieve the research goals and objectives set forth in the Work Plan. All funds advanced to the Institutions under this Agreement and not used in accordance with the terms hereof shall be promptly refunded to deCODE.

         3.2 Payment Method. All payments made by deCODE shall reference Agreement number ______. Checks for all payments to the Institutions under this Agreement shall be made payable to the payees designated by the JSC and addressed to the contacts set forth in Section 10.

         3.3 Payment Records; Audit Rights. Each Institution shall maintain records of its expenditures and of funds received under this Agreement in accordance with its customary accounting policies and procedures and shall provide to deCODE a summary of such expenditures within ninety (90) days after the end of each elapsed year during the Crosswalk Development Period. During the Crosswalk Development Period and for two years thereafter, deCODE on reasonable notice, during normal business hours and at its own expense may examine or audit each Institution's accounting records with respect to expenditures under this Agreement, provided however, that in the event that such inspection or audit reveals an overpayment by deCODE in excess of five percent (5%) of the amount actually due for the period subject to such audit or examination, such Institution shall reimburse the cost of the examination or audit in addition to refunding the excess payment.

4.       Crosswalk Intellectual Property Rights.

         1.1      Ownership of Intellectual Property.

                  4.1.1 Each Institution Personnel who shall (i) solely or jointly make a Crosswalk Invention, or (ii) solely or jointly author or prepare a Crosswalk Copyrightable Work, shall promptly report such Crosswalk Invention or Copyrightable Work to the Institution by whom such Institution Personnel is employed or affiliated. Such Institution Personnel shall assign all of his or her rights, title and interest in any Crosswalk Patent Right claiming such Crosswalk Invention, or in any Confidential Information comprised of such Crosswalk Invention or in any Copyrightable Work to the Institution by which he or she is employed or affiliated (to the extent that such Copyrightable Work is not already owned by such Institution as a Work-Made-For-Hire under United States Copyright Law). Each deCODE Personnel who shall (i) solely or jointly make a Crosswalk Invention, or (ii) solely or jointly author or prepare a Crosswalk Copyrightable Work, shall promptly report such Crosswalk Invention or Copyrightable Work to deCODE. Such deCODE Personnel shall assign all of his or her rights, title and interest in any Patent Right claiming such Crosswalk Invention, or in any Confidential Information comprised of such Crosswalk Invention or in any Copyrightable Work to deCODE (to the extent that such Copyrightable Work is not already owned by deCODE as a Work-Made-For-Hire under United States Copyright Law).

                  4.1.2 If a Crosswalk Invention is invented by one or more Institution Personnel and one or more deCODE Personnel, such Institution Personnel and deCODE Personnel shall assign all of their respective rights, title and interest in any Crosswalk Patent Right claiming such Joint Invention to their respective employers with which they are affiliated (each, a "Joint Crosswalk Patent Right"). For each Joint Crosswalk Patent Right, the Institution(s) to which such Patent Right is assigned and deCODE agree that deCODE and such Institution(s) shall each own an undivided interest in such Patent Right in each country in which it is filed and granted. Such Institution(s) and deCODE shall each be allowed to sell, license or otherwise transfer its rights to such Joint Crosswalk Patent Right in any country without the consent of the other; however, the Institutions' rights in this respect are subject to the terms and conditions of this Agreement and the Strategic Alliance Agreement.

                  4.1.3 If a Crosswalk Invention which is protected as Confidential Information is invented by one or more Institution Personnel and one or more deCODE Personnel, such Institution Personnel and deCODE Personnel shall assign all of their respective rights, title and interest in any Confidential Information comprising such Joint Invention to their respective employers with which they are affiliated. For each such joint Confidential Information, the Institution(s) to whom such Confidential Information is assigned and deCODE agree that deCODE and such Institution(s) shall each own an undivided interest in such Confidential Information. Such Institution(s) and deCODE shall each be allowed to sell, license or otherwise transfer its rights to such Confidential Information without the consent of the other; however, the Institutions' rights in this respect are subject to the terms and conditions of this Agreement and the Strategic Alliance Agreement.

                  4.1.4 Institutions and deCODE intend and agree that all Crosswalk Copyrightable Works authored by any of them (or any of their respective Institution Personnel in the case of the Institutions and deCODE Personnel in the case of deCODE) be treated as separable and independent works to the maximum extent possible, and that such works shall not constitute "joint works" as that term is defined by the United States Copyright Law, or otherwise be jointly owned under United States law or the law of any foreign jurisdiction. The Parties agree that all copyright filings and registrations shall be made consistent with the terms of this Section 4.1.

         4.2 Disclosure between Parties. Each Party shall promptly advise the other in writing of each: (a) Crosswalk Invention, including without limitation any Joint Invention; or (b) Crosswalk Copyrightable Work, including without limitation any jointly authored or created Crosswalk Copyrightable Work, disclosed to it. The IP Project Leaders for the Institutions and deCODE shall then discuss whether applications for Crosswalk Patent Rights shall be sought and in which countries, or whether such Crosswalk Invention shall be designated and treated as Confidential Information, protected as such and made available exclusively to the Alliance for use by the Parties as provided in the Strategic Alliance Agreement, and the decisions regarding such matters shall be governed by the decision-making process set forth in Section 4.7 of the Strategic Alliance Agreement. If the Parties determine, pursuant to the decision-making process set forth in Section 4.7 of the Strategic Alliance Agreement, that such application(s) should be filed, applications assigned solely to any Institutions shall be filed by such Institutions, applications assigned solely to deCODE shall be filed by deCODE, and jointly assigned applications shall be filed as mutually agreed upon by the Parties. The titles, serial numbers and other identifying data of any applications for Crosswalk Patent Rights shall be added to Appendix C of this Agreement.

         4.3 Costs. Reasonable and customary costs incurred by Institutions for filing, obtaining and maintaining Crosswalk Intellectual Property Rights ("IP Costs") shall be reimbursed in full by deCODE upon deCODE's receipt of such Institution's notice of payment of such IP Costs, except as provided for below. Such IP Costs shall include but not be limited to the costs of preparing, filing, prosecuting (including agreed upon interferences or oppositions), issuing or maintaining and working such Crosswalk Intellectual Property Rights, including without limitation the Crosswalk Patent Rights and Crosswalk Copyrightable Works. For IP Costs not reimbursed by deCODE within thirty (30) days, after receipt of such Institution's notice of payment of such IP Costs, deCODE shall pay such Institution interest at the rate of [CONFIDENTIAL TREATMENT REQUESTED] per month compounded each month that they remain unpaid. For Crosswalk Intellectual Property Rights in which other commercial entities have acquired license rights, deCODE shall reimburse such Institution only for the same share of such IP Costs as reimbursed by each of the other commercial entities, but in no event shall deCODE be required to reimburse such Institution for more than [CONFIDENTIAL TREATMENT REQUESTED] of the IP Costs for such Crosswalk Patent Rights.

         4.4 Prosecution Notice. With respect to any Crosswalk Intellectual Property Right, the filing Party shall provide to the other Party's IP Project Leader each application and communication to and from the authorities which grant such Crosswalk Intellectual Property Right, including without limitation each application, office action, response to office action, request for terminal disclaimer, request for reissue or reexamination of any patent issuing from such application, and notice of interference or opposition, sufficiently prior to the filing of such application, response or request to allow for review and comment by such other Party's IP Project Leader. All decisions regarding such actions shall be governed by the decision-making process set forth in the Strategic Alliance Agreement.

         4.5 Confidentiality. All information given by deCODE to any Institution, or by the Institutions to deCODE, in accordance with this Section 4 shall be maintained in confidence for so long as such information remains unpublished.

         4.6 Addition of Embedded Technology. Each Party shall have the right, but not the obligation, to contribute to the Crosswalk as Embedded Technology additional technology owned or acquired by such Party outside of the performance of the Crosswalk Project. In the event a Party desires to contribute such additional technology, the Parties shall negotiate in good faith to determine the terms upon which such Party may contribute such technology (provided that such terms shall include only a non-exclusive right and license to use such additional technology pursuant to the terms of the Strategic Alliance Agreement), including the amount of any consideration to be paid for such additional technology, the effect, if any, of such contribution on the royalties to be paid by each Party to the other on revenue from the Crosswalk, subject to approval by the JSC, and whether and to what extent such additional technology shall serve as in kind funding of the Crosswalk as described in
Section 3.1 of this Agreement; provided, however, that upon the Parties' agreement, the additional technology shall be listed upon Appendix D and shall become Embedded Technology subject to the terms of this

Agreement in all respects. Notwithstanding the forgoing, no Party shall be compelled by any other Party or any decision-maker under the dispute resolution provisions of this Agreement or the Strategic Alliance Agreement to contribute any such additional technology without such Party's prior written consent.

         4.7 Rights to Other Technology. Each Party shall own all right, title and interest in and to any Other Technology developed by such Party.

         4.8 Use of Intellectual Property. The Parties agree that all use by any Party of the Crosswalk, including without limitation, all Crosswalk Inventions, Crosswalk Copyrightable Work, Copyrights, Crosswalk Patent Rights, Crosswalk Information and Confidential Information and all use by a Party of another Party's Other Technology, shall be governed by the terms of the Strategic Alliance Agreement, and also, in the case of such Other Technology, the Software License Agreement applicable to such Other Technology. No Party shall have any right to use the Crosswalk, any Party's Other Technology, any additional technology owned or acquired by a Party outside of the Crosswalk Project, or any component of any of the foregoing, including any Crosswalk Intellectual Property Right which may be owned by such Party, except as specifically provided in, and subject to the terms and conditions of, the Strategic Alliance Agreement and, in the case of such Other Technology, the Software License Agreement applicable to such Other Technology.

5.       Publications.

         5.1 Submission. Prior to public presentation or submission to a journal, international, federal or state agency, or not-for-profit foundation, as the case may be, each Institution Personnel shall agree to submit for review to deCODE's Crosswalk Coordinator, and each deCODE Personnel shall agree to submit for review to Institutions' Crosswalk Coordinator, an early draft of any manuscript, abstract, public oral presentation containing Crosswalk Information.

         5.2 Review Period. Within thirty (30) days of receipt of such manuscript or seven (7) days after receipt of an abstract or public oral presentation from an Institution Personnel or a deCODE Personnel, the other Party's Crosswalk Coordinator shall submit such Party's comments, if any, to such Institution Personnel or deCODE Personnel, as the case may be. Such Institution Personnel or deCODE Personnel shall give due consideration to any comments made by the other Party, but shall not be required to incorporate any of the other Party's comments, and the Institution Personnel's or deCODE Personnel's decision as to what such manuscript, presentation, or abstract shall contain shall be final, except that upon notification from the other Party, such Institution Personnel or deCODE Personnel shall delete all Confidential Information of the other Party. In any publication or presentation involving the Crosswalk, each Party shall acknowledge the role and contribution of the other Party to the project to which the publication or presentation relates.

         5.3 Delay for Patent Filing. If the reviewing Party has reason to believe that any such manuscript, abstract or grant application provided in accordance with Section 5.5 reveals a potentially patentable Crosswalk Invention, such Party shall notify the other Party's IP Project

Leader in writing within the time periods indicated in Section 5.2, 5.3 or 5.5, as the case may be. In such case, the publishing Party agrees to delay publication or public presentation until the earlier to occur of the following:

                  5.3.1 A Crosswalk Patent Right is filed in the appropriate country for initial filing under the laws of the country in which such Crosswalk Invention is made (i.e., Crosswalk Inventions made in the U.S. shall be filed first in the U.S. unless the procedures set forth in 35 U.S.C. Section 184 are complied with;

                  5.3.2 The IP Project Leaders have determined, pursuant to the decision-making process set forth in the Strategic Alliance Agreement, that no patentable Crosswalk Invention exists; or

                  5.3.3 Sixty (60) days have passed from the date of such notification by the reviewing Party.

         5.4 Competitive Publications. If any deCODE Personnel or Institution Personnel receives reasonable indications concerning the imminent oral presentation or publication of a manuscript or abstract by a third party that is similar in content to the presentation, manuscript and/or abstract containing Crosswalk Information proposed to be published or presented by such deCODE Personnel or Institution Personnel, the Parties agree as follows: (a) such deCODE Personnel or Institution Personnel shall notify their own and the other Party's Crosswalk Coordinator in writing as soon as reasonably practical about such other imminent presentation or publication; and (b) the time periods for presentation or publication review and delay stated in Sections 5.1, 5.2 and
5.3 shall be shortened as mutually agreed.

         5.5 Grant Submissions. Subject to approval pursuant to Section 2.5.3, Institution Personnel shall have the right to submit grant applications related to the Crosswalk Project and/or disclosing any Crosswalk Information or the nature of the relationship among the Parties to any international, federal and/or state agencies or not-for-profit foundations which do not require licensing to a commercial entity; provided, however, that such Institution Personnel shall provide a draft of such grant applications to deCODE at least fifteen (15) days prior to submission to such agencies or foundations. In the event that an Institution Personnel wants to exclude from review any portions of a grant application that do not disclose any Crosswalk Information or the nature of the relationship among the Parties, then such Institution Personnel shall provide to deCODE: (i) a draft of all other portions of such grant application, including all portions disclosing any Crosswalk Information or the nature of such relationship; and (ii) a certification from the Institution Personnel submitting such grant application and Institutions' IP Project Leader that deCODE has been provided with all portions of such grant application disclosing Crosswalk Information and the nature of such relationship, and all portions reasonably necessary for deCODE to determine whether such grant application reveals a Crosswalk Invention. In such event, deCODE may request additional information as it deems reasonably necessary or desirable to make such a determination. Such grant submission shall be subject to Section 5.3. When so requested by deCODE, Institutions and Institution Personnel shall indicate on such grant application that certain proprietary business information is contained therein which is not subject to disclosure under the Freedom of Information Act, and shall request that such information be treated as confidential.

6.       Confidentiality.

         6.1      Confidentiality Obligation. Except as otherwise provided in
Section 6.2, during the term of this Agreement and for a period of ten (10) years thereafter, each Party agrees to use reasonable efforts not to disclose to third parties any Confidential Information disclosed to it by the other Party.

         6.2 Permitted Disclosures. Nothing in this Agreement shall limit any Party in any way from: (a) disclosure of information required by a public authority; or (b) disclosure of information that is necessary to prevent imminent danger to the public; provided, however, in each case the disclosing Party shall promptly inform the other Party of its intent to disclose such information and the reasons for such disclosure.

         6.3 Exceptions. Information received from the other Party hereto shall not be deemed Confidential Information, and the receiving Party shall have no obligation of confidentiality with respect to such information which:

                  6.3.1 As of the Effective Date, is part of the public domain;

                  6.3.2 Subsequently becomes part of the public domain through no fault of the receiving Party;

                  6.3.3 The receiving Party can show was in its possession, as evidenced by written records kept in the ordinary course of business or by the proof of actual use at the time of executing this Agreement, and which information had not been wrongfully acquired, directly or indirectly, from the disclosing Party;

                  6.3.4 Is subsequently disclosed to the receiving Party by a third party not in violation of any right of, or obligation to, the other Party hereto;

                  6.3.5 Is required to be disclosed by operation of law, provided that the receiving Party has given advanced notice of the proposed disclosure to the disclosing Party; or

                  6.3.6 Is developed by or on behalf of the receiving Party without reference to the disclosing Party's Confidential Information, as evidenced by written records.

         6.4 Injunctive Relief. In addition to any other right or remedy it may have and without the posting of any bond or other security, each Party shall be entitled to seek injunctions to enjoin or restrain the other Party from any violation or threatened violation of this Section 6.

7.       Publicity and Advertising.

         No Party shall, without the prior written consent of the other Party, use in endorsement, advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the other Party or such Party's employees or agents. Each Party agrees that its name may be used: (a) whenever required by law or regulation, including without limitation disclosure to the Securities and Exchange Commission, provided, however, that a Party using another Party's name shall, to the extent reasonably practicable as solely determined by such using Party, provide a copy of such proposed disclosure to such other Party in advance and give consideration to such other Party's comments and requests regarding such disclosure, but shall not be obligated to perform any act or omission in response to such comments or requests; (b) by deCODE in connection with its capital raising and financing purposes, based upon standard statements established by the mutual agreement of the Parties; (c) to make a joint, mutually agreeable public announcement about the initiation of the relationship and the support of the Crosswalk hereunder; and (d) to make routine acknowledgments of the relationship, support of the Crosswalk hereunder and the basic substance of the relationship, based upon standard statements established by the mutual agreement of the Parties. If no such standard statements have been established, then the disclosing Party shall provide the non-disclosing Party with an opportunity to review, comment on and approve the disclosure in advance of making such disclosure. Nothing in this Section 7 shall preclude deCODE's use of Institutions' names, trademarks, logos, symbols, or other images in connection with the marketing and sale of products and services pursuant to this Agreement, provided that any such use shall remain subject to the approval of the Public Affairs Officer of the Institution whose name, trademark, logo, symbol or other image is so used.

8.       Termination.

         8.1 Breach by deCODE. If deCODE fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, the Institutions shall have the option of terminating this Agreement upon their mutual agreement and upon written notice thereof; provided, however, that deCODE shall have the right to cure such default during such sixty (60) day period.

         8.2 Breach by Institution. If any Institution fails to meet any of its material obligations under this Agreement and shall fail to remedy these failures within sixty (60) days after receipt of written notice thereof, deCODE shall have the option of terminating this Agreement upon written notice thereof to all Institutions; provided, however, that such Institution shall have the right to cure such default during such sixty (60) day period.

         8.3 Termination by deCODE for Infeasibility. In the event that deCODE determines that the Crosswalk Project is scientifically or economically not feasible or no longer is consistent with deCODE's business strategy, deCODE may terminate this Agreement at any time during the Crosswalk Development Period by giving written notice of termination to Institutions thirty (30) days prior to the effective date of such termination.

         8.4 Termination by deCODE for Other Reasons. In the event that the Strategic Alliance Agreement is terminated by deCODE pursuant to Section 10.5 thereof, then this Agreement shall also be deemed to be terminated upon the effective date of such termination of the Strategic Alliance Agreement.

         8.5      Effect of Termination.

                  8.5.1 In the event that this Agreement is terminated by the Institutions pursuant to Section 8.1, by deCODE pursuant to Section 8.3 or by deCODE pursuant to Section 8.4 following a deCODE Notice under the Strategic Alliance Agreement, deCODE shall reimburse the Institutions for contractual commitments and financial obligations incurred by such Institutions during the Crosswalk Development Period if such financial obligations or contractual commitments cannot reasonably be cancelled by such Institutions. The Institutions shall use their best efforts to terminate or cancel all contractual commitments and other financial obligations as soon as possible to avoid incurring additional expenses.

                  8.5.2 In the event that this Agreement is terminated by deCODE pursuant to Section 8.3:

                           (a)      The Institutions shall use all reasonable
efforts to immediately commence winding down the Crosswalk Project upon receipt of such notice of termination from deCODE; and

                           (b)      deCODE shall reimburse the Institutions for
the direct salary costs incurred by the Institutions, for a period of six months after the effective date of such termination, of any M.D., Ph.D. or equivalent information technology personnel who is deriving 50% or more of his or her salary from the Crosswalk Project being funded by deCODE during the three month period preceding the notice of termination.

                  8.5.3 In the event that this Agreement is terminated by deCODE pursuant to Section 8.2, all funding obligations of deCODE shall cease as of the effective date of such termination.

                  8.5.4 In the event that this Agreement is terminated by deCODE pursuant to Section 8.4 following an Institution Notice under the Strategic Alliance Agreement:

                           (a)      All funding obligations of deCODE shall
cease immediately upon receipt of notice of such termination of the Strategic Alliance Agreement; and

                           (b)      The Institutions shall use all reasonable
efforts to immediately commence winding down the Crosswalk Project upon receipt of such notice of termination from deCODE.

                  8.5.5 Upon the early termination of this Agreement during the Crosswalk Development Period pursuant to Section 8.1, 8.2, 8.3 or 8.4 or in the event of the expiration of the Crosswalk Development Period under this Agreement, the Parties' rights and obligations with respect to Confidential Information and the use of the Crosswalk Intellectual Property Rights shall be governed by the Strategic Alliance Agreement, and the Parties' rights and obligations with respect to the Other Technology shall be governed by the Software License Agreement applicable to such Other Technology.

9.       Alternative Dispute Resolution.

         9.1 Negotiation. The Parties shall attempt in good faith to resolve, through negotiation, any dispute, claim or controversy arising out of or relating to this Agreement. Any Party may initiate negotiations by providing written notice in letter form to the other Parties, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five (5) days with a written statement of its position on, and recommended solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.

         9.2 Arbitration. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties according to Section 9.1 shall be submitted for final and binding arbitration before JAMS/Endispute ("JAMS") pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and shall be held at a mutually agreeable location or in New York City. Any Party may commence the arbitration process pursuant to this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Parties. Unless the Parties otherwise agree in writing, the arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is greater than $250,000, exclusive of interest; or the arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is $250,000 or less, exclusive of interest. The Parties shall cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings; provided, however, that all arbitrators must be knowledgeable in the biotechnology and bioinformatics industries and, in the case of a dispute concerning the Crosswalk, the software development industry, and must not be affiliated through employment or otherwise with a competitor of any Party, as determined through mutual assent of the Parties. The Parties shall participate in the arbitration in good faith, and shall share equally in its costs. The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the Party against whom enforcement is ordered.

         9.3 Injunctive Relief. This Section 9 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by any other Party which would cause irreparable harm to the first Party.

10.      Miscellaneous.

         10.1 Governing Law. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

         10.2. Independent Contractors. No Party shall have the right to direct or control the activities of any other Party or other Party's personnel in the Crosswalk Project, and each Party shall act hereunder only as an independent contractor; nothing herein contained shall be construed to be inconsistent with that relationship or status. Under no circumstances shall Institution or any Institution Personnel be considered to be an employee or agent of deCODE, or deCODE or any deCODE Personnel be considered any employee or agent of any Institution. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

         10.3 Assignment. No Party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other Parties, which consent shall not be unreasonably withheld; provided, however, that any Party may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement.

         10.4 Notices. All notices, demands, payments and other communications of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered, or when shipped by private express carrier (signature required), shipment charges prepaid, or when sent via facsimile transmission (receipt verified) to the Party to whom delivery shall be made at the respective addresses as set out below.

If to Partners, to:                                          With a copy to:

Partners HealthCare System, Inc.                             Partners HealthCare System, Inc.
Prudential Tower, 800 Boylston Street                        Prudential Tower, 800 Boylston Street
Boston, Massachusetts, 02199-8001                            Boston, Massachusetts, 02199-8001
Attn:  Crosswalk Coordinator                                 Attn: Vice President,  Corporate  Sponsored Research and
Institution Agreement #________                              Licensing
Telephone: (617) 726-5518                                    Telephone: (617) 278-1088
Facsimile: (617) 726-5501                                    Facsimile: (617) 236-4906

If to MGH, to:                                               If to BWH, to:

Massachusetts General Hospital                               The Brigham and Women's Hospital, Inc.
149 13th Street, Suite 1101                                  1249 Boylston St., Suite 201 Boston, MA 2215
Charlestown, MA 02129                                        Attn:   Director,   Corporate   Sponsored  Research  and
Attn:  Director, Corporate Sponsored Research and Licensing  Licensing
Institution Agreement #2000A001263                           Institution Agreement #A3329
Telephone: (617) 278-1068                                    Telephone: (617) 525-6010
Facsimile: (617) 278-1668                                    Facsimile: (617) 525-6011

If to  deCODE, to:

deCODE genetics Ltd.
Lynghalsi 1
IS-110 Reykjavik, Iceland
Attn: Crosswalk Coordinator
Telephone:  +354-570-1900
Facsimile:  +354-570-1901

         10.5 Modification. No modification or waiver of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by all Parties.

         10.6 Waiver. No waiver of any rights shall be effective unless assented to in writing by the Party to be charged with such waiver, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

         10.7 Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         10.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided however, that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to deCODE or to Institutions.

         10.9 Construction. The Parties have participated equally in the creation of this Agreement; the language of this Agreement shall not be presumptively construed against either Party.

         10.10 Survival. The provisions of Sections 1, 3.3, 4, 5, 6, 7, 8.5, 9, 10.1, 10.8, 10.9 and 10.10 shall survive any expiration or termination of this Agreement.

         10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but all of which together shall constitute one and the same agreement.

                                       ***

In witness whereof, each of the Institutions and deCODE have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

PARTNERS HEALTHCARE SYSTEM, INC.                     DECODE GENETICS LTD.

BY: __/s/ Eugene Braunwald_______           BY: ___/s/ Kari Stefansson________

NAME: __Eugene Braunwald_______             NAME: ___Kari Stefansson________

TITLE: __V.P. Academic Programs__           TITLE: __President and CEO_______

DATE: ___ 5/16/2000_____________            DATE:   ___5/11/2000_____________


THE GENERAL HOSPITAL CORPORATION            THE BRIGHAM AND WOMEN'S HOSPITAL,
D.B.A. MASSACHUSETTS GENERAL HOSPITAL       INC.


BY: __/s/ Marvin C. Guthrie______           BY: ___/s/ Brian N. Hicks_________

NAME: __Marvin C. Guthrie, J.D._            NAME: ___Brian N. Hicks_________

TITLE: _V.P. Patents, Licensing__           TITLE: ____Director, Corporate____
        and Industry Sponsored                         Sponsored Research
        Research                                       and Licensing
DATE:   _11_May_2000_________               DATE: ___5/12/2000______________

                                   APPENDIX A
                                    WORK PLAN



                                 (see attached)

                                   APPENDIX B
                                     BUDGET


                                 (see attached)

                                   APPENDIX C
                      LIST OF INTELLECTUAL PROPERTY RIGHTS


                 (to be prepared and updated from time to time)










PARTNERS HEALTHCARE SYSTEM, INC.            DECODE GENETICS LTD.

BY: _____________________________           BY: ______________________________

NAME: __________________________            NAME: ___________________________

TITLE: __________________________           TITLE: ___________________________

DATE:  __________________________           DATE: ___________________________

THE GENERAL HOSPITAL CORPORATION            THE BRIGHAM AND WOMEN'S HOSPITAL,
D.B.A. MASSACHUSETTS GENERAL HOSPITAL       INC.

BY: _____________________________           BY: ______________________________

NAME: __________________________            NAME: ___________________________

TITLE: __________________________           TITLE: ___________________________

DATE:  __________________________           DATE: ___________________________

                                   APPENDIX D
                           LIST OF EMBEDDED TECHNOLOGY


                 (to be prepared and updated from time to time)









PARTNERS HEALTHCARE SYSTEM, INC.            DECODE GENETICS LTD.

BY: _____________________________           BY: ______________________________

NAME: __________________________            NAME: ___________________________

TITLE: __________________________           TITLE: ___________________________

DATE:  __________________________           DATE: ___________________________

THE GENERAL HOSPITAL CORPORATION            THE BRIGHAM AND WOMEN'S HOSPITAL,
D.B.A. MASSACHUSETTS GENERAL HOSPITAL       INC.

BY: _____________________________           BY: ______________________________

NAME: __________________________            NAME: ___________________________

TITLE: __________________________           TITLE: ___________________________

DATE:  __________________________           DATE: ___________________________

                                                      [DECODE GENETICS GRAPHIC]


[PARTNERSHEALTHCARE GRAPHIC]                          Lynghalsi 1
                                                      IS-110 Reykjavik
                                                      ICELAND
                                                      Phone: (354) 570-1900
                                                      Fax: (354) 570-1981
                                                      E-mail: info@decode.is
                                                      Web Page: www.decode.is


FOR IMMEDIATE RELEASE

                     PARTNERS HEALTHCARE AND DECODE GENETICS
                           JOIN FORCES AGAINST DISEASE

Reykjavik, Iceland, and Boston, Massachusetts, May 25, 2000 -- Partners HealthCare System Inc. (www.partners.org), founded by the Massachusetts General and Brigham and Women's hospitals, and deCODE genetics (www.decode.com), the Icelandic genomics company, today announced the signing of a broad-based strategic research agreement. Through a better understanding of the genetic components of disease, the alliance aims to pioneer new diagnostic and therapeutic approaches to common illnesses and to develop leading-edge bio-informatics that can improve the quality of healthcare.

The three-year agreement includes research and business collaborations in three distinct areas. First, the alliance will enable Partners and deCODE scientists to form joint research teams to identify and compare disease-causing genes or loci responsible for diseases in both the Icelandic and Massachusetts populations. Second, the two entities will be able to collaborate on basic research related to these new genes and on the discovery of novel approaches to preventing and treating common diseases. Third, deCODE will provide Partners with healthcare informatics systems resulting from deCODE's development of the Icelandic Health Sector Database (IHD). These technologies will strengthen Partners' existing information system infrastructure, enabling a more comprehensive population-based approach for its genetics research and facilitating collaborations between the two parties. deCODE has the right to develop and market products and services resulting from the collaborative research programs.

The alliance expects to capitalize upon ongoing work to sequence the human genome. It thus represents an opportunity for academia and industry to work together and turn raw genomics data into practical knowledge that can significantly improve health and healthcare delivery. The relationship will leverage both deCODE's expertise in population genomics - a field applying genetic and molecular biology techniques to populations in order to identify the genetic components of disease - and the genetics and medical expertise of Partners' scientific staff. Most importantly, clinical researchers from both parties will be able to employ leading science and bio-informatics technology to compare the occurrence of disease-causing genes within the small, homogeneous Icelandic population and Partners' highly diverse patient base in the Boston area.

Dr. Samuel O. Thier, President and CEO of Partners said: "Strengthening our ability to understand the genetic causes of disease can enhance the quality of the healthcare we provide to our patients. This relationship with deCODE brings Partners the tools and technology to help translate modern genetic advances to the patient bedside."

                                     (more)

PARTNERS HEALTHCARE AND DECODE JOIN FORCES AGAINST DISEASE...PAGE 2 OF 2


Dr. Kari Stefansson, CEO of deCODE genetics, said: "This collaboration will provide a unique opportunity for our scientists to integrate the discoveries we make in Iceland with the best of the American healthcare system."

deCODE genetics is a genomics and health informatics company developing products and services for the healthcare industry. Through its population-based genomics approach and data-mining techniques, deCODE seeks to transform raw genomics data into marketable knowledge about human health and disease, and to develop vanguard medical informatics technology.

Partners HealthCare System, Inc. is an integrated healthcare delivery system based in Boston. The system includes primary care physicians and specialists, community hospitals, the two founding academic medical centers and other health-related entities. The member organizations of Partners are dedicated to enhancing patient care, teaching and research, and to taking a leadership role as an integrated healthcare system.

                                       ###


Contacts:

Ernie Knewitz                               Jennifer Watson
Noonan/Russo Ltd.                           Partners Healthcare
+44 (0) 207 726 4452                        +1 617 278 1031
ernie.knewitz@noonanrusso.com               jwatson@partners.org

                           SOFTWARE LICENSE AGREEMENT

                                     BETWEEN

                        PARTNERS HEALTHCARE SYSTEM, INC.,
                        THE GENERAL HOSPITAL CORPORATION,
                     D.B.A. MASSACHUSETTS GENERAL HOSPITAL,
                     THE BRIGHAM AND WOMEN'S HOSPITAL, INC.

                                       AND

                              deCODE GENETICS LTD.

                            DATED ____________, 2000

                           SOFTWARE LICENSE AGREEMENT

         THIS SOFTWARE LICENSE AGREEMENT (together with all schedules and appendices, this "Agreement"), dated as of ____________, 2000 ("Effective Date"), by and among Partners HealthCare System, Inc., a Massachusetts not-for-profit corporation with its principal place of business at Prudential Tower, 800 Boylston Street, Boston, Massachusetts, 02199-8001 ("Partners"); The General Hospital Corporation d.b.a. Massachusetts General Hospital, a Massachusetts not-for-profit corporation having its principal offices at 55 Fruit Street, Boston, MA 02114 ("MGH"); The Brigham and Women's Hospital, Inc., a Massachusetts not-for-profit corporation having its principal offices at 75 Francis Street, Boston, MA 02115 ("BWH") (collectively with Partners and MGH, the "Institutions"); and deCODE genetics Ltd., an Icelandic corporation which is a wholly-owned subsidiary of deCODE genetics, Inc., a Delaware corporation, and having its principal offices at Lynghalsi 1, IS-110 Reykjavik, Iceland ("deCODE"). Partners, MGH, BWH and deCODE are each, individually, a "Party" and, collectively, the "Parties".

                             PRELIMINARY STATEMENTS

         A. deCODE is building a database based on phenotypic healthcare information that deCODE is collecting using the homogeneous Icelandic population (the "Icelandic Healthcare Database" or "IHD") and a database based on genotypic information that deCODE intends to collect (the "deCODE Genotype Database" and collectively with the IHD, the "deCODE Database"). Institutions are creating a database based on the phenotypic and genotypic information that Institutions are collecting in connection with internal research using various heterogeneous populations ("Research Patient Data Registry" or "RPDR") (the deCODE Database and the RPDR are individually referred to as a "Database" and collectively referred to as the "Databases").

         B. Institutions and deCODE have entered into an alliance agreement (the "Strategic Alliance Agreement") to create an information technology bridge described in the Strategic Alliance Agreement as the Crosswalk, to facilitate studies with the deCODE Database and the RPDR, and to develop new products and services relating to the use of the Crosswalk for future pharmaceutical and biotechnology applications.

         C. To create the Crosswalk, the Parties have agreed to develop and contribute Crosswalk Technology pursuant to the Crosswalk Development Agreement. In addition to Crosswalk Technology, deCODE has developed or is developing certain other technology outside the scope of the Crosswalk, to which Institutions wish to obtain a license.

         D. deCODE is willing to grant Institutions such a license, and Institutions are willing to accept such a license to such other technology, upon the terms and conditions set forth in this Agreement.

         Institutions and deCODE have, therefore, agreed as follows:

1.       Definitions.

         1.1 "BWH" shall have the meaning assigned to such term in the Introductory paragraph.

         1.2 "Clinical Trial Agreement" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.3 "Confidential Information" shall have the meaning assigned to such term in Section 5.1.

         1.4 "Crosswalk" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.5 "Crosswalk Development Agreement" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.6 "Databases" shall have the meaning assigned to such term in the Background section.

         1.7 "deCODE" shall have the meaning assigned to such term in the Introductory paragraph.

         1.8 "deCODE Database" shall have the meaning assigned to such term in the Background section.

         1.9 "deCODE Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.10 "Disclosing Party" shall have the meaning assigned to such term in
Section 5.1.

         1.11 "Documentation" means the textual or graphical materials and instructions, if any, whether in written or electronic medium, provided by deCODE for use in connection with the Program.

         1.12 "Effective Date" shall have the meaning assigned to such term in the Introductory paragraph.

         1.13 "Icelandic Healthcare Database" or "IHD" shall have the meaning assigned to such term in the Background section.

         1.14 "Institution" and "Institutions" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.15 "Institution Inventions" shall have the meaning assigned to such term in Section

2.4.

         1.16 "Institution Notice" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.17 "Internal Research" shall mean research conducted by Institutions in connection with Institutions' education and patient care objectives that is funded by national or federal grants or public or private foundations which have no obligations with respect thereto to commercial entities. Internal Research shall specifically not include, without limitation, any research conducted at or by Institutions pursuant to funding or sponsorship by any commercial third party or by any private or public foundation with obligations with respect thereto to a commercial entity.

         1.18 "JAMS" shall have the meaning assigned to such term in Section
7.2.

         1.19 "Licensed Materials" shall mean the Program and Documentation, collectively.

         1.20 "Licensed Technology" shall mean the design, source code, algorithms, flowcharts and diagrams, if any, whether in written or electronic medium, and the like) identified on Appendix B attached, but does not include the Program or the Documentation. Other Technology also excludes any information output derived from the use of the Program.

         1.21 "MGH" shall have the meaning assigned to such term in the Introductory paragraph.

         1.22 "Other Technology" shall mean the Licensed Materials and the Licensed Technology, collectively.

         1.23 "Partners" shall have the meaning assigned to such term in the Introductory paragraph.

         1.24 "Party" and "Parties" shall have the meanings assigned to such terms in the Introductory paragraph.

         1.25 "Program" means the software program, in object code format only, and such other information, all as identified on Appendix A attached, and all updates, de-bugs, improvements and enhancements thereto that deCODE provides to Institutions pursuant to Section 2.3.

         1.26 "Receiving Party" shall have the meaning assigned to such term in
Section 5.1.

         1.27 "Research Patient Data Registry" or "RPDR" shall have the meaning assigned to such term in the Background section.

         1.28 "Sponsored Research Agreement" shall have the meaning assigned to such term in the Strategic Alliance Agreement.

         1.29 "Strategic Alliance Agreement" shall have the meaning assigned to such term in the Background section.

         1.30 "Third Party Software" shall have the meaning assigned to such term in Section 3.4.

2.       License Grants; Delivery of Other Technology.

         2.1 By deCODE for Licensed Materials. deCODE hereby grants Institutions a non-exclusive, non-transferable, royalty-free, perpetual (unless this Agreement is terminated pursuant to Section 6.1) right and license, without the right to grant sublicenses, during the term of this Agreement to use the Licensed Materials as follows:

                  2.1.1 For the period beginning on the Effective Date and ending eighteen (18) months after the Effective Date (the "Installation Period"), Institutions shall use the Licensed Materials solely for purposes of developing the Crosswalk and for Internal Research.

                  2.1.2 Upon the expiration of the Installation Period, provided that Institutions have complied with all terms and conditions of this Agreement, the Strategic Alliance Agreement and the Crosswalk Development Agreement, Institutions shall have the right to use the Licensed Materials for any purpose, except as otherwise provided in Section 3.2 and in this Section 2.1.2(a) and
(b):

                           (a) Institutions shall not have the right to sell,
sublicense or distribute the Licensed Materials; and

                           (b) Institutions shall not have the right to install
or transfer the Licensed Materials to a physical location outside of Institutions' facilities.

         2.2 By deCODE for Licensed Technology. To the extent that Institutions desire any Licensed Technology, or deCODE believes that Institutions need any Licensed Technology and Institutions agree, deCODE shall provide such Licensed Technology (in written or electronic medium), such Licensed Technology shall be described on Appendix B attached, and deCODE hereby grants Institutions a non-exclusive, non-transferable, royalty-free, perpetual (unless this Agreement is terminated pursuant to Section 6.1) right and license, without the right to grant sublicenses, during the term of this Agreement to use such Licensed Technology solely to the extent necessary to use the Licensed Materials. All prohibitions and restrictions on use of the Licensed Materials as provided in
Section 2.1 shall apply to such Licensed Technology.

         2.3 De-Bugs and Updates. deCODE shall provide Institutions, pursuant to this Agreement, with all de-bugs and updates with respect to the Program, in object code only, and related Documentation, if any, that deCODE may own or control and that is reasonably necessary to the development and use of the Crosswalk during the Installation Period, at no additional cost or expense to Institutions. To the extent deCODE creates any de-bugs or updates during the

Installation Period that are not reasonably necessary to the development and use of the Crosswalk, or any material improvements of or enhancements to the Program, deCODE and Institutions shall negotiate in good faith the right to obtain same under terms that are mutually acceptable to the Parties. Institutions hereby acknowledge receipt of one machine-readable copy of the Program and Documentation in existence as of the Effective Date.

         2.4 By Institutions. Institutions hereby grant deCODE a co-exclusive (with Institutions), royalty-free, perpetual right and license, with the right to grant sublicenses, to make, have made, use, offer to sell, sell and have sold all alterations, modifications and improvements to the Other Technology created or developed during the term of this Agreement by any of the Institutions' professional staff, graduate students, undergraduate students, employees or consultants who have access to the Other Technology (collectively, the "Institution Inventions"), whether or not entitled to copyright, patent or other protection. Each Institution shall promptly disclose all Institution Inventions to deCODE.

3.       Agreements, Responsibilities of Institutions.

         3.1 Ownership. Each Institution acknowledges and agrees that Institutions shall obtain only the specific, limited rights granted under this Agreement and that all other right, title and interest in and to the Other Technology and all derivatives thereof, as well as all patents, patent applications, copyrights, trade secrets, trademarks or other proprietary rights with respect thereto, except Institution Inventions, are, and shall continue to be, owned solely by deCODE. deCODE acknowledges and agrees that all right, title and interest in and to Institution Inventions, as well as all patents, patent applications, copyrights, trade secrets, trademarks or other proprietary rights with respect thereto, are, and shall continue to be, owned solely by Institutions, subject to the license granted to deCODE in Section 2.4.

         3.2 Negative Covenants. Except to the extent expressly authorized by this Agreement, Institutions shall not:

                  3.2.1 Convert the Licensed Technology to another programming language;

                  3.2.3 Alter or remove any of deCODE's proprietary rights notices that appear in or on the Other Technology;

                  3.2.4 Reproduce, distribute, encumber, sell, rent, lease, sublicense or otherwise transfer rights to the Other Technology;

                  3.2.5 Decompile, disassemble, reverse engineer or otherwise derive any source code of the Other Technology, or attempt to do so, or assist others in doing so or attempting to do so;

                  3.2.6 Use, reproduce or emulate any trademarks, logos, trade dress or other proprietary devices of deCODE (collectively, the "Marks") that identify deCODE as the origin of the Other Technology, except as expressly required in this Agreement;

                  3.2.7 Take any action to jeopardize, limit or interfere in any manner with deCODE's ownership of or rights with respect to the Other Technology; or

                  3.2.8 Violate or fail to comply with all laws or regulations applicable to the exploitation of Institutions' rights, and the fulfillment of Institutions' obligations, under this Agreement (including, without limitation, the applicable export control laws of any jurisdiction).

         3.3 Selection of Other Technology. Institutions accept responsibility for selection of the Other Technology to achieve Institutions' intended results and, except as expressly provided in Section 4.2, for any loss or damage caused by Institutions' use of the Other Technology.

         3.4 Obtaining Third Party Licenses. Each Institution acknowledges that the Other Technology is in part designed to collect and organize the output from software developed and/or owned by third parties (the "Third Party Software") and that the right and license granted under this Agreement do not pertain to the Third Party Software. Therefore, each Institution acknowledges and agrees that such Institution shall be solely responsible for obtaining all licenses that are necessary or appropriate to allow such Institution to use the Third Party Software in conjunction with the Other Technology.

         3.5 Use of deCODE's Marks by Institutions. Institutions shall use deCODE's name and/or Marks, as directed and approved from time to time by deCODE, in connection with its use of deCODE's Other Technology in performance of any services for a third party using the Other Technology or in connection with any publication concerning results or services using deCODE's Other Technology. Institutions acknowledge and agree that such use is intended to advise third parties of Institutions' use of the Other Technology.

         3.6 Use of Institutions' Name by deCODE. deCODE shall have the right, but not the obligation, to use Institutions' names and refer to Institutions' use of deCODE's Other Technology in connection with deCODE's advertising or marketing of the Other Technology or products or services relating to such Other Technology, provided that such use has been approved in advance by the Public Affairs Officer of the Institution whose name, trademark, logo, symbol or image is to be so used.

4.       Representations and Warranties; Disclaimer of Warranty, Liability.

         4.1 Limited Warranty. deCODE hereby represents and warrants to Institutions that, except as provided in Section 3.4, deCODE owns, and/or has obtained sub-licensable licenses for, all proprietary rights, including copyrights, with respect to the Other Technology.

         4.2 Obligation to Obviate Infringement. If a court of competent jurisdiction rules, or deCODE shall otherwise decide, in its sole discretion, that the Other Technology infringes the proprietary rights of any third party or that deCODE otherwise has breached its representations and warranties under
Section 4.1, deCODE's sole obligation shall be, at deCODE's sole discretion:

                  4.2.1 To procure for Institutions, at no cost to Institutions, the right to continue to use the Other Technology;

                  4.2.2 To replace or modify the Other Technology, at no cost to Institutions, to make it non-infringing; or

                  4.2.3 If in deCODE's judgment the right to continue to use the Other Technology cannot reasonably be procured or the Other Technology cannot reasonably be replaced or modified, to terminate this Agreement pursuant to
Section 6.1.4.

         4.3 Disclaimer of Liability Concerning Third Party Software. Notwithstanding any other provision of this Agreement, deCODE shall have no liability in the event that any Institution is unable to procure any license with respect to the Third Party Software or in the event that any Institution infringes, or is alleged to infringe, the proprietary rights of any third party with respect to the Third Party Software.

         4.4 Disclaimer of Warranties; Institutions' Assumption of Responsibility. THE OTHER TECHNOLOGY IS PROVIDED FREE OF CHARGE, ON AN "AS IS" BASIS. THEREFORE, EXCEPT AS STATED IN SECTION 4.1, DECODE MAKES NO, AND HEREBY DISCLAIMS ALL, WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE OTHER TECHNOLOGY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF DESIGN, FREEDOM FROM DEFECTS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE. THE ENTIRE RISK AS TO THE QUALITY OF AND PERFORMANCE OF THE OTHER TECHNOLOGY SHALL BE BORNE BY INSTITUTIONS. EXCEPT AS PROVIDED IN SECTION 2.3 WITH RESPECT TO DE-BUGS AND UPDATES, IF THE OTHER TECHNOLOGY PROVES DEFECTIVE IN ANY RESPECT, INSTITUTIONS, AND NOT DECODE, SHALL BE RESPONSIBLE FOR THE ENTIRE COST OF ANY SERVICE OR REPAIR.

         4.5 No Liability. IN NO EVENT SHALL DECODE BE LIABLE TO INSTITUTIONS FOR ANY DIRECT OR INDIRECT DAMAGES RESULTING FROM OR RELATED TO THE OTHER TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF GOOD WILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOSS OF DATA, INFRINGEMENT AND ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF DECODE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE) UPON WHICH A CLAIM FOR DAMAGES OR RELIEF IS BASED.

5.       Confidentiality.

         5.1 Generally. During the term of this Agreement and for a period of 10 years thereafter, each Party (the "Receiving Party") shall keep confidential any and all information obtained from the other Party (the "Disclosing Party") relating to the Other Technology (all such information obtained by both Parties, collectively, the "Confidential Information"), and shall not disclose to any third party or use for any purpose not contemplated by this Agreement the Confidential Information of the Disclosing Party. Each Party shall disclose Confidential Information of the other Party to such Party's directors, officers, employees and agents only on a strict need-to-know basis and only if each such person has agreed to be bound by confidentiality provisions at least as protective of the Confidential Information of the other Party as set forth in this Section 5. Each Institution acknowledges and agrees that the Licensed Technology and the Documentation constitute Confidential Information of deCODE, and deCODE acknowledges and agrees that the use of the Program by Institutions, and any information output from such use, does not constitute disclosure of Confidential Information of deCODE.

         5.2 Exceptions. Notwithstanding Section 5.1, a Receiving Party shall have no obligation to maintain the confidentiality of any Confidential Information of the Disclosing Party that the Receiving Party can prove, through contemporaneous written evidence:

                  5.2.1 Was in the Receiving Party's lawful possession prior to disclosure to the Receiving Party;

                  5.2.2 Is later lawfully made available to the Receiving Party by a third party having no obligation of confidentiality to the Disclosing Party;

                  5.2.3 Is, or later becomes, available to the public through no act or omission of the Receiving Party; or

                  5.2.4 Is shown by documentary evidence in Institutions' possession and control to have been independently developed by personnel of Institutions who did not have access to such Confidential Information.

6.       Termination.

         6.1 Termination. deCODE may terminate this Agreement upon written notice to Institutions:

                  6.1.1 In the event that any Institution breaches a material term of Section 3.2;

                  6.1.2 In the event that any Institution breaches a material term of this Agreement (other than Section 3.2) and fails to cure such breach within sixty (60) days of receipt of written notice identifying such material breach; or

                  6.1.3 In the event that deCODE terminates the Crosswalk Development Agreement or the Strategic Alliance Agreement as a result of a breach by any Institution, as provided in such Agreements; or

                  6.1.4 In the event that the Strategic Alliance Agreement is terminated pursuant to Section 10.5 thereof following an Institution Notice under the Strategic Alliance Agreement; or

                  6.1.5 In the event deCODE makes the determination described in
Section 4.2.3.

         6.2      Effect of Termination.

                  6.2.1 Promptly after termination of this Agreement pursuant to
Section 6.1, Institutions shall return to deCODE, or destroy, at deCODE's sole discretion, the Other Technology in any of the Institutions' possession or control.

                  6.2.2 Termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination. Such termination shall not relieve either Party from obligations that are expressly indicated to survive termination of this Agreement.

7.       Alternative Dispute Resolution.

         7.1 Negotiation. The Parties shall attempt in good faith to resolve, through negotiation, any dispute, claim or controversy arising out of or relating to this Agreement. Either Party may initiate negotiations by providing written notice in letter form to the other Parties, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five (5) days with a written statement of its position on, and recommended solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority shall meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.

         7.2 Arbitration. Except with respect to breaches for which a Party is seeking injunctive relief, all disputes between the Parties relating to this Agreement or the subject matter hereof which cannot be resolved by the Parties according to Section 7.1, shall be submitted for final and binding arbitration before JAMS/Endispute ("JAMS") pursuant to the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and shall be held at a mutually agreeable location or in New York City. Either Party may commence the arbitration process pursuant to this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Parties. Unless the Parties otherwise agree in writing, the arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is greater than $250,000, exclusive of interest; or the arbitration shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration if the amount in controversy is $250,000 or less, exclusive of interest. The Parties shall cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings; provided however, that all arbitrators must be knowledgeable and experienced in the biotechnology and bioinformatics industries and, in the case of a dispute concerning the Crosswalk, the software development industry, and must not be affiliated through employment or otherwise with a competitor of any Party, as determined through mutual assent of the Parties. The Parties shall participate in the arbitration in good faith, and shall share equally in its costs. The provisions of this Section may be enforced by any Court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the Party against whom enforcement is ordered.

         7.3 Injunctive Relief. This Section 7 shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party, which would cause irreparable harm to the first Party.

8.       Miscellaneous.

         8.1 Governing Law. This Agreement shall be governed by, construed, and interpreted in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

         8.2 Independent Contractors. The relationship of deCODE and Institutions established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) constitute the Parties or their employees as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (b) allow any of the Parties hereto to create or assume any obligation on behalf of another Party hereto for any purpose whatsoever.

         8.3 Assignment. No Party shall assign its rights or duties under this Agreement to another without the prior express written consent of the other Parties, which consent shall not be unreasonably withheld; provided, however, that any Party may assign this Agreement to a successor in ownership of all or substantially all its business assets. Such successor shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Agreement.

         8.4 Entire Agreement. This Agreement, the Strategic Alliance Agreement, Sponsored Research Agreements and Clinical Trial Agreements (including any License Agreements entered into pursuant thereto), other Software License Agreements, and the Crosswalk Development Agreement constitute the entire and only agreements between the parties relating to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are superseded by these agreements.

         8.5 Notices. All notices, demands and other communications of every kind and description whatsoever required or permitted under this Agreement shall be in writing and shall be deemed to have been received when personally delivered, or when shipped by private express carrier (signature required), shipment charges prepaid, or when sent via facsimile transmission (receipt verified) to the Party to whom delivery shall be made at the respective addresses as set out below.

If to Partners, to:                                                      With a copy to:

Partners HealthCare System, Inc.                                         Partners HealthCare System, Inc.
Prudential Tower, 800 Boylston Street                                    Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199-8001                                         Boston, Massachusetts, 02199-8001
Attn:  Crosswalk Coordinator                                             Attn:  Vice President, Corporate Sponsored Research and
Institution Agreement #________                                          Licensing
Telephone:  (617) 726-5518                                               Telephone:  (617) 278-1088
Facsimile:  (617) 726-5501                                               Facsimile:  (617) 236-4906

If to MGH, to:                                                           If to BWH, to:

Massachusetts General Hospital                                           The Brigham and Women's Hospital, Inc.
149 13th Street, Suite 1101                                              1249 Boylston St., Suite 201
Charlestown, Massachusetts 02129                                         Boston, Massachusetts 02215
Attn:  Director, Corporate Sponsored Research and Licensing              Attn:  Director, Corporate Sponsored Research and
Institution Agreement #________                                          Licensing
Telephone:  (617) 726-8608                                               Institution Agreement #________
Facsimile:  (617) 726-1668                                               Telephone:  (617) 525-6010
                                                                         Facsimile:  (617) 525-6011

If to deCODE, to:

deCODE genetics Ltd.
Lynghalsi 1
IS-110 Reykjavik, Iceland
Attn: Crosswalk Coordinator
Telephone:  +354-570-1900
Facsimile:  +354-570-1901

         8.6 Modification. No modification or waiver of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by both Parties.

         8.7 Waiver. No waiver of any rights shall be effective unless assented to in writing by the Party to be charged and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

         8.8 Headings. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         8.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if the result of such action materially changes the economic benefit of this Agreement to deCODE or to Institutions.

         8.10 Construction. The Parties have participated equally in the creation of this Agreement; the language of this Agreement shall not be presumptively construed against either Party.

         8.11. Survival. All of the parties' respective rights and obligations under Sections 2.4, 3, 4.3, 4.4, 4.5, 5, 6.2, 8.1, 8.9, 8.10 and 8.11 shall survive termination of this Agreement.

         8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original document, but all of which together shall constitute one and the same agreement.

                                      * * *

         In witness whereof, each of the Institutions and deCODE have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

PARTNERS HEALTHCARE SYSTEM, INC.            deCODE GENETICS LTD.


BY: _____________________________           BY: ______________________________

NAME: __________________________            NAME: ___________________________

TITLE: __________________________           TITLE: ___________________________

DATE:  __________________________           DATE: ___________________________


THE GENERAL HOSPITAL CORPORATION            THE BRIGHAM AND WOMEN'S HOSPITAL,
D.B.A. MASSACHUSETTS GENERAL HOSPITAL       INC.


BY: _____________________________           BY: ______________________________

NAME: __________________________            NAME: ___________________________

TITLE: __________________________           TITLE: ___________________________

DATE:  __________________________           DATE: ___________________________

                                   APPENDIX A

                                     PROGRAM

                                   APPENDIX B

                               LICENSED TECHNOLOGY